     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1995

                                      REGISTRATION NOS. 33-60203 AND 33-60203-01
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                   TIME WARNER INC.                                              TIME WARNER
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)                         FINANCING TRUST
                      13-1388520                           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         (I.R.S. EMPLOYER IDENTIFICATION NO.)                                    36-7111845
                       DELAWARE                                     (I.R.S. EMPLOYER IDENTIFICATION NO.)
            (STATE OR OTHER JURISDICTION OF                                       DELAWARE
            INCORPORATION OR ORGANIZATION)                             (STATE OR OTHER JURISDICTION OF
                                                                       INCORPORATION OR ORGANIZATION)


                              75 ROCKEFELLER PLAZA
                              NEW YORK, N.Y. 10019
                                 (212) 484-8000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF EACH
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 PETER R. HAJE
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                TIME WARNER INC.
                              75 ROCKEFELLER PLAZA
                              NEW YORK, N.Y. 10019
                                 (212) 484-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

               JOHN M. BRANDOW                              WILLIAM P. ROGERS, JR.                     FAITH D. GROSSNICKLE
            DAVIS POLK & WARDWELL                          CRAVATH, SWAINE & MOORE                     SHEARMAN & STERLING
             450 LEXINGTON AVENUE                              WORLDWIDE PLAZA                         599 LEXINGTON AVENUE
             NEW YORK, N.Y. 10017                             825 EIGHTH AVENUE                        NEW YORK, N.Y. 10022
                (212) 450-4000                            NEW YORK, N.Y. 10019-7415                       (212) 848-8015
                                                                (212) 474-1270

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

PROSPECTUS (SUBJECT TO COMPLETION)                                [LOGO]

ISSUED AUGUST 4, 1995

                              12,057,561 PERCS'r'
      $   PREFERRED EXCHANGEABLE REDEMPTION CUMULATIVE SECURITIES (PERCS)
                          TIME WARNER FINANCING TRUST
                            ------------------------
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                                TIME WARNER INC.
                            ------------------------
            ISSUE PRICE AND AMOUNT PAYABLE UPON REDEMPTION BASED ON
              THE PER SHARE PRICE OF COMMON STOCK OF HASBRO, INC.
                            ------------------------
                 EXCHANGEABLE AT THE OPTION OF TIME WARNER INC.
                   FOR SHARES OF COMMON STOCK OF HASBRO, INC.
                            ------------------------
     The $ Preferred Exchangeable Redemption Cumulative Securities (the 'PERCS') offered hereby evidence preferred undivided beneficial interests in the assets of Time Warner Financing Trust, a statutory business trust formed under the laws of the State of Delaware (the 'Trust'). Time Warner Inc., a Delaware corporation ('Time Warner'), will directly or indirectly own all the common securities (the 'Common Securities' and, together with the PERCS, the 'Trust Securities') representing undivided beneficial interests in the assets of the Trust. The Trust exists for the purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of % Subordinated Notes due December 23, 1997 (the 'Subordinated Notes') of Time Warner. If, as a result of a default with respect to the Subordinated Notes, the assets of the Trust are insufficient to make payments of distributions or payments upon liquidation, redemption of the Trust Securities or otherwise, the holders of the PERCS will be entitled to be paid prior to the holders of the Common Securities with respect to such payments.

     Holders of the PERCS are entitled to receive cumulative cash distributions of $ per PERCS per annum, accruing from the date of issue and payable quarterly in arrears on the 30th day of March, June, September and December of each year, commencing September 30, 1995. The payment of distributions, out of moneys held by the Trust, and payments in liquidation of the Trust and upon the redemption of the PERCS are guaranteed by Time Warner (the 'Guarantee') to the extent the Trust has funds available therefor. See 'Description of the Guarantee'. The obligations of Time Warner under the Guarantee are subordinate and junior in right of payment to all other liabilities of Time Warner and pari passu with the most senior preferred stock issued, from time to time, if any, by Time Warner. The obligations of Time Warner under the Subordinated Notes are subordinate and junior in right of payment to all of Time Warner's present and future Senior Indebtedness (as defined herein to include Time Warner's outstanding indebtedness (including its 8 3/4% Convertible Subordinated Debentures due
2015), guarantees, letters of credit and certain other obligations), which aggregated approximately $10.1 billion at March 31, 1995. In addition to such Senior Indebtedness, Time Warner's obligations under the Guarantee and the Subordinated Notes are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries, which aggregated approximately $13.9 billion at March 31, 1995. Certain capitalized terms used on this cover page have the meanings ascribed to them under 'Glossary of Terms' herein.


                                                  (Cover continued on next page)

                            ------------------------


THE  PERCS HAVE BEEN AUTHORIZED FOR LISTING ON THE NEW YORK STOCK EXCHANGE UNDER
THE SYMBOL 'THA',  SUBJECT TO OFFICIAL  NOTICE OF ISSUANCE.   TRADING OF  THE
   PERCS  ON THE  NEW YORK  STOCK EXCHANGE IS  EXPECTED TO  COMMENCE WITHIN A
                30-DAY PERIOD AFTER THE DATE OF THIS PROSPECTUS.


                            ------------------------


 SEE 'RISK FACTORS' ON PAGE 10 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT
     SHOULD BE CAREFULLY CONSIDERED BY A PROSPECTIVE PURCHASER OF THE PERCS.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND  EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF  THIS PROSPECTUS. ANY REPRESENTATION  TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------
                               PRICE $    A PERCS
                            ------------------------

                                                                                           UNDERWRITING
                                                                           PRICE TO       DISCOUNTS AND          PROCEEDS TO
                                                                          PUBLIC(1)       COMMISSIONS(2)       THE TRUST(1)(3)
                                                                         ------------     --------------      ------------------
Per PERCS...........................................................          $             $     (3)                 $
Total...............................................................       $             $        (3)              $

- ------------
     (1) Plus a proportionate amount of the accrued distributions on the PERCS, if any, from the date of issue.

     (2) The Trust and Time Warner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriters'.

     (3) Because the gross proceeds of the sale of the PERCS will be invested in the Subordinated Notes, Time Warner has agreed to pay to the
         Underwriters a commission of $       per PERCS  (or $           in  the
         aggregate). See 'Underwriters'.

                            -----------------------------

     The PERCS are offered subject to prior sale, when, as and if accepted by the Underwriters named herein, and subject to approval of certain legal matters by Davis Polk & Wardwell and Shearman & Sterling, counsel for the Underwriters. It is expected that delivery of the PERCS will be made on or about August , 1995 at the offices of Morgan Stanley & Co. Incorporated, New York, New York, against payment therefor in New York funds.

                            ------------------------
                              MORGAN STANLEY & CO.
                                  INCORPORATED


August   , 1995


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Cover continued from previous page)
     On December 23, 1997 (the 'Mandatory Redemption Date'), or, if such date is not a Business Day (as defined herein), the next succeeding Business Day, each of the outstanding PERCS will be redeemed by the Trust, in cash, at a price per PERCS equal to (a) the lesser of (i) $54.41 and (ii) the Exchange Valuation Price (as defined herein) as of the Trading Day (as defined herein) immediately preceding December 17, 1997, of one share of Hasbro Common Stock (as defined herein) plus (b) an amount equal to all accrued and unpaid distributions thereon to but excluding the Mandatory Redemption Date. The foregoing is subject to Time Warner's right (the 'Time Warner Exchange Right') to require the holders of the PERCS to exchange on the Mandatory Redemption Date PERCS for a combination of Hasbro Common Stock and cash consisting of (a) one share of Hasbro Common Stock per PERCS (the 'Exchange Rate') in respect of the portion of each PERCS to be exchanged for Exchange Property (as defined herein), (b) cash in respect of the portion, if any, of each PERCS that is not to be exchanged for Exchange Property and (c) an amount in cash per PERCS equal to all accrued and unpaid distributions on the PERCS; provided, that if the Exchange Valuation Price of the Hasbro Common Stock as of the Trading Day immediately preceding December 17, 1997, is greater than $54.41 per share, Time Warner shall deliver in exchange for each PERCS (a) such number of shares of Hasbro Common Stock and cash, if any, having an aggregate value as of the Trading Day immediately preceding December 17, 1997, equivalent to $54.41 per PERCS and (b) an amount in cash equal to all accrued and unpaid distributions thereon. The Exchange Rate will be subject to adjustment upon the occurrence of certain events affecting the Hasbro Common Stock. See 'Description of the PERCS -- Effect of the LYONs on the Time Warner Exchange Right' and ' -- Adjustment of Exchange Rate and Exchange Property'.

     Subject to the exercise by Time Warner of the Time Warner Exchange Right, at any time and from time to time prior to the Mandatory Redemption Date, the Trust may call for redemption the outstanding PERCS, in whole or in part (any such redemption date an 'Optional Redemption Date') under the circumstances described herein. See 'Description of the PERCS -- Early Redemption of the PERCS' and ' -- Time Warner Exchange Right'. Upon any such redemption, each holder of PERCS will receive in exchange for each PERCS so called (a) cash in an amount equal to (i) $54.41 per PERCS plus (ii) an amount initially equal to $ per PERCS, declining by $ on each day following the date of issue of the PERCS (the 'Issue Date') to $0 on October 23, 1997, and thereafter (the 'Call Price'), plus (b) cash in an amount equal to all accrued and unpaid distributions on such PERCS.


     Upon the occurrence of a Tax Event or an Investment Company Event (each as defined herein) arising from certain changes in law or legal interpretation, Time Warner may dissolve the Trust with the result that the Subordinated Notes will be distributed to the holders of the Trust Securities on a pro rata basis, in lieu of any cash distribution. In certain limited circumstances Time Warner also will have the right to redeem the Subordinated Notes for cash with the result that the Trust will redeem the PERCS and the Common Securities on a Pro Rata Basis (as defined herein) for cash at the Special Redemption Price (as defined herein), plus accrued and unpaid distributions thereon. If the Subordinated Notes are distributed to the holders of the PERCS, Time Warner will use its reasonable best efforts to have the Subordinated Notes listed on the New York Stock Exchange. See 'Description of the PERCS -- Special Event Distribution or Redemption'.

     The opportunity for equity appreciation afforded by an investment in the PERCS is limited because the Mandatory Redemption Price is capped at $54.41. In the event that the Exchange Valuation Price of the Hasbro Common Stock as of the Trading Day immediately preceding (i) December 17, 1997, in the case of mandatory redemption, or (ii) the Optional Redemption Date or Special Redemption Date, in the case of any early redemption or special redemption, exceeds $54.41, owners of the PERCS will receive shares of Hasbro Common Stock for each PERCS on a less than one-for-one basis or cash in an amount that will be less than the then current market price of one share of Hasbro Common Stock. Because the price of Hasbro Common Stock is subject to market fluctuations, the amount of cash and the value of the Hasbro Common Stock received by an owner of PERCS upon mandatory redemption or any special redemption may be more or less than the amount paid for the PERCS.
     Holders of the PERCS have no right to require the early redemption of the PERCS or the exchange of the PERCS into shares of Hasbro Common Stock.

     The Hasbro Common Stock is listed on the American Stock Exchange ('AMEX'), under the symbol 'HAS'. On August 3, 1995, the reported last sale price of the Hasbro Common Stock on the AMEX was $30 7/8 per share. See 'Price Range and Dividend History of Hasbro Common Stock'.

     NO PERSON IS AUTHORIZED BY TIME WARNER, THE TRUST, THE UNDERWRITERS OR ANY DEALER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE PERCS, THE GUARANTEE AND THE SUBORDINATED NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------
                               TABLE OF CONTENTS


                                                                                                    PAGE
                                                                                                    ----

Summary of the Offering..........................................................................     4
Risk Factors.....................................................................................    10
Time Warner Inc..................................................................................    13
Time Warner Financing Trust......................................................................    14
Hasbro, Inc......................................................................................    15
Price Range and Dividend History of Hasbro Common Stock..........................................    16
Recent Developments..............................................................................    17
Selected Historical and Pro Forma Financial Information..........................................    19
Consolidated Capitalization......................................................................    24
Use of Proceeds..................................................................................    25
Description of the PERCS.........................................................................    26
Description of the Guarantee.....................................................................    44
Description of the Subordinated Notes............................................................    46
Effect of Obligations Under the Subordinated Notes and the Guarantee.............................    53
Federal Income Tax Considerations................................................................    54
ERISA Considerations.............................................................................    56
Underwriters.....................................................................................    57
Legal Matters....................................................................................    57
Experts..........................................................................................    57
Available Information............................................................................    58
Documents Incorporated by Reference..............................................................    59
Glossary of Terms................................................................................    60


     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE PERCS OFFERED HEREBY, THE HASBRO COMMON STOCK (AS DEFINED HEREIN), THE LYONS (AS DEFINED HEREIN) OR OTHER SECURITIES OF TIME WARNER OR HASBRO, INC. AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE AMERICAN STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            SUMMARY OF THE OFFERING


     The following summary of provisions relating to the PERCS is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Prospectus. Prospective purchasers of PERCS should carefully review such information. Certain capitalized terms used in this summary or elsewhere in this Prospectus have the meanings ascribed to them under 'Glossary of Terms' herein.


GENERAL

     The PERCS represent preferred undivided beneficial interests in the Trust's assets, which will consist of the Subordinated Notes. Subject to the exercise by Time Warner of the Time Warner Exchange Right, the PERCS are mandatorily redeemable for cash on December 23, 1997. In addition, the PERCS may be called for redemption in cash (a) in whole or in part, at any time or from time to time prior to the Mandatory Redemption Date at the Call Price in effect at such time and (b) under certain circumstances, upon the occurrence of a Tax Event or Investment Company Event at the Special Redemption Price in effect at such time, in each case plus accrued and unpaid distributions thereon. See 'Description of the PERCS -- Mandatory Redemption of the PERCS', ' -- Early Redemption of the PERCS' and ' -- Special Event Distribution or Redemption'. The Common Securities will be redeemed on a Pro Rata Basis with the PERCS in the case of a mandatory, early or special redemption. Any redemption of the PERCS for cash is subject to the exercise by Time Warner of the Time Warner Exchange Right to require the holders of the PERCS subject to such redemption to exchange on the Mandatory Redemption Date or the applicable Optional Redemption Date or Special Redemption Date, as the case may be, PERCS for Hasbro Common Stock or other Exchange
Property as described herein under 'Description of the PERCS -- Time Warner Exchange Right'.

DISTRIBUTIONS

     The holders of the PERCS are entitled to receive cumulative cash distributions of $ per PERCS per annum, or $ per quarter, accruing from
        , 1995 (the 'Issue Date') and payable quarterly in arrears on the 30th day of March, June, September and December of each year, commencing September 30, 1995, or, if any such date is not a Business Day, the next succeeding Business Day when, as and if available for payment by the Property Trustee, except as otherwise described herein. The first distribution payment will be for the period from and excluding the Issue Date to but excluding September 30, 1995. Distributions (or amounts equal to accrued and unpaid distributions) payable on the PERCS for any period shorter than a quarterly distribution period will be computed on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed in any such 30-day month. See 'Description of the PERCS -- Distributions'.

MANDATORY REDEMPTION OF THE PERCS

     Subject to the exercise by Time Warner of the Time Warner Exchange Right, on the Mandatory Redemption Date each of the outstanding PERCS will be redeemed by the Trust, in cash, at a price per PERCS equal to (a) the lesser of (i) $54.41 and (ii) an amount equal to the Exchange Valuation Price as of the
Trading Day immediately preceding December 17, 1997, of one share of Hasbro Common Stock (or, following the occurrence of an Exchange Adjustment Event, such amount of other Exchange Property as relates to one PERCS at such time) (the 'Mandatory Redemption Price') plus (b) an amount equal to all accrued and unpaid distributions on such PERCS to but excluding the Mandatory Redemption Date. The Exchange Property will be subject to adjustment upon the occurrence of certain events affecting the Hasbro Common Stock. See 'Description of the PERCS -- Mandatory Redemption of the PERCS'. The Exchange Valuation Price of the Hasbro Common Stock or other Exchange Property as of any Trading Day will be determined on the basis of the average of the closing sale prices of such Exchange Property for the five consecutive Trading Day period ending on and including such Trading Day. See 'Description of the PERCS -- Time Warner Exchange Right'.

EARLY REDEMPTION OF THE PERCS


     Subject to the exercise by Time Warner of the Time Warner Exchange Right, at any time and from time to time prior to the Mandatory Redemption Date, upon the call for redemption prior to maturity by Time Warner of the Subordinated Notes, the Trust shall call for redemption upon not less than 20 nor more than 45 Business Days' notice, outstanding Trust Securities having an aggregate stated amount equal to the aggregate principal amount of the Subordinated Notes so redeemed and deliver to the holders thereof in exchange for each Trust Security so called cash in an amount equal to the Call Price in effect on the Optional Redemption Date, plus cash in an amount equal to all accrued and unpaid distributions thereon for the period to but excluding the Optional Redemption Date. The 'Call Price' is initially equal to (a) $54.41 per Trust Security plus
(b)  an amount initially equal to $      per Trust Security, declining by $
for each day that shall have elapsed in the period from the Issue Date to but excluding the applicable Optional Redemption Date (the number of days in such period being computed on the basis of a 360-day year of twelve 30-day months) to $0 on October 23, 1997, and thereafter. See 'Description of the PERCS -- Early Redemption of the PERCS'. The stated amount of each Trust Security is equal to the per PERCS Price to Public shown on the cover page hereof. The principal amount of each Subordinated Note is equal to the Minimum Denomination thereof.


TIME WARNER EXCHANGE RIGHT

     Time Warner has the right to require the holders of outstanding PERCS subject to mandatory redemption on the Mandatory Redemption Date or called for redemption on any Optional Redemption Date or Special Redemption Date to exchange such PERCS for a combination of shares of Hasbro Common Stock or other Exchange Property and cash. If Time Warner shall have exercised the Time Warner Exchange Right in respect of the Mandatory Redemption Date, each PERCS shall be exchanged for (a) Exchange Property in respect of the portion of such PERCS to be exchanged for Exchange Property, based on the Exchange Rate in effect on the Trading Day immediately preceding December 17, 1997, (b) cash in respect of the portion, if any, of such PERCS that is not to be exchanged for Exchange Property and (c) cash in an amount equal to all accrued and unpaid distributions on such PERCS to but excluding the Mandatory Redemption Date; provided that if the Exchange Valuation Price as of the Trading Day immediately preceding December 17, 1997, of the amount of Exchange Property that relates to one PERCS is greater than $54.41 (based on the Exchange Rate in effect as of such date), Time Warner shall deliver in exchange for each PERCS in respect of which it exercised the Time Warner Exchange Right (a) (i) Exchange Property (valued on the basis of its Exchange Valuation Price as of such Trading Day) and (ii) at the option of Time Warner, cash, having an aggregate value equal to $54.41 per PERCS and (b) cash in an amount equal to all accrued and unpaid distributions on such PERCS to but excluding the Mandatory Redemption Date.

     If Time Warner shall have exercised the Time Warner Exchange Right in respect of any Optional Redemption Date or Special Redemption Date, each PERCS to be redeemed on any such date shall be exchanged for (a)(i) Exchange Property (valued on the basis of its Exchange Valuation Price as of the Trading Day immediately preceding the applicable Optional Redemption Date or Special Redemption Date) and (ii) at the option of Time Warner, cash, having an aggregate value equal to the Call Price or the Special Redemption Price in effect for each PERCS on such Optional Redemption Date or Special Redemption Date, as the case may be, and (b) cash in an amount equal to all accrued and unpaid distributions on such PERCS to but excluding the applicable Optional Redemption Date or Special Redemption Date, as the case may be.

     Time Warner will provide notice of any exercise of the Time Warner Exchange Right to the Property Trustee no later than 11:59 p.m., New York time, (a) on the second Business Day following December 17, 1997, in the case of PERCS subject to mandatory redemption and (b) on the Business Day immediately preceding the applicable Optional Redemption Date or Special Redemption Date, in the case of PERCS subject to early redemption or special redemption.

     In the event that the Subordinated Notes have been distributed to the holders of the PERCS, Time Warner will have the right to require the holders of such Subordinated Notes at maturity or upon any optional or special redemption thereof to exchange their Subordinated Notes for a combination of Exchange Property and cash as described herein. See 'Description of the Subordinated Notes -- Time Warner Exchange Right'.

EFFECT OF TIME WARNER'S OUTSTANDING LIQUID YIELD OPTION NOTES DUE 2012 ON THE TIME WARNER EXCHANGE RIGHT

     On December 10, 1992, Time Warner issued a series of Liquid Yield Option Notes due 2012 (Zero Coupon - Senior) (the 'LYONs' and each $1,000 principal amount at maturity thereof a 'LYON'). The LYONs are exchangeable at any time on or prior to maturity at the option of the holders thereof for 7.301 shares of Hasbro Common Stock per LYON (or, at Time Warner's option, cash in an equivalent amount), subject to adjustment upon the occurrence of certain events. On December 17, 1997, Time Warner has the right to redeem the LYONs for cash at a price of $397.27 per LYON (equal to the accreted value of each LYON as of such date). The redemption price as of December 17, 1997, is equivalent to $54.41 per share of underlying Hasbro Common Stock, calculated by dividing the $397.27 accreted value per LYON as of such date by the 7.301 shares of Hasbro Common Stock into which such LYON may be exchanged, which is also the maximum price payable per PERCS upon the mandatory redemption of the PERCS. Certain actions taken by Time Warner with respect to the LYONs, including any decision by Time Warner to satisfy any exchanges of the LYONs in cash or Hasbro Common Stock, could affect the likelihood of Time Warner's exercise of the Time Warner Exchange Right. See 'Description of the PERCS -- Effect of the LYONs on the Time Warner Exchange Right'.


     In the Declaration and the Indenture Time Warner has agreed that so long as it is subject to Section 16 of the Exchange Act with respect to Hasbro, it will take such steps as may be necessary in connection with any exchange of LYONs by the holders thereof or any redemption of PERCS or Subordinated Notes so that it is not in a net short position with respect to its obligations to deliver Hasbro Common Stock (treating the outstanding LYONs and PERCS as 'derivative securities' (as defined under Rule 16a-1(c) under the Exchange Act) and treating the Hasbro Common Stock subject to such securities as subject to only one 'put equivalent position' (as defined under Rule 16a-1(h) under the Exchange Act)). Such steps may include the redemption or purchase of PERCS or Subordinated Notes, the purchase of LYONs, the settlement of exchanges or redemptions in cash (rather than Hasbro Common Stock) and the purchase of additional shares of Hasbro Common Stock.


     Time Warner will provide a copy of the Prospectus Supplement (and related Prospectus) dated December 10, 1992, relating to the LYONs to a holder of PERCS without charge on written or oral request to Time Warner at its principal place of business.

SPECIAL EVENT DISTRIBUTION OR REDEMPTION


     Upon the occurrence and during the continuation of a Tax Event or an Investment Company Event, Time Warner may dissolve the Trust with the result that the Subordinated Notes will be distributed to the holders of the Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) in lieu of any cash distribution. In certain limited circumstances Time Warner also will have the right to redeem the Subordinated Notes for cash with the result that the Trust will redeem the Trust Securities on a Pro Rata Basis for cash at the Special Redemption Price. Any such redemption is subject to the exercise by Time Warner of the Time Warner Exchange Right. If the Subordinated Notes are distributed to the holders of the PERCS, Time Warner will use its reasonable best efforts to have the Subordinated Notes listed on the New York Stock Exchange. See 'Description of the PERCS -- Special Event Distribution or Redemption'.



     There can be no assurance as to the market prices for the PERCS or the Subordinated Notes that may be distributed in exchange for PERCS if a dissolution or liquidation of the Trust were to occur. Accordingly, the PERCS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Notes that a holder of PERCS may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the PERCS offered hereby.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any liquidation, dissolution, winding-up or termination of the Trust, whether voluntary or involuntary, the holders of the Trust Securities on the date of such liquidation, dissolution, winding-up or termination will be entitled to be paid on a Pro Rata Basis out of the assets of the Trust the Liquidation Distribution unless, in connection with such liquidation, dissolution, winding-up or termination, Subordinated Notes in an aggregate principal amount equal to the aggregate stated amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities have been distributed on a Pro Rata Basis (without giving effect to the proviso in the definition of such term) to the holders of the Trust Securities. See 'Description of the PERCS -- Liquidation Distribution Upon Dissolution'.

     So long as the PERCS are outstanding and are not held entirely by Time Warner, the Trust will not be permitted to voluntarily liquidate, dissolve, wind-up or terminate on or prior to the Mandatory Redemption Date except as described under 'Description of the PERCS -- Special Event Distribution or Redemption' and ' -- Additional Information Relating to the Trust'.

THE GUARANTEE


     The Guarantee guarantees to the holders of the PERCS the payment of (i) (A) any accrued and unpaid distributions that are required to be paid on the PERCS and (B) subject to the exercise by Time Warner of the Time Warner Exchange Right, the Mandatory Redemption Price, any Optional Redemption Price and any Special Redemption Price with respect to PERCS subject to mandatory redemption or called for redemption by the Trust, but if and only to the extent that, in each case, Time Warner has made a payment of interest or principal on the Subordinated Notes, as the case may be, and (ii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Notes to the holders of PERCS or the redemption of all the PERCS upon the maturity or redemption of the Subordinated Notes), the lesser of (A) the Liquidation Distribution, to the extent the Trust has funds available therefor and (B) the amount of assets of the Trust remaining available for distribution to holders of the PERCS upon such liquidation, dissolution, winding up or termination. The Guarantee will be a full and unconditional guarantee with respect to the PERCS from the time of issuance of such PERCS but will not apply to any payment of distributions or other payments due to the extent the Trust shall lack funds available therefor as a result of a failure by Time Warner to make payments of interest or principal on the Subordinated Notes. To the extent Time Warner were to default on its obligation to pay amounts payable on the Subordinated Notes, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Trust Securities and, in such event, holders of the PERCS would not be able to rely on the Guarantee for payment of such amounts. Instead, holders of the PERCS would rely on the enforcement by the Property Trustee of its rights as registered holder of the Subordinated Notes against Time Warner pursuant to the terms of the Subordinated Notes and may also vote to appoint a Special Regular Trustee who shall have the same rights, powers and privileges as the Regular Trustees. The obligations of Time Warner under the Guarantee are subordinate and junior in right of payment to all other liabilities of Time Warner and pari passu with the most senior preferred stock issued, from time to time, if any, by Time Warner.



     Time Warner and the Trust believe that the mechanisms and obligations relating to the Guarantee and the Subordinated Notes, taken together, are equivalent to a full and unconditional guarantee by Time Warner of payments due on the PERCS. See 'Risk Factors -- Ranking of Obligations Under the Guarantee and the Subordinated Notes', 'Description of the Guarantee', 'Description of the Subordinated Notes' and 'Effect of Obligations Under the Subordinated Notes and the Guarantee'.


SUBORDINATED NOTES


     The Subordinated Notes will be issued as unsecured, subordinated obligations of Time Warner, limited in aggregate principal amount to
approximately  $              , such amount  being the sum  of (i) the aggregate
stated amount of the PERCS and (ii) the proceeds received by the Trust upon the issuance to Time Warner of the Common Securities. The Subordinated Notes will
mature on December 23, 1997, and will bear interest at an annual rate of       %
(or $          on each Minimum

Denomination per annum, which is equivalent to the annual distributions that are due with respect to the PERCS), payable quarterly in arrears on the 30th day of March, June, September and December, commencing on September 30, 1995.


     The amount payable upon maturity for each Minimum Denomination of the Subordinated Notes will be equal to (a) the lesser of (i) $54.41 and (ii) the Exchange Valuation Price of such amount of Exchange Property as relates to such Minimum Denomination (based on the Exchange Rate in effect on the Trading Day immediately preceding December 17, 1997) plus (b) an amount equal to all accrued and unpaid interest thereon.


     Time Warner shall have the right to redeem the Subordinated Notes, in whole or in part, from time to time, upon not less than 20 nor more than 45 Business Days' notice, at a redemption price equal to (a) $54.41 per Minimum Denomination
of  Subordinated Notes plus  (b) an amount  initially equal to $             per
Minimum Denomination, declining by $               for each day that shall  have
elapsed in the period from the Issue Date to but excluding the redemption date (the number of days in such period being computed on the basis of a 360-day year
of twelve 30-day months) to $          on October 23, 1997, and thereafter, plus
an amount equal to all accrued and unpaid interest thereon to but excluding the redemption date. Time Warner may also, under certain limited circumstances, redeem the Subordinated Notes in whole upon the occurrence of a Tax Event or an Investment Company Event at the Special Redemption Price, together with accrued and unpaid interest thereon. See 'Description of the Subordinated Notes -- Special Event Distribution or Redemption'.


     If the Subordinated Notes have been distributed to holders of the PERCS, the payment of cash at maturity or upon early redemption or special redemption is subject to the exercise by Time Warner of the Time Warner Exchange Right. See 'Description of the Subordinated Notes -- Time Warner Exchange Right'.

     Because holders of PERCS may receive Subordinated Notes upon the occurrence of a Tax Event or an Investment Company Event, prospective purchasers of PERCS are also making an investment decision with respect to the Subordinated Notes and should carefully review all the information regarding the Subordinated Notes contained herein. See 'Description of the PERCS -- Special Event Distribution or Redemption' and 'Description of the Subordinated Notes'.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED NOTES


     Time Warner's obligations under the Guarantee will be subordinate and junior in right of payment to all liabilities of Time Warner, pari passu with the most senior preferred stock outstanding or issued, from time to time, if any, by Time Warner and senior to the common stock of Time Warner. Time Warner's obligations to make payments of the principal of and interest on the Subordinated Notes will be subordinated in right of payment to the extent set forth in the Indenture to the prior payment in full of all of Time Warner's present and future Senior Indebtedness (as defined herein to include Time Warner's outstanding indebtedness (including its 8 3/4% Convertible Subordinated Debentures due 2015), guarantees, letters of credit and certain other obligations), which aggregated approximately $10.1 billion at March 31, 1995. In addition to such Senior Indebtedness, Time Warner's obligations under the Guarantee and the Subordinated Notes are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries, which aggregated approximately $13.9 billion at March 31, 1995. Time Warner's ability to service its indebtedness, including the Subordinated Notes, is dependent primarily on the earnings of its consolidated subsidiaries and TWE, and the distribution of such earnings to Time Warner. Certain agreements between Time Warner or certain of its subsidiaries or affiliates and their respective partners, co-shareholders or creditors limit distributions and other transfers of funds to Time Warner. In addition, as a result of the acquisition by subsidiaries of Time Warner of certain cable systems, certain subsidiaries of Time Warner have or expect to have outstanding indebtedness and bank credit facilities that contain limitations on the ability of such subsidiaries to make distributions or other payments to Time Warner. See 'Risk Factors -- Ranking of Obligations Under the Guarantee and the Subordinated
Notes', 'Description of the Guarantee -- Status of the Guarantee' and 'Description of the Subordinated Notes -- Subordination'.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PERCS


     If (i) the Trust fails to pay distributions on the PERCS and such failure continues unremedied for 30 days or fails to pay the Redemption Payment Amount in respect of any PERCS or (ii) a Declaration Event of Default occurs and is continuing, then the holders of the PERCS will be entitled, by majority vote, to appoint a Special Regular Trustee, who will have the same rights, powers and privileges as the Regular Trustees. In addition, in the case of a failure to make payments as described in (i) above, to the extent Time Warner has made payments to the Trust in respect of the Subordinated Notes in amounts sufficient to make such payments of distributions or Redemption Payment Amounts, the Guarantee Trustee will be entitled to enforce against Time Warner, for the benefit of the holders of PERCS, its rights as the holder of the Guarantee. In the case of a Declaration Event of Default as described in (ii) above, the Property Trustee will be entitled to enforce against Time Warner, for the benefit of the holders of PERCS, its rights as a holder of the Subordinated Notes. The holders of a majority in aggregate stated amount of the PERCS also will have certain rights to direct the Property Trustee in pursuing its remedies against Time Warner as issuer of the Subordinated Notes. If the Property Trustee fails to enforce its rights under the Subordinated Notes, a holder of PERCS may, 30 days after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against Time Warner to enforce such rights without first instituting any legal proceeding against the Property Trustee or any other person or entity.


LIMITED VOTING RIGHTS

     Holders of PERCS will have limited voting rights and, except for the rights of holders of PERCS to appoint a Special Regular Trustee upon the occurrence of certain events described herein, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Time Warner Trustees, which voting rights are vested exclusively in the holder of the Common
Securities. See 'Description of the PERCS -- Voting Rights' and ' -- Modification of the Declaration'.

ADDITIONAL INFORMATION RELATING TO THE TRUSTEES


     Pursuant to the Declaration, the number of Time Warner Trustees will initially be five. Three of the Time Warner Trustees (the 'Regular Trustees') will be persons who are employees or officers of, or affiliated with, Time Warner. The fourth trustee will be The First National Bank of Chicago, a financial institution unaffiliated with Time Warner that will serve as Property Trustee under the Declaration, as indenture trustee with respect to the PERCS for purposes of the Trust Indenture Act and as Guarantee Trustee with respect to the Guarantee for purposes of the Trust Indenture Act. The fifth trustee will be an affiliate of The First National Bank of Chicago that will serve as Delaware Trustee for purposes of the Trust Act. Chemical Bank, a financial institution unaffiliated with Time Warner, will serve as Indenture Trustee with respect to the Subordinated Notes. See 'Description of the PERCS -- Additional Information Relating to the Trust'.


USE OF PROCEEDS

     The proceeds to the Trust from the sale of the PERCS offered hereby will be
approximately $                .  The  Trust will  invest  the proceeds  in  the
Subordinated Notes of Time Warner, the proceeds of which will be used by Time Warner to repurchase, redeem or otherwise repay outstanding indebtedness. The weighted average interest rate on Time Warner's outstanding indebtedness as of March 31, 1995, was approximately 8.3%. The weighted average maturity of Time Warner's outstanding indebtedness as of March 31, 1995, was approximately 15 years.

LISTING


     The PERCS have been authorized for listing on the New York Stock Exchange (the 'NYSE') under the symbol 'THA', subject to official notice of issuance. Trading of the PERCS on the NYSE is expected to commence within a 30-day period after the date of this Prospectus.


ACCOUNTING TREATMENT


     The financial statements of the Trust will be consolidated with Time Warner's financial statements, with the PERCS shown on the face of the balance sheet as Company obligated mandatorily redeemable preferred securities of subsidiary. Such presentation will also include on the face of the balance sheet the footnote relating to the PERCS included on the capitalization table included herein. See 'Consolidated Capitalization'.

                                  RISK FACTORS

     Prospective holders of the PERCS should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:

RELATIONSHIP OF THE PERCS AND HASBRO COMMON STOCK

     The amount that a holder of the PERCS will receive on the Mandatory Redemption Date or on any Special Redemption Date is not fixed, but is based on the market price of Hasbro Common Stock at that time. Accordingly, the amount receivable by such holder on the Mandatory Redemption Date or on any Special Redemption Date may be lower than, equal to or greater than the price paid by any holder for the PERCS.

     In addition, the opportunity for equity appreciation afforded by an investment in the PERCS is limited because the Mandatory Redemption Price is capped at $54.41. In the event that the Exchange Valuation Price as of the Trading Day immediately preceding December 17, 1997, for the amount of Hasbro Common Stock or other Exchange Property that relates to one PERCS is greater than $54.41 (based on the Exchange Rate in effect as of such Trading Day), holders of the PERCS would receive, upon the exercise of the Time Warner Exchange Right, Hasbro Common Stock or other Exchange Property for each PERCS on a less than one-for-one basis or cash in an amount that will be less than the then current market price of one share of Hasbro Common Stock.

     The market price of the PERCS at any time will be affected primarily by changes in the price of Hasbro Common Stock. Accordingly, the PERCS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, may trade at a discount to the price that such investor paid to purchase such PERCS. As indicated in 'Price Range and Dividend History of Hasbro Common Stock', the price of Hasbro Common Stock has been volatile during certain recent periods and may exhibit more or less volatility during the term of the PERCS.

     Although the amount that holders of the PERCS are entitled to receive on the Mandatory Redemption Date or on any Special Redemption Date is subject to adjustment for certain events, such as stock splits and combinations, stock dividends and certain other actions of Hasbro that modify its capital structure, such amount is not adjusted for other events, such as offerings of Hasbro Common Stock for cash or in connection with acquisitions, that may adversely affect the price of Hasbro Common Stock. In addition, until such time, if any, as Time Warner shall deliver shares of Hasbro Common Stock to holders of the PERCS, holders of the PERCS will not be entitled to any rights with respect to Hasbro Common Stock (including without limitation voting rights and the rights to receive any dividends or other distributions in respect thereof).

NO AFFILIATION BETWEEN TIME WARNER AND HASBRO

     Time Warner has no affiliation with Hasbro other than its stock ownership and contractual relationships in the ordinary course of business and, therefore, has no greater access to information relating to Hasbro than any other shareholder. Although Time Warner has no reason to believe the information concerning Hasbro included or referred to herein is not reliable, neither Time Warner nor the Underwriters warrant that there have not occurred events, not yet publicly disclosed by Hasbro, which would affect either the accuracy or the completeness of the information concerning Hasbro included or referred to herein. See 'Hasbro, Inc.'

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED NOTES

     Time Warner's obligations under the Guarantee will be subordinate and junior in right of payment to all liabilities of Time Warner, pari passu with the most senior preferred stock outstanding or issued, from time to time, if any, by Time Warner and senior to the common stock of Time Warner. Time Warner's obligation to make payments of the principal of and interest on the Subordinated Notes will be subordinated in right of payment to the extent set forth in the Indenture to the prior payment in full of all of Time Warner's present and future Senior Indebtedness (as defined herein to include Time Warner's outstanding indebtedness (including Time Warner's outstanding 8 3/4% Convertible Subordi-
nated Debentures due 2015), guarantees, letters of credit and certain other obligations), which aggregated approximately $10.1 billion at March 31, 1995. In addition to such Senior Indebtedness, Time Warner's obligations under the Guarantee and the Subordinated Notes are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries, which aggregated approximately $13.9 billion at March 31, 1995. The indebtedness of Time Warner's consolidated and unconsolidated subsidiaries is expected to increase by approximately $2.5 billion as a result of the Transactions referred to under 'Recent Developments -- Certain Transactions'. In addition, Time Warner's subsidiaries may incur indebtedness and other liabilities and have obligations to third parties. Because Time Warner is a holding company, the claims of such third parties to the assets of Time Warner's subsidiaries generally will be superior to those of Time Warner as a stockholder. There are no terms in the Trust Securities, the Subordinated Notes, the Indenture or the Guarantee that limit Time Warner's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Notes and the Guarantee. See ' -- Holding Company Structure' below and 'Description of the Guarantee -- Status of the Guarantee' and 'Description of the Subordinated Notes -- Subordination'.

RIGHTS UNDER THE GUARANTEE AND THE SUBORDINATED NOTES

     The Guarantee will be a full and unconditional guarantee with respect to the PERCS from the time of issuance of such PERCS but will not apply to any payment of distributions or other amounts due to the extent Time Warner has failed to make a payment of principal or interest on the Subordinated Notes. To the extent Time Warner were to default on its obligation to pay amounts payable on the Subordinated Notes, the Trust would lack available funds for the payment of distributions on or amounts payable on redemption of the Trust Securities and, in such event, holders of the PERCS would not be able to rely on the Guarantee for payment of such amounts. Instead, holders of the PERCS would rely on the enforcement by the Property Trustee of its rights as registered holder of the Subordinated Notes against Time Warner pursuant to the terms of the Indenture and may also vote to appoint a Special Regular Trustee who shall have the same rights, powers and privileges as the Regular Trustees. Time Warner and the Trust believe that the above mechanisms and obligations relating to the Guarantee and the Subordinated Notes, taken together, are equivalent to a full and unconditional guarantee by Time Warner of payments due on the PERCS. See 'Description of the PERCS -- Additional Information Relating to the Trust', 'Description of the Guarantee' and 'Description of the Subordinated Notes'.

HOLDING COMPANY STRUCTURE


     The Trust's ability to make distributions and other payments on the PERCS is solely dependent upon Time Warner's making interest and other payments on the Subordinated Notes deposited as trust assets as and when required. Time Warner is a holding company and its assets consist primarily of investments in its subsidiaries. Time Warner Entertainment Company, L.P. ('TWE'), in which Time Warner owns indirectly 63.27% of the pro rata priority capital and residual equity interests (together with certain other priority interests), which is not consolidated with Time Warner for financial reporting purposes, also has substantial indebtedness and other liabilities. See 'Time Warner Inc.' Time
Warner's rights and the rights of its creditors, including holders of Subordinated Notes, to participate in the distribution of assets of any person in which Time Warner owns an equity interest (including subsidiaries and TWE) upon such person's liquidation or reorganization will be subject to prior claims of the person's creditors, including trade creditors, except to the extent that Time Warner may itself be a creditor with recognized claims against such person (in which case the claims of Time Warner would still be subject to the prior claims of any secured creditor of such person and of any holder of indebtedness of such person that is senior to that held by Time Warner). Accordingly, the holders of Subordinated Notes may be deemed to be effectively subordinated to such claims.


     Time Warner's ability to service its indebtedness, including the Subordinated Notes, and perform under the Guarantee is dependent primarily upon the earnings of its subsidiaries and TWE and the distribution or other payment of such earnings to Time Warner. The TWE Agreement of Limited Partnership and the bank credit facilities of TWE and certain subsidiaries of Time Warner limit distributions and other transfers of funds to Time Warner. Generally, distributions by TWE other than tax distributions are subject to restricted payments limitations and availability under certain financial ratios applicable to TWE contained in certain bank credit facilities. As a result of the acquisition by subsidiaries of Time Warner of certain cable systems, certain subsidiaries of Time Warner have or expect to have outstanding indebtedness and bank credit facilities that contain limitations on the ability of such subsidiaries or affiliates to make distributions or other payments to Time Warner. See 'Selected Historical and Pro Forma Financial Information'.


SPECIAL EVENT DISTRIBUTION OR REDEMPTION

     Upon the occurrence of a Special Event, the Trust shall be dissolved, except in the limited circumstance described below, with the result that the Subordinated Notes would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, Time Warner will have the right to redeem the Subordinated Notes, in whole or in part in lieu of a distribution of the Subordinated Notes by the Trust, in which event the Trust will redeem the Trust Securities on a Pro Rata Basis to the same extent as the Subordinated Notes are redeemed by Time Warner. A Special Event includes a Tax Event and an Investment Company Event. See 'Description of the PERCS -- Special Event Distribution or Redemption'.


     There can be no assurance as to the market prices for the Subordinated Notes that may be distributed in exchange for the PERCS if a dissolution or liquidation of the Trust were to occur. Accordingly, the Subordinated Notes that a holder of PERCS may receive on dissolution and liquidation of the Trust may trade at a discount to the price that the investor paid to purchase such PERCS. Because holders of PERCS may receive Subordinated Notes upon the occurrence of a Special Event, prospective purchasers of PERCS are also making an investment decision with regard to the Subordinated Notes and should carefully review all the information regarding the Subordinated Notes contained herein. See
'Description of the PERCS -- Special Event Distribution or Redemption' and 'Description of the Subordinated Notes -- General'.


LIMITED VOTING RIGHTS

     Holders of PERCS will have limited voting rights and, except for the rights of holders of the PERCS to appoint a Special Regular Trustee upon the occurrence of certain events described herein, will not be entitled to vote, to appoint, remove or replace, or to increase or decrease the number of, Regular Trustees, which voting rights are vested exclusively in the holder of the Common Securities.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET


     The PERCS have been approved for listing on the NYSE, subject to official notice of issuance. PERCS are novel and innovative securities and there is currently no secondary market for the PERCS. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders of the PERCS with liquidity of investment or that it will continue for the life of the PERCS.

                                TIME WARNER INC.

     Time Warner Inc. ('Time Warner') is the largest media and entertainment company in the world. Its businesses are conducted in five principal areas:
Publishing, Music, Filmed Entertainment, Programming-HBO and Cable. Publishing consists principally of the publication and distribution of magazines and books; Music consists principally of the production and distribution of recorded music and the ownership and administration of music copyrights; Filmed Entertainment consists principally of the production and distribution of motion pictures and television programming, the distribution of video cassettes and the ownership and operation of retail stores and theme parks; Programming-HBO consists principally of the production and distribution of pay television and cable programming; and Cable consists principally of the operation of cable television systems.

     Time Warner was incorporated in the State of Delaware in August 1983 and is the successor to a New York corporation that was originally organized in 1922. Time Warner changed its name from Time Incorporated to Time Warner Inc. following its acquisition of 59.3% of the common stock of Warner Communications Inc. ('WCI') in July 1989. WCI became a wholly owned subsidiary of Time Warner in January 1990 upon the completion of the merger of WCI and a subsidiary of Time Warner.

     Time Warner Entertainment Company, L.P. ('TWE'), was formed as a Delaware limited partnership in 1992 to own and operate substantially all of the Filmed Entertainment, Programming-HBO and Cable businesses owned and operated by Time Warner prior to such date. Certain wholly owned subsidiaries of Time Warner (the 'Time Warner General Partners') collectively own 63.27% of the pro rata priority capital and residual equity interests in TWE and wholly owned subsidiaries of ITOCHU Corporation, Toshiba Corporation and U S WEST Inc. ('U S WEST') own pro rata priority capital and residual equity interests in TWE of 5.61%, 5.61% and 25.51%, respectively. In addition, the Time Warner General Partners own priority capital interests senior and junior to the pro rata priority capital interests.


     TWE is the principal component of Time Warner's Entertainment Group, which is not consolidated with Time Warner for financial reporting purposes. Certain cable systems acquired or to be acquired as a result of the Transactions referred to in 'Recent Developments -- Certain Transactions' are or will be owned by consolidated subsidiaries of Time Warner. The balance of Time Warner's cable systems are owned by TWE or the TWE-A/N Partnership (as defined herein), in which TWE owns a two-thirds interest. Accordingly, although TWE will manage substantially all the cable systems owned by Time Warner, TWE and the TWE-A/N Partnership, the results of operations of the cable systems owned by Time Warner's consolidated subsidiaries will be included in Time Warner's consolidated results, while the results of operations of the cable systems owned by TWE and the TWE-A/N Partnership will be included in the consolidated results of the Entertainment Group. See 'Selected Historical and Pro Forma Financial Information'.


     Time Warner is a holding company and its assets consist primarily of investments in its consolidated and unconsolidated subsidiaries, including TWE. Time Warner's ability to service its indebtedness, including the Subordinated Notes, is dependent primarily upon the earnings of its consolidated and unconsolidated subsidiaries, including TWE, and the distribution or other payment of such earnings to Time Warner. See 'Risk Factors -- Holding Company Structure'.

     As used in this Prospectus, unless the context otherwise requires, the terms 'Company' and 'Time Warner' refer to Time Warner Inc. and its consolidated and unconsolidated subsidiaries and includes TWE.

     Time Warner's principal executive offices are located at 75 Rockefeller Plaza, New York, NY 10019, and its telephone number is (212) 484-8000.

                          TIME WARNER FINANCING TRUST


     Time Warner Financing Trust (the 'Trust') is a statutory business trust formed under the Delaware Business Trust Act (the 'Trust Act') pursuant to (i) a declaration of trust dated as of June 7, 1995, as amended and restated as of
      , 1995 (as so amended and restated, the 'Declaration'), executed by Time Warner, as sponsor, and the Time Warner Trustees (as defined below) and (ii) the filing of a certificate of trust with the Delaware Secretary of State on June 9, 1995. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'). Time Warner will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Notes and (iii) engaging in only those other activities necessary or incidental thereto. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the PERCS except that if, as a result of a default with respect to the Subordinated Notes, the assets of the Trust are insufficient to make payments in respect of distributions and payments upon liquidation, redemption of the Trust Securities and otherwise, the rights of the holders of the Common Securities will be subordinated to the rights of the holders of the PERCS. The term of the Trust will expire on December 31, 1998, but may earlier terminate as provided in the Declaration. The Trust's business and affairs will be conducted by the trustees (the 'Time Warner Trustees') appointed by Time Warner, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Time Warner Trustees. The duties and obligations of such Time Warner Trustees shall be governed by the Declaration, the Trust Act and the Trust Indenture Act.


     The rights of the holders of the PERCS, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Trust Act and the Trust Indenture Act. See 'Description of the PERCS'.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of Time Warner.

                                  HASBRO, INC.
     According to publicly available documents, Hasbro, Inc. ('Hasbro'), a Rhode Island corporation based in Pawtucket, Rhode Island, designs, manufactures and markets a diverse line of toy products and related items throughout the world. Included in its offerings are games and puzzles, preschool, boys' action and girls' toys, dolls, plush products and infant products, including infant apparel. Hasbro also licenses various tradenames, characters and other property rights for use in connection with the sale by others of noncompeting toys and non-toy products. Hasbro is subject to the informational requirements of the Exchange Act. Accordingly, Hasbro files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information may be inspected and copied at the Commission locations listed under 'Available Information' and at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10013.

     THIS PROSPECTUS RELATES ONLY TO THE PERCS, THE GUARANTEE AND THE SUBORDINATED NOTES OFFERED HEREBY AND DOES NOT RELATE TO THE HASBRO COMMON STOCK OR OTHER SECURITIES OF HASBRO. ALL DISCLOSURES CONTAINED IN THIS PROSPECTUS REGARDING HASBRO ARE DERIVED FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NONE OF THE TRUST, TIME WARNER OR THE UNDERWRITERS HAS PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO HASBRO. NONE OF THE TRUST, TIME WARNER OR THE UNDERWRITERS MAKES ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING HASBRO ARE ACCURATE OR COMPLETE. FURTHERMORE, THERE CAN BE NO ASSURANCE THAT ALL EVENTS (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICE OF HASBRO COMMON STOCK (AND THEREFORE THE ISSUE PRICE OF THE PERCS), HAVE BEEN, OR THAT ANY SUCH EVENTS OCCURRING AFTER THE DATE HEREOF WILL BE, PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY PRIOR EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING HASBRO COULD AFFECT THE AMOUNT OF CASH OR THE VALUE OR NUMBER OF SHARES OF HASBRO COMMON STOCK OR OTHER EXCHANGE PROPERTY RECEIVED BY HOLDERS OF PERCS ON ANY EXCHANGE OR REDEMPTION OF PERCS AND THEREFORE THE TRADING PRICES OF THE PERCS.

     An indirect wholly-owned subsidiary of Time Warner held an aggregate of 12,057,561 shares, or approximately 13.75% as of March 31, 1995, of the outstanding shares of Hasbro Common Stock, with sole voting and investment power over all of such shares. Time Warner is not an affiliate of Hasbro and does not have any material non-public information concerning Hasbro, including information concerning Hasbro's plans with respect to any events, such as an offering of Hasbro Common Stock for cash, that could affect the price of the PERCS.

     In the event that the entire series of PERCS is exchanged for shares of Hasbro Common Stock on a one-for-one basis, Time Warner would have no further holdings of Hasbro Common Stock. However, Time Warner cannot predict its or any other stockholder's ownership of Hasbro Common Stock at the time of any redemption of PERCS. In addition, there can be no assurance of an active trading market for the Hasbro Common Stock at any time in the future. Subject to any applicable limitations imposed by law, regulation or other governmental authority, Time Warner or entities related to Time Warner may consider disposing of or acquiring additional shares of Hasbro Common Stock or other securities of Hasbro through open-market transactions, privately negotiated transactions or otherwise. However, Time Warner has no current intention to dispose of any of its Hasbro Common Stock prior to the Mandatory Redemption Date.

     Hasbro is not involved in the offering of the PERCS and has no obligations with respect to the PERCS, including any obligation to take the interests of Time Warner, the Trust or of holders of PERCS into consideration for any reason. Hasbro will not receive any of the proceeds of the offering of the PERCS made hereby and is not responsible for, and has not participated in, the determination of the timing of, prices for or quantities of, the PERCS offered hereby or the determination or calculation of the number of shares of Hasbro Common Stock or amount of cash to be received by holders of PERCS upon any redemption or exchange of PERCS. Hasbro is not involved with the administration, marketing or trading of the PERCS and has no obligations with respect to the amount of cash, Hasbro Common Stock or other Exchange Property to be paid to holders of PERCS upon any redemption or exchange.

                        PRICE RANGE AND DIVIDEND HISTORY
                             OF HASBRO COMMON STOCK

     Hasbro Common Stock is listed and traded on the AMEX under the symbol 'HAS'. The following table sets forth, for the periods indicated, the high and low sales prices on the AMEX for, and cash dividends declared on, the common stock, par value $.50 per share, of Hasbro (the 'Hasbro Common Stock') as reported by the AMEX.


                                                                                                              DIVIDENDS
                                                                                  HIGH            LOW         DECLARED
                                                                              ------------    ------------    ---------

Fiscal Year ended December 31, 1993:
     First Quarter.........................................................   $     34 7/8    $     28 1/8      $ .05
     Second Quarter........................................................         38 3/8          30 3/8        .06
     Third Quarter.........................................................         40              34            .06
     Fourth Quarter........................................................         40 1/8          35 1/8        .06
Fiscal Year ended December 31, 1994:
     First Quarter.........................................................         36 5/8          33 3/8        .06
     Second Quarter........................................................         36 1/8          28 1/8        .07
     Third Quarter.........................................................         32 1/8          28 3/8        .07
     Fourth Quarter........................................................         33 1/2          27 7/8        .07
Fiscal Year ending December 31, 1995:
     First Quarter.........................................................         33 7/8          28 3/8        .07
     Second Quarter........................................................         35 1/4          31 3/8        .08
     Third Quarter (through August 3, 1995)................................         31 3/4          29 3/4        .08



     On August 3, 1995, the reported last sale price for the Hasbro Common Stock on the AMEX was $30 7/8.


     The information presented in this Prospectus relating to sales prices and dividends for Hasbro Common Stock is furnished as a matter of information only and was obtained from publicly available sources. Fluctuations in or levels of sales prices that have occurred in the past are not necessarily indicative of fluctuations in or levels of the sales prices of Hasbro Common Stock that may occur over the term of the PERCS.

     Neither the Trust nor Time Warner makes any representation as to the amount of dividends, if any, that Hasbro will pay in the future. Time Warner will be entitled to retain any dividends that are received by Time Warner on its Hasbro Common Stock. ALTHOUGH THE EXCHANGE RATE AND EXCHANGE PROPERTY WILL BE ADJUSTED IN THE EVENT OF CERTAIN EXTRAORDINARY CASH DIVIDENDS ON THE HASBRO COMMON STOCK AS DESCRIBED HEREIN, NO SUCH ADJUSTMENT WILL BE MADE WITH RESPECT TO ORDINARY PERIODIC CASH DIVIDENDS.

                              RECENT DEVELOPMENTS

CERTAIN TRANSACTIONS

     As summarized below and more fully described in Time Warner's Current Report on Form 8-K dated May 30, 1995, Time Warner has recently entered into or consummated a number of transactions to acquire, operate or dispose of cable television systems and certain other assets. These transactions will, among other things, result in the acquisition of cable systems by subsidiaries of Time Warner serving approximately 2.2 million subscribers and a 50% interest in Paragon Communications ('Paragon'), which serves 967,000 subscribers (the other 50% interest in Paragon is already owned by TWE).


     Time Warner (i) closed on May 2, 1995, its acquisition of Summit Communications Group, Inc. ('Summit'), (ii) closed on July 6, 1995, its acquisition of KBLCOM Incorporated ('KBLCOM'), a subsidiary of Houston
Industries Incorporated, and (iii) agreed on February 6, 1995, to acquire Cablevision Industries Corporation ('CVI') and related companies (collectively, the 'Acquisitions'). To acquire Summit, Time Warner issued approximately 1.55 million shares of its common stock, and approximately 3.26 million shares of a new convertible preferred stock ('Series C Preferred Stock') and assumed or incurred $146 million of indebtedness. To acquire KBLCOM, Time Warner issued one million shares of its common stock and 11 million shares of a new convertible preferred stock ('Series D Preferred Stock') and assumed or incurred approximately $1.2 billion of indebtedness, including $113 million of Time Warner's allocable share of Paragon's indebtedness. To acquire CVI and its related companies, Time Warner will issue 2.5 million shares of its common stock and 6.5 million shares of new convertible preferred stock (3.25 million shares of Series E Preferred Stock and 3.25 million shares of Series F Preferred Stock) and assume or incur approximately $2 billion of debt of CVI and its related companies.


     On April 1, 1995, TWE and the Advance/Newhouse Partnership ('Advance/Newhouse'), a New York general partnership between Newhouse Broadcasting Corporation and a wholly-owned subsidiary of Advance Publications, Inc., formed a New York general partnership known as the Time Warner Entertainment-Advance/Newhouse Partnership (the 'TWE-A/N Partnership'), in which TWE owns a two-thirds equity interest and is the managing partner. The TWE-A/N Partnership was formed to own and operate cable television systems (or interests therein) serving approximately 4.5 million subscribers and certain foreign cable investments and programming investments (the 'TWE-A/N Transaction').


     TWE (i) on June 23, 1995, recapitalized Six Flags Entertainment Corporation ('Six Flags'), sold 51% of its interest therein and granted certain licenses to Six Flags and (ii) on May 18, 1995, announced the sale of 15 of its unclustered cable television systems serving approximately 144,000 subscribers (the 'Asset Sale Transactions'). The net proceeds from the Asset Sale Transactions will be used to reduce outstanding indebtedness of TWE.


     On June 30, 1995, Time Warner and TWE executed a five-year revolving credit facility (the 'New Credit Agreement'), pursuant to which TWE, the TWE-A/N Partnership and a wholly owned subsidiary of Time Warner are the borrowers. The New Credit Agreement will enable such entities to refinance certain indebtedness assumed from the companies acquired or to be acquired in the Acquisitions, to refinance existing indebtedness of TWE and to finance the ongoing working capital, capital expenditure and other corporate needs of each borrower (the '1995 Debt Refinancing').

     The Acquisitions, TWE-A/N Transaction, Asset Sale Transactions and 1995 Debt Refinancing are collectively referred to herein as the 'Transactions'. For a further discussion of the Transactions, reference is made to Time Warner's Current Report on Form 8-K dated May 30, 1995, which is incorporated herein by reference.


PREFERRED SECURITIES SHELF REGISTRATION



     On August 2, 1995, Time Warner filed a registration statement with the Commission for the offering of up to $500,000,000 aggregate offering price of preferred securities (the 'Preferred Securities') of one or more of Time Warner Capital I, Time Warner Capital II and Time Warner Capital III (collectively, the 'Capital Trusts'). Payments in respect of the Preferred Securities will be guaranteed by Time Warner on a subordinated basis, which guarantees will be pari passu with the Guarantee in respect of the PERCS. The net proceeds to the Capital Trusts from the issuance of the Preferred Securities will be invested in subordinated debt securities of Time Warner that will be pari passu with the Subordinated Notes. The net proceeds to Time Warner from any offering of the Preferred Securities will be used to reduce outstanding indebtedness. There can be no assurance, however, that the offering of all or any of the Preferred Securities will be completed.



REDEMPTION OF RESET NOTES



     On July 31, 1995, Time Warner announced the redemption on August 15, 1995, of all of its $1.828 billion principal amount of outstanding Redeemable Reset Notes Due August 15, 2002 (the 'Reset Notes') in exchange for new securities. The Reset Notes will be redeemed in exchange for approximately $457.0 million aggregate principal amount of Floating Rate Notes Due August 15, 2000, approximately $274.2 million aggregate principal amount of 7.975% Notes Due August 15, 2004, approximately $548.4 million aggregate principal amount of 8.11% Debentures Due August 15, 2006, and approximately $548.4 million aggregate principal amount of 8.18% Debentures Due August 15, 2007 (collectively the 'Exchange Securities'). The Exchange Securities will be issued under Time Warner's senior indenture dated January 15, 1993, and will rank pari passu with all other senior indebtedness of Time Warner.



RECENT FINANCIAL PERFORMANCE



     Set forth below are summarized unaudited operating results of Time Warner and the Entertainment Group for the three and six month periods ended June 30, 1995 and 1994. Summarized unaudited operating results of the Entertainment Group reflect the consolidation by TWE of the TWE-A/N Partnership effective as of April 1, 1995.



                                                                           THREE MONTHS           SIX MONTHS
                                                                          ENDED JUNE 30,        ENDED JUNE 30,
                                                                         -----------------     -----------------
                                                                          1995       1994       1995       1994
                                                                         ------     ------     ------     ------
                                                                          (MILLIONS, EXCEPT PER SHARE AMOUNTS)
TIME WARNER
Revenues.............................................................    $1,907     $1,667     $3,724     $3,225
Depreciation and amortization........................................       119        105        231        210
Business segment operating income....................................       184        170        322        282
Equity in pretax income of Entertainment Group.......................        84         66        106        111
Interest and other, net..............................................       201        179        356        337
Net loss.............................................................        (8)       (20)       (55)       (71)
Net loss applicable to common shares (after preferred dividends).....       (13)       (23)       (63)       (77)
Net loss per common share............................................      (.03)      (.06)      (.17)      (.20)
Average common shares................................................     381.4      378.8      380.5      378.7



                                                                           THREE MONTHS           SIX MONTHS
                                                                          ENDED JUNE 30,        ENDED JUNE 30,
                                                                         -----------------     -----------------
                                                                          1995       1994       1995       1994
                                                                         ------     ------     ------     ------
                                                                                       (MILLIONS)
ENTERTAINMENT GROUP
Revenues.............................................................    $2,435     $2,063     $4,508     $3,990
Depreciation and amortization........................................       283        242        513        458
Business segment operating income....................................       274        231        475        437
Interest and other, net..............................................       175        150        339        296
Net income...........................................................        59         54         70         95

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

TIME WARNER SELECTED HISTORICAL FINANCIAL INFORMATION


     The selected historical financial information of Time Warner set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of Time Warner contained in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, and with the unaudited consolidated condensed financial statements contained in Time Warner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, which are incorporated herein by reference. The selected historical financial information for all periods after 1992 reflect the deconsolidation of the Entertainment Group, principally TWE, effective January 1, 1993. The selected historical financial information for 1992 and periods prior to such date have not been changed; however, selected financial information for 1992 retroactively reflecting the deconsolidation is presented as supplementary information under the column heading 'restated' to facilitate comparative analysis. Capitalized terms are as defined and described in such historical financial statements, or elsewhere herein.


     The selected historical financial information for 1993 reflects the issuance of $6.1 billion of long-term debt and the use of $500 million of cash and equivalents in 1993 for the exchange or redemption of preferred stock having an aggregate liquidation preference of $6.4 billion. The selected historical financial information for 1992 reflects the capitalization of TWE on June 30, 1992, and associated refinancings, and the acquisition of the 18.7% minority interest in American Television and Communications Corporation ('ATC') as of June 30, 1992, using the purchase method of accounting for business combinations. Per common share amounts and average common shares have been restated to give effect to the four-for-one common stock split that occurred on September 10, 1992.


                                                    THREE MONTHS
                                                        ENDED                        YEARS ENDED DECEMBER 31,
                                                      MARCH 31,      --------------------------------------------------------
                                                   ---------------                     RESTATED
                                                    1995     1994     1994     1993      1992      1992      1991      1990
                                                   ------   ------   ------   ------   --------   -------   -------   -------
                                                     (UNAUDITED)
                                                                (MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

OPERATING STATEMENT INFORMATION
Revenues........................................   $1,817   $1,558   $7,396   $6,581    $6,309    $13,070   $12,021   $11,517
Depreciation and amortization...................      112      105      437      424       384      1,172     1,109     1,138
Business segment operating income...............      138      112      713      591       529      1,343     1,154     1,114
Equity in pretax income of Entertainment
  Group.........................................       22       45      176      281       226         --        --        --
Interest and other, net.........................      155      158      724      718       351        882       966     1,133
Net income (loss)(a)(b).........................      (47)     (51)     (91)    (221)       86         86       (99)     (227)
Net loss applicable to common shares (after
  preferred dividends)..........................      (50)     (54)    (104)    (339)     (542)      (542)     (692)     (786)
Per share of common stock:
     Net loss(a)(b).............................   $ (.13)  $ (.14)  $ (.27)  $ (.90)   $(1.46)   $ (1.46)  $ (2.40)  $ (3.42)
     Dividends..................................   $  .09   $  .08   $  .35   $  .31    $ .265    $  .265   $   .25   $   .25
Average common shares(b)........................    379.5    378.6    378.9    374.7     371.0      371.0     288.2     229.9
Ratio of earnings to fixed charges (deficiency
  in the coverage of fixed charges by earnings
  before fixed charges)(c)......................      1.0x     1.0x     1.1x     1.1x      1.4x       1.4x      1.1x  $  (101)
Ratio of earnings to combined fixed charges and
  preferred stock dividends (deficiency in the
  coverage of combined fixed charges and
  preferred stock dividends by earnings before
  fixed charges and preferred stock
  dividends)(c).................................   $   (3)     1.0x     1.1x  $  (91)   $ (506)   $  (509)  $(1,240)  $(1,335)

                                                                                                DECEMBER 31,
                                                                         ----------------------------------------------------------
                                                                                             RESTATED
                                                                          1994      1993       1992      1992      1991      1990
                                                                         -------   -------   --------   -------   -------   -------
                                                            MARCH 31,
                                                              1995
                                                           -----------
                                                           (UNAUDITED)                    (MILLIONS)

BALANCE SHEET INFORMATION
Investments in and amounts due to and from Entertainment
  Group..................................................    $ 5,443     $ 5,350   $ 5,627   $  5,392   $    --   $    --   $    --
Total assets.............................................     16,608      16,716    16,892     17,043    27,366    24,889    25,337
Long-term debt...........................................      9,001       8,839     9,291      2,897    10,068     8,716    11,184
Shareholders' equity:
     Preferred stock liquidation preference..............        140         140       140      6,532     6,532     6,256     5,954
     Equity applicable to common stock...................        973       1,008     1,230      1,635     1,635     2,242       360
     Total shareholders' equity..........................      1,113       1,148     1,370      8,167     8,167     8,498     6,314


- ------------

 (a) The net loss for the year ended December 31, 1993, includes an extraordinary loss on the retirement of debt of $57 million ($.15 per common share) and an unusual charge of $70 million ($.19 per common share) from the effect of the new income tax law on Time Warner's deferred income tax liability. The net loss for the year ended December 31, 1991, includes a $36 million after-tax charge ($.12 per common share) relating to the restructuring of the Publishing division.

 (b) In August 1991, Time Warner completed the sale of 137.9 million shares of common stock pursuant to a rights offering. Net proceeds of $2.558 billion from the rights offering were used to reduce indebtedness under Time Warner's bank credit agreement. If the rights offering had been completed at the beginning of 1991, net loss for the year would have been reduced to $33 million, or $1.70 per common share, and there would have been 369.3 million shares of common stock outstanding during the year.


 (c) For purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding pretax income, interest expense, previously capitalized interest amortized to expense, the portion of rents representative of an interest factor, Time Warner's proportionate share of such items for its partially-owned subsidiaries and 50%-owned companies, and undistributed losses of less-than-50%-owned companies. Fixed charges consist of interest expense, interest capitalized, the portion of rents representative of an interest factor and Time Warner's proportionate share of such items for partially-owned subsidiaries and 50%-owned companies. Combined fixed charges and preferred stock dividends also include the amount of pretax income necessary to cover preferred stock dividend requirements. For periods in which earnings before fixed charges were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends, the dollar amount of coverage deficiency, instead of the ratio, is disclosed. Earnings as defined include significant noncash charges for depreciation and amortization. Fixed charges for the three months ended March 31, 1995, and 1994 and the year ended December 31, 1994, include noncash interest expense of $57 million, $52 million and $219 million, respectively, relating to the Reset Notes and Time Warner's Liquid Yield Option Notes due 2012 and 2013.

ENTERTAINMENT GROUP SELECTED HISTORICAL FINANCIAL INFORMATION


     The selected historical financial information of the Entertainment Group set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of Time Warner and TWE contained in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, and with the unaudited consolidated condensed financial statements and other financial information of Time Warner and TWE contained in Time Warner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, which are incorporated herein by reference. The selected historical financial information for all periods after 1992 give effect to TWE's consolidation of Six Flags effective as of January 1, 1993, as a result of the 1993 Six Flags acquisition. The selected historical financial information for periods prior to such date has not been changed; however, selected financial information for 1992 retroactively reflecting the consolidation is presented as supplementary information under the column heading 'restated' to facilitate comparative analysis. For periods prior to January 1, 1993, the Entertainment Group is consolidated with Time Warner for financial reporting purposes and, accordingly, is also reflected in Time Warner's summary historical financial data.


     The selected historical financial information for 1993 gives effect to the admission of U S WEST as an additional limited partner of TWE as of September 15, 1993, and the issuance of $2.6 billion of TWE debentures during the year to reduce indebtedness under the TWE credit agreement, and for 1992 gives effect to the initial capitalization of TWE and associated refinancings as of the dates such transactions were consummated and Time Warner's acquisition of the ATC minority interest as of June 30, 1992, using the purchase method of accounting and reflected in the consolidated financial statements of TWE under the pushdown method of accounting.


                                                             THREE MONTHS
                                                                 ENDED                      YEARS ENDED DECEMBER 31,
                                                               MARCH 31,      -----------------------------------------------------
                                                            ---------------                     RESTATED
                                                             1995     1994     1994     1993      1992      1992     1991     1990
                                                            ------   ------   ------   ------   --------   ------   ------   ------
                                                              (UNAUDITED)
                                                                                   (MILLIONS, EXCEPT RATIOS)

OPERATING STATEMENT INFORMATION
Revenues.................................................   $2,073   $1,927   $8,509   $7,963    $7,251    $6,761   $6,068   $5,671
Depreciation and amortization............................      230      216      959      909       857       788      733      775
Business segment operating income........................      201      206      852      905       855       814      724      549
Interest and other, net..................................      164      146      616      564       569       531      526      648
Net income(loss)(a)......................................       11       41      136      207       173       173      103     (180)
TWE ratio of earnings to fixed charges (deficiency in the
  coverage of fixed charges by earnings before fixed
  charges)(b)............................................      1.1x     1.4x     1.4x     1.4x      1.4x      1.4x     1.4x  $ (138)



                                                                                                DECEMBER 31,
                                                                         ----------------------------------------------------------
                                                                                             RESTATED
                                                                          1994      1993       1992      1992      1991      1990
                                                            MARCH 31,    -------   -------   --------   -------   -------   -------
                                                              1995
                                                           -----------
                                                           (UNAUDITED)
                                                                                          (MILLIONS)

BALANCE SHEET INFORMATION
Total assets.............................................    $19,043     $18,992   $18,202   $ 16,733   $15,886   $14,230   $14,415
Long-term debt...........................................      7,162       7,160     7,125      7,684     7,171     4,571     6,516
Time Warner General Partners' senior capital.............      1,696       1,663     1,536         --        --        --        --
Partners' capital........................................      6,463       6,491     6,228      6,483     6,483     6,717     5,809


- ------------

 (a) Net income for the year ended December 31, 1993, includes an extraordinary loss on the retirement of debt of $10 million.

 (b) For purposes of the ratio of earnings to fixed charges, earnings were calculated by adding pretax income, interest expense, previously capitalized interest amortized to expense, the portion of rents representative of an interest factor, TWE's proportionate share of such items for its partially-owned subsidiaries and 50%-owned companies, and undistributed losses of less-than-50%-owned companies. Fixed charges consist of interest expense, interest capitalized, the portion of rents representative of an interest factor and TWE's proportionate share of such items for partially-owned subsidiaries and 50%-owned companies. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency, instead of the ratio, is disclosed. Earnings as defined include significant noncash charges for depreciation and amortization.

TIME WARNER AND ENTERTAINMENT GROUP SELECTED PRO FORMA FINANCIAL INFORMATION


     The unaudited selected pro forma balance sheet information of Time Warner and the Entertainment Group at March 31, 1995, set forth below gives effect to the Asset Sale Transactions, the TWE-A/N Transaction and the 1995 Debt Refinancing and, with respect to Time Warner only, also gives effect to the Acquisitions in each case as if such transactions occurred at such date. The unaudited selected pro forma operating statement information of Time Warner and the Entertainment Group for the three months ended March 31, 1995, and the year ended December 31, 1994, set forth below gives effect to each applicable transaction as if it had occurred at the beginning of such periods. No pro forma effect has been given in the information set forth below to (i) the issuance by Time Warner on June 19, 1995 of its $500 million 7.75% Notes due 2005 (the '7.75% Notes'), of the PERCS offered hereby and of the Preferred Securities and the use of the net proceeds therefrom to repurchase, redeem or otherwise repay outstanding indebtedness or (ii) the redemption of the Reset Notes in exchange for the Exchange Securities, because such transactions will not have a material effect on Time Warner (see 'Consolidated Capitalization'). The selected pro forma financial information should be read in conjunction with the 'Time Warner Inc. and the Entertainment Group Pro Forma Consolidated Condensed Financial Statements' included in Time Warner's Current Report on Form 8-K dated May 30, 1995, which is incorporated herein by reference.


     The selected pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the transactions given retroactive effect therein had been consummated as of the dates indicated, nor is it necessarily indicative of future financial conditions or operating results.

                                                                                   THREE MONTHS                YEAR ENDED
                                                                               ENDED MARCH 31, 1995         DECEMBER 31, 1994
                                                                              -----------------------    -----------------------
                                                                               TIME     ENTERTAINMENT     TIME     ENTERTAINMENT
                                                                              WARNER        GROUP        WARNER        GROUP
                                                                              ------    -------------    ------    -------------
                                                                               (MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

PRO FORMA OPERATING STATEMENT INFORMATION
Revenues...................................................................   $2,025       $ 2,264       $8,217       $ 8,790
Depreciation and amortization..............................................      232           270          918         1,040
Business segment operating income..........................................      149           239          645           928
Equity in pretax income of Entertainment Group.............................       56            --          217            --
Interest and other, net....................................................      220           168          938           651
Net income (loss)..........................................................      (59)           41         (263)          183
Net loss applicable to common shares (after preferred dividends)...........      (81)           --         (353)           --
Per share of common stock:
     Net loss..............................................................     (.21)           --         (.92)           --
     Dividends.............................................................     (.09)           --         (.35)           --
Average common shares......................................................    384.6            --        384.0            --
Time Warner and TWE ratio of earnings to fixed charges (deficiency in the
  coverage of fixed charges by earnings before fixed charges)(a)...........   $  (18)          1.6x      $  (73)          1.7x
Time Warner deficiency in the coverage of combined fixed charges and preferred stock dividends by earnings before fixed charges and preferred
  stock dividends(a).......................................................   $  (55)           --       $ (209)           --

- ------------


 (a) For purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding pretax income, interest expense, previously capitalized interest amortized to expense, the portion of rents representative of an interest factor, the proportionate share for each of Time Warner and TWE, respectively, of such items for its partially-owned subsidiaries and 50%-owned companies, and undistributed losses of less-than-50%-owned companies. Fixed charges consist of interest expense, interest capitalized, the portion of rents representative of an interest factor and the proportionate share for each of Time Warner and TWE, respectively, of such items for partially-owned subsidiaries and 50%-owned companies. Combined fixed charges and preferred stock dividends also include the amount of pretax income necessary to cover preferred stock dividend requirements. For periods in which earnings before fixed charges were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends, the dollar amount of coverage deficiency, instead of the ratio, is disclosed. Earnings as defined include significant noncash charges for depreciation and amortization. Fixed charges for Time Warner for the three months ended March 31, 1995, and the year ended December 31, 1994, included noncash interest expense of $57 million and $219 million, respectively, relating to the Reset Notes and Time Warner's Liquid Yield Option Notes due 2012 and 2013.

                                                                                                            MARCH 31, 1995
                                                                                                        -----------------------
                                                                                                         TIME     ENTERTAINMENT
                                                                                                        WARNER        GROUP
                                                                                                        ------    -------------
                                                                                                              (MILLIONS)

PRO FORMA BALANCE SHEET INFORMATION
Investments in and amounts due to and from Entertainment Group.......................................   $5,401       $    --
Total assets.........................................................................................   24,566        18,916
Long-term debt.......................................................................................   12,374         6,268
Shareholders' equity:
     Preferred stock liquidation preference..........................................................    2,240            --
     Equity applicable to common stock...............................................................    1,200            --
     Total shareholders' equity......................................................................    3,440            --
Time Warner General Partners' senior capital.........................................................       --         1,696
Partners' capital....................................................................................       --         6,421

                          CONSOLIDATED CAPITALIZATION


     The consolidated historical and pro forma capitalization of Time Warner and Time Warner's Entertainment Group, consisting principally of TWE, at March 31, 1995, is set forth below. The Entertainment Group is not consolidated with Time Warner for financial reporting purposes. The consolidated pro forma capitalization of Time Warner and the Entertainment Group gives effect to the Asset Sale Transactions, the TWE-A/N Transaction and the 1995 Debt Refinancing and, with respect to Time Warner only, also gives effect to the Acquisitions, in each case as if such transactions occurred at such date. The consolidated pro forma, as adjusted capitalization of Time Warner gives effect to (i) the Transactions, (ii) the issuance of the 7.75% Notes, (iii) the issuance of the PERCS offered hereby and (iv) the redemption of the Reset Notes in exchange for the Exchange Securities, as if such transactions occurred at such date. Although the proceeds to Time Warner of the issuance of the 7.75% Notes and of the PERCS offered hereby will be used to reduce outstanding indebtedness of Time Warner, Time Warner has not yet determined which indebtedness it will repurchase, redeem or otherwise repay. See 'Use of Proceeds'. The consolidated pro forma, as adjusted capitalization of Time Warner set forth below does not give effect to any issuance of Preferred Securities. The proceeds of any such issuance are expected to be used to reduce outstanding indebtedness of Time Warner. The pro forma capitalization is presented for informational purposes only and is not necessarily indicative of the future capitalization of Time Warner and the Entertainment Group.



                                                                                TIME WARNER INC.               ENTERTAINMENT GROUP
                                                                      ------------------------------------    ---------------------
                                                                                      PRO       PRO FORMA                     PRO
                                                                      HISTORICAL     FORMA     AS ADJUSTED    HISTORICAL     FORMA
                                                                      ----------    -------    -----------    ----------    -------
                                                                                               (MILLIONS)
Long-term debt:
     7.45% and 7.95% notes.........................................    $  1,000     $ 1,000      $ 1,000       $     --     $    --
     Reset Notes (8.7% yield)......................................       1,755       1,755           --             --          --
     Exchange Securities...........................................          --          --        1,755(a)
     Zero coupon liquid yield option notes due 2012 (6.25%
       yield)......................................................         555         555          555             --          --
     Zero coupon convertible notes (5% yield)......................         982         982          982             --          --
     8.75%, 9.125% and 9.15% Debentures............................       2,248       2,248        2,248             --          --
     8.75% Convertible subordinated debentures.....................       2,226       2,226        2,226             --          --
     7.75% Notes due 2005..........................................          --          --          497(b)          --          --
     Debt due to TWE (7.13% interest rate)(c)......................         400         400          400             --          --
     CVI 10 3/4% Senior notes......................................          --         300          300             --          --
     CVI 9 1/4% Senior debentures..................................          --         200          200             --          --
     Summit 10 1/2% Senior subordinated debentures.................          --         140          140             --          --
     New credit agreement(d).......................................          --       2,733        2,733             --       1,682
     TWE credit agreement (weighted average interest rate of
       6.8%)(e)(f).................................................          --          --           --          2,450          --
     TWE commercial paper (weighted average interest rate of
       6.5%)(f)....................................................          --          --           --            748         748
     Six Flags 9.25% zero coupon notes(g)..........................          --          --           --            126          --
     TWE 8 7/8%, 9 5/8% and 10.15% Notes(f)........................          --          --           --          1,197       1,197
     TWE 7 1/4%, 8 3/8% and 8 3/8% Debentures(f)...................          --          --           --          2,583       2,583
     Other.........................................................         235         235          235             58          58
     Reduction of debt with proceeds from the issuance of the 7.75%
       Notes and of the PERCS offered hereby.......................          --          --        (    )(b)         --          --
                                                                      ----------    -------    -----------    ----------    -------
     Subtotal......................................................       9,401      12,774                       7,162       6,268
     Reclassification of debt due to TWE to investments in and
       amounts due to the Entertainment Group(c)...................        (400)       (400)        (400)            --          --
                                                                      ----------    -------    -----------    ----------    -------
          Total long-term debt.....................................       9,001      12,374                       7,162       6,268
Company obligated mandatorily redeemable preferred securities of
  subsidiary*......................................................          --          --             (b)          --          --
Shareholders' equity:
     Preferred stock liquidation preference........................         140       2,240        2,240             --          --
     Equity applicable to common stock.............................         973       1,200        1,200             --          --
                                                                      ----------    -------    -----------    ----------    -------
     Total shareholders' equity....................................       1,113       3,440        3,440             --          --
Time Warner General Partners' senior capital.......................          --          --           --          1,696       1,696
Partners' capital..................................................          --          --           --          6,463       6,421
                                                                      ----------    -------    -----------    ----------    -------
Total capitalization...............................................    $ 10,114     $15,814      $             $ 15,321     $14,385
                                                                      ----------    -------    -----------    ----------    -------
                                                                      ----------    -------    -----------    ----------    -------


- ------------

* The sole assets of the subsidiary that is the obligor on the preferred securities are the Subordinated Notes.

 (a) Reflects the accreted value of the Reset Notes on March 31, 1995. The accreted value of the Reset Notes on the redemption date, August 15, 1995, will be $1,827,948,000; and the aggregate principal amount of the Exchange Securities issued on that date will be equal to $1,827,948,000.





 (b) Although the proceeds to Time Warner of the issuance of the 7.75% Notes and of the PERCS offered hereby will be used to reduce outstanding indebtedness of Time Warner, Time Warner has not yet determined which indebtedness it will repurchase, redeem or otherwise repay.





 (c) Time Warner and TWE entered into a credit agreement in 1994 that allows Time Warner to borrow up to $400 million from TWE through September 15, 2000. Outstanding borrowings from TWE bear interest at LIBOR plus 1% per annum. Under TWE's bank credit agreement, TWE is permitted to loan to Time Warner up to $1.5 billion. For financial reporting purposes, the $400 million of currently outstanding loans from TWE to Time Warner have been reclassified and shown as a reduction in Time Warner's investments in and amounts due to the Entertainment Group.





 (d) The New Credit Agreement permits borrowings in an aggregate amount of up to $8.3 billion. Borrowings are limited to $4 billion in the case of TWI Cable, $5 billion in the case of the TWE-A/N Partnership and $8.3 billion in the case of TWE, subject in each case to certain limitations and adjustments. Such borrowings will bear interest at different rates for each of the three borrowers, generally equal to LIBOR plus a margin ranging from 50 to 87.5 basis points based on the credit rating or financial leverage of the applicable borrower. The New Credit Agreement contains certain covenants for each borrower relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and loans, advances, distributions and other cash payments or transfers of assets from the borrowers to their respective partners or affiliates. See 'Recent Developments' and Time Warner's Current Reports on Form 8-K dated May 30, 1995, and July 6, 1995, incorporated by reference herein for a description of the New Credit Agreement.





 (e) As of March 31, 1995, the TWE bank credit agreement provided for up to $5.2 billion of borrowings and consisted of a $4.2 billion revolving credit facility with available credit reducing at June 30, 1995, and thereafter by $200 million per quarter through June 30, 1996, by $125 million per quarter from September 30, 1996, through September 30, 1999, and by $1.575 billion at final maturity on December 31, 1999; and a $986 million term loan with repayments of $66 million on June 30, 1995, $98 million per quarter beginning September 30, 1995, through March 31, 1996, $27 million per quarter beginning June 30, 1996, through June 30, 1999, $20 million on September 30, 1999, and a final repayment of $255 million on December 31, 1999. Unused credit is available for general business purposes and to support commercial paper borrowings. Outstanding borrowings under the credit agreement generally bear interest at LIBOR plus 5/8% per annum.





 (f) Guaranteed by certain subsidiaries of Time Warner which are the general partners of TWE.




 (g) Guaranteed by TWE.



                                USE OF PROCEEDS

     The proceeds to the Trust from the sale of the PERCS offered hereby will be
approximately  $            . The Trust will invest the proceeds in Subordinated
Notes of Time Warner, the proceeds of which will be used by Time Warner to repurchase, redeem or otherwise repay outstanding indebtedness. The weighted average interest rate on Time Warner's outstanding indebtedness as of March 31, 1995, was approximately 8.3%. The weighted average maturity of Time Warner's outstanding indebtedness as of March 31, 1995, was approximately 15 years.

                            DESCRIPTION OF THE PERCS

     The PERCS will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the indenture trustee (the 'Property Trustee') with respect to the PERCS for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the PERCS will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the PERCS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Act and the Trust Indenture Act. The Trust will provide a copy of the Declaration, the Guarantee or the Indenture to a holder of PERCS without charge on written request to the Trust at its principal place of business.

GENERAL

     The Declaration authorizes the Regular Trustees to issue the PERCS on behalf of the Trust, which represent preferred undivided beneficial interests in the Trust's assets, which will consist of the Subordinated Notes. All the Common Securities will be owned, directly or indirectly, by Time Warner. The PERCS rank pari passu, and payments will be made thereon on a Pro Rata Basis (as defined herein), with the Common Securities, except that if, as a result of a default with respect to the Subordinated Notes, the assets of the Trust are insufficient to make payments of distributions or payments upon liquidation, redemption of the Trust Securities or otherwise, the rights of the holders of the Common Securities to receive such payments will be subordinated to the rights of the holders of the PERCS. The Declaration does not permit the issuance by the Trust of any securities (other than the Trust Securities) or the incurrence by the Trust of any indebtedness. Pursuant to the Declaration, the Property Trustee will own and hold the Subordinated Notes for the benefit of the holders of the Trust Securities.

DISTRIBUTIONS

     The holders of the PERCS are entitled to receive cumulative cash distributions of $ per PERCS per annum, or $ per quarter, accruing from and including the Issue Date and payable quarterly in arrears on the 30th day of March, June, September and December of each year, commencing September 30, 1995, except as described below, but only if and to the extent that interest payments are made in respect of the Subordinated Notes held by the Property Trustee. The first distribution payment will be for the period from the Issue Date to but excluding September 30, 1995. Distributions will cease to accrue in respect of the PERCS on the Mandatory Redemption Date, or on the date of any earlier redemption of the PERCS, unless either (a) the Trust defaults in the payment of the Mandatory Redemption Price, the Call Price or the Special Redemption Price (each of the foregoing a 'Redemption Payment Amount'), as the case may be, or
(b) if Time Warner has exercised the Time Warner Exchange Right, Time Warner defaults in the delivery of the shares of Hasbro Common Stock or other Exchange Property and any cash payable upon such exchange.

     Distributions on the PERCS must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account (as defined herein). Distributions in arrears for more than one quarter will bear interest at the rate per annum of % (to the extent permitted by law), compounded quarterly. Funds available for distribution to the holders of the PERCS will be limited to payments received under the Subordinated Notes deposited in the Trust as trust assets. See 'Description of the Subordinated Notes'. To the extent Time Warner does not make interest payments on the Subordinated Notes in full when due, the Property Trustee will not be able to make distributions in full on the Trust Securities. Under the Declaration, if and to the extent Time Warner does make interest payments on the Subordinated Notes deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The term 'Pro Rata Basis' shall mean, with respect to any payment, pro rata to each holder of Trust Securities according to the aggregate stated amount of the Trust Securities held by such holder in relation to the aggregate stated amount of all Trust Securities outstanding; provided, however, that if the assets of the Trust are insufficient to make such payment in full as a result of a default with respect to the Subordinated Notes, any funds available to make such payment shall be paid
(i) first to each holder of PERCS pro rata according to the aggregate stated amount of the PERCS held by such holder in relation to the aggregate stated amount of all the PERCS outstanding up to an aggregate amount equal to the amount then owed to the holders of the PERCS and (ii) only after satisfaction of all amounts owed to the holders of the PERCS, to each holder of Common Securities pro rata according to the aggregate stated amount of the Common Securities held by such holder in relation to the aggregate stated amount of all the Common Securities outstanding.

     Distributions on the PERCS will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be the March 15, June 15, September 15 and December 15 prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under ' -- Book-Entry System' below. Distributions payable on any PERCS that are not punctually paid on the date on which they are due as a result of Time Warner having failed to make the corresponding interest payment on the Subordinated Notes will forthwith cease to be payable to the person in whose name such PERCS is registered on the relevant record date, and such defaulted distribution payment will instead be payable to the person in whose name such PERCS is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture.

     The amount of distributions payable for any full quarterly distribution period will be computed on the basis of a 360-day year of twelve 30-day months. Distributions (or amounts equal to accrued and unpaid distributions) payable on the PERCS for any period shorter than a full quarterly distribution period will be computed on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed in any such 30-day month. In the event that any date on which distributions are payable on the PERCS is not a Business Day, then payment of the distribution payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A 'Business Day' shall mean any day other than a Saturday or Sunday or any other day on which banking institutions in New York, New York, are authorized or required by law to close.

     The payment of distributions on the PERCS out of moneys held by the Trust is guaranteed by Time Warner on a subordinated basis as and to the extent set forth under 'Description of the Guarantee'. The Guarantee is a full and unconditional guarantee from the time of issuance of the PERCS but the Guarantee covers distributions and other payments on the PERCS only if and to the extent that Time Warner has made a payment to the Property Trustee of interest or principal on the Subordinated Notes, as the case may be.

MANDATORY REDEMPTION OF THE PERCS

     Subject to the exercise by Time Warner of the Time Warner Exchange Right, on the Mandatory Redemption Date each of the Trust Securities then outstanding will be redeemed by the Trust, in cash, at a price per Trust Security equal to
(a) the lesser of (i) $54.41 and (ii) the Exchange Valuation Price on the Trading Day immediately preceding December 17, 1997, of such amount of Exchange Property (which initially consists of one share of Hasbro Common Stock for each PERCS) as relates to one PERCS at such time (the 'Mandatory Redemption Price') plus (b) an amount equal to all accrued and unpaid distributions on such Trust Security to but excluding the Mandatory Redemption Date. The Exchange Property will be subject to adjustment upon the occurrence of certain events affecting the Hasbro Common Stock, including certain events which result in the conversion of the Hasbro Common Stock into other Exchange Property. See ' -- Adjustment of Exchange Rate and Exchange Property' below. The Exchange Valuation Price of the Hasbro Common Stock or other Exchange Property as of any Trading Day will be determined on the basis of the average closing sale price of such Exchange Property for the five consecutive Trading Day period ending on and including such Trading Day. See ' -- Time Warner Exchange Right' below.

     Such mandatory redemption for cash is subject to the exercise by Time Warner of the Time Warner Exchange Right, pursuant to which Time Warner may, at its option, require the holders of the PERCS to exchange on the Mandatory Redemption Date PERCS for a combination of Exchange Property and cash as described below. See ' -- Time Warner Exchange Right' below.

     As described below, the outstanding PERCS may be called for redemption in whole or in part, at any time, prior to the Mandatory Redemption Date at the Call Price. In addition, under certain limited circumstances, the PERCS will be subject to redemption upon redemption by Time Warner of the Subordinated Notes upon the occurrence and continuation of a Tax Event or an Investment Company Event at the Special Redemption Price (as defined herein). See ' -- Early Redemption of the PERCS' and ' -- Special Event Distribution or Redemption' below.

     The opportunity for equity appreciation afforded by an investment in the PERCS is limited because the Mandatory Redemption Price is capped at $54.41. In the event that the Exchange Valuation Price as of the Trading Day immediately preceding December 17, 1997, for the amount of Exchange Property that relates to one PERCS is greater than $54.41 (based on the Exchange Rate in effect as of such Trading Day), holders of the PERCS would receive, upon the exercise of the Time Warner Exchange Right, Hasbro Common Stock or other Exchange Property for each PERCS on a less than one-for-one basis or cash in an amount that will be less than the then current market price of one share of Hasbro Common Stock.

     Because the price of the Hasbro Common Stock and any other Exchange Property is subject to market fluctuations, the Mandatory Redemption Price received by a holder of PERCS on the Mandatory Redemption Date (or any Special Redemption Price received on any Special Redemption Date) may be more or less than the amount paid for the PERCS.

     The holders of PERCS have no right to require the early redemption of the PERCS or the exchange of the PERCS into Exchange Property.

EARLY REDEMPTION OF THE PERCS


     At any time and from time to time prior to the Mandatory Redemption Date, upon the call for redemption prior to maturity by Time Warner of the Subordinated Notes, the proceeds of such redemption shall be promptly applied to redeem, and the Trust shall call for redemption, upon not less than 20 nor more than 45 Business Days' notice, outstanding Trust Securities having an aggregate stated amount equal to the aggregate principal amount of the Subordinated Notes so redeemed and deliver to the holders thereof in exchange for each Trust Security so called for redemption cash in an amount equal to the Call Price in effect on the date of redemption (the 'Optional Redemption Date'), plus cash in an amount equal to all accrued and unpaid distributions on such Trust Security, whether or not declared, for the period to but excluding the Optional Redemption Date. The Call Price is initially equal to (a) $54.41 per Trust Security plus
(b)  an amount initially equal to $      per Trust Security, declining by $
for each day that shall have elapsed in the period from the Issue Date to but excluding the Redemption Date (the number of days in such period being computed on the basis of a 360-day year of twelve 30-day months) to $0 on October 23, 1997, and thereafter.


     Such early redemption of PERCS for cash is subject to the exercise by Time Warner of the Time Warner Exchange Right, pursuant to which Time Warner may, at its option, require the holders of the PERCS called for early redemption to exchange PERCS on any Optional Redemption Date for a combination of Exchange Property and cash as described below. See ' -- Time Warner Exchange Right' below.

     If the Trust elects to call the PERCS for early redemption, the appreciation, exclusive of accrued and unpaid distributions, realized on an investment in the PERCS will, for any holder of PERCS called by the Trust, equal the excess, if any, of (i) the amount of cash received as payment of the Call Price over (ii) the price paid by such holder for such PERCS.

TIME WARNER EXCHANGE RIGHT

     Time Warner has the right to require the holders of outstanding PERCS subject to mandatory redemption on the Mandatory Redemption Date or called for early redemption on any Optional Redemption Date or called for special redemption on any Special Redemption Date to exchange their PERCS for a combination of shares of Hasbro Common Stock or other Exchange Property and cash as described below. If Time Warner shall have exercised the Time Warner Exchange Right in respect of the Mandatory Redemption Date, each PERCS shall be exchanged for (a) Exchange Property in respect of the portion of such PERCS to be exchanged for Exchange Property based on the Exchange Rate in effect on the Trading Day immediately preceding December 17, 1997, (b) cash in respect of the portion, if any, of such PERCS that is not to be exchanged for Exchange Property, calculated by subtracting from the Mandatory Redemption Price the value of the Exchange Property to be delivered (based on the Exchange Valuation Price of such Exchange Property as of the Trading Day immediately preceding December 17, 1997), and (c) cash in an amount equal to all accrued and unpaid distributions on such PERCS to but excluding the Mandatory Redemption Date; provided that if the Exchange Valuation Price as of the Trading Day immediately preceding December 17, 1997, of the amount of Exchange Property that relates to one PERCS is greater than $54.41 (based on the Exchange Rate in effect as of such Trading Day), Time Warner shall deliver in exchange for each PERCS (a) (i) Exchange Property (valued on the basis of its Exchange Valuation Price as of such Trading Day) and (ii) at the option of Time Warner, cash, having an aggregate value equal to $54.41 per PERCS and (b) cash in an amount equal to all accrued and unpaid distributions on such PERCS to but excluding the Mandatory Redemption Date.

     If Time Warner shall have exercised the Time Warner Exchange Right in respect of any Optional Redemption Date or Special Redemption Date, each PERCS to be redeemed on any such date shall be exchanged for (a)(i) Exchange Property (valued on the basis of its Exchange Valuation Price as of the Trading Day immediately preceding the applicable Optional Redemption Date or Special
Redemption Date) and (ii) at the option of Time Warner, cash, having an aggregate value equal to the Call Price or the Special Redemption Price in effect for each PERCS on such Optional Redemption Date or Special Redemption Date, as the case may be, and (b) cash in an amount equal to all accrued and unpaid distributions on such PERCS to but excluding the applicable Optional Redemption Date or Special Redemption Date, as the case may be.

     In the event that Time Warner shall exercise the Time Warner Exchange Right and elect to deliver Exchange Property with respect to only a portion of each PERCS, each holder of PERCS to be redeemed shall be entitled to receive from Time Warner for each PERCS held by such holder, the same types, amounts and relative proportions of Exchange Property and cash as every other holder of PERCS to be redeemed.


     The 'Exchange Property' with respect to each PERCS on any date shall consist of (i) as of the date of this Prospectus, one share of Hasbro Common Stock (in the aggregate, the 'Initial Shares'), (ii) any cash or other property (other than cash dividends and other cash distributions, if any, paid by the issuer that do not constitute Extraordinary Cash Dividends and other than interest, if any, paid in respect thereof) issued or distributed in respect of the Initial Shares or other Exchange Property, (iii) any cash or other property issued or distributed upon the exchange or conversion of Exchange Property, including upon any reorganization, consolidation or merger or any sale or transfer or lease of all or substantially all the assets of the issuer of such Exchange Property and (iv) any cash or other property paid by an offeror in connection with a tender or exchange offer for Exchange Property of a particular type as set forth below; provided that Exchange Property shall not include any property distributed in respect of other Exchange Property for which an antidilution adjustment has been made pursuant to the Declaration.


     In the case of a tender or exchange offer for all Exchange Property of a particular type, the Exchange Property shall be deemed to include all cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer), whether or not Time Warner tenders or exchanges such Exchange Property. In the event of a partial tender or exchange offer with respect to Exchange Property of a particular type, Exchange Property shall be deemed to include cash or other property paid by the offeror in the tender or exchange offer in an amount determined as if the offeror had purchased or exchanged Exchange Property in the proportion in which all property of such type was purchased or exchanged from the holders thereof; provided that if Time Warner tenders all its Exchange Property of such type, the amount of cash or other property received that will constitute Exchange Property will be determined on the basis of the amount of such cash or other property actually received by Time Warner. Except as provided above, in the event of a tender or exchange offer with respect to the Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

     The 'Exchange Valuation Price' of each item of property comprising the Exchange Property on or as of any date means the average of the Purchase Sale Prices (as defined below) of the applicable Exchange Property for the five Trading Day period ending on and including such date, appropriately adjusted to take into account the occurrence, during such period, of any Exchange Adjustment Events with respect to such Exchange Property. The 'Purchase Sale Price' on any date means the closing per share sale price for the applicable Exchange Property (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which such Exchange Property is traded or, if such Exchange Property is not listed on a United States national or regional securities exchange, as reported by Nasdaq, or, if such Exchange Property is not reported by Nasdaq, the high per share bid price for such Exchange Property in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the per unit market value of such Exchange Property on such date as determined by a nationally recognized investment banking firm retained for such purpose by Time Warner. Because the Exchange Valuation Price of the Exchange Property is determined prior to the applicable Redemption Payment Date, holders of PERCS (or, if the Subordinated Notes shall have been distributed to the holders of the PERCS as described herein, Subordinated Notes) bear the market risk with respect to the value of the Exchange Property to be received from the date such Exchange Valuation Price is determined to such Redemption Payment Date.

     The 'Exchange Rate' means initially, when used with respect to PERCS, one share of Hasbro Common Stock per PERCS, and when used with respect to Subordinated Notes, one share of Hasbro Common Stock per Minimum Denomination of Subordinated Notes, subject to certain antidilution adjustments described under ' -- Adjustment of Exchange Rate and Exchange Property' below. The Exchange Rate for any other Exchange Property will be determined on the basis of the portion of Hasbro Common Stock or other Exchange Property in respect of which such Exchange Property is issued, distributed or exchanged.

     The term 'Trading Day' means a day on which the AMEX (or any successor thereto) or, to the extent that neither the Hasbro Common Stock nor any other Exchange Property is listed on the AMEX, such other national securities exchanges on which the Exchange Property is listed or, if none, the NYSE, is open for the transaction of business.


     Upon any exercise by Time Warner of the Time Warner Exchange Right, Time Warner will provide notice to the Property Trustee no later than 11:59 p.m., New York time, (a) on the second Business Day following December 17, 1997, in the case of PERCS subject to mandatory redemption and (b) on the Business Day immediately preceding the applicable Optional Redemption Date or Special Redemption Date, in the case of PERCS subject to early redemption or special redemption of (i) Time Warner's election to exercise the Time Warner Exchange Right, (ii) a description of the type and amount of Exchange Property to be delivered in respect of each PERCS to be redeemed, (iii) if applicable, the respective portions of Exchange Property and cash to be delivered and (iv) the Exchange Rate in effect on the Trading Day immediately preceding December 17, 1997, or, in the case of an early redemption or special redemption, the applicable Optional Redemption Date or Special Redemption Date. Time Warner shall deliver any such Exchange Property and cash to be delivered in exchange for the PERCS no later than the applicable Mandatory Redemption Date, Optional Redemption Date or Special Redemption Date (each a 'Redemption Payment Date') or, if later, the time of delivery or transfer of such PERCS to Time Warner. Time Warner will cause notice of such exercise of the Time Warner

Exchange Right to be published by means of the Dow Jones Business Newswires Service promptly after providing notice of such exercise to the Property Trustee.


     In the event that Time Warner exercises the Time Warner Exchange Right, delivery of the Exchange Property and cash to the holders of any PERCS to be redeemed will be conditioned upon delivery or book-entry transfer of such PERCS (together with necessary endorsements) to the Property Trustee at any time (whether prior to, on or after the applicable Redemption Payment Date) after notice of the exercise of the Time Warner Exchange Right is given to the Property Trustee. In such event, such Exchange Property and cash with respect to such PERCS will be delivered to each holder of PERCS to be redeemed no later than the later of (i) the applicable Redemption Payment Date or (ii) the time of delivery or transfer of such PERCS. If, following any exercise of the Time Warner Exchange Right, the Property Trustee holds, in accordance with the terms of the Declaration, (a) Exchange Property in respect of the portion of each PERCS to be exchanged for Exchange Property, (b) cash in respect of the portion, if any, of each PERCS that is not to be exchanged for Exchange Property, and (c) cash in an amount equal to all accrued and unpaid distributions on all such PERCS to be redeemed to the applicable Redemption Payment Date, then at the close of business on such Redemption Payment Date, whether or not such PERCS are delivered to the Property Trustee, (i) Time Warner will become the owner and record holder of such PERCS and (ii) the holders of such PERCS shall have no further rights with respect to the PERCS other than the right to receive the Exchange Property, together with cash as described above, upon delivery of the PERCS. In the event that delivery of the Exchange Property and cash, if any, due on any Redemption Payment Date in respect of which Time Warner shall have exercised the Time Warner Exchange Right is improperly withheld or is refused and not paid by the Property Trustee or by Time Warner, distributions on such PERCS will continue to accrue from the original Redemption Payment Date to the actual date of delivery, in which case the actual delivery date will be considered the date fixed for redemption for purposes of calculating the Redemption Payment Amount due on such date and thus the amount of Exchange Property and cash to be delivered on such date.


     Subject to the limitations set forth in the Underwriting Agreement (as defined herein) and any other legal restrictions applicable thereto, Time Warner may, at any time, pledge, transfer or sell all or any portion of the Hasbro Common Stock or any other Exchange Property, including in a transaction with the Underwriters or any of their affiliates. In the event of such a pledge, transfer or sale, a holder's rights with respect to a PERCS will not be affected but it would become more likely that Time Warner will not exercise the Time Warner Exchange Right. See 'Underwriters'.

     In the event of the bankruptcy, insolvency or liquidation of any subsidiary of Time Warner that holds the Hasbro Common Stock (and/or other Exchange Property) or of Time Warner, the Hasbro Common Stock and/or other Exchange Property will be subject to the claims of the creditors of any such subsidiary or of Time Warner.

     No fractional shares of Hasbro Common Stock or other Exchange Property will be issued upon the exercise by Time Warner of the Time Warner Exchange Right. In lieu of any fractional share or other unit of Exchange Property otherwise issuable in respect of any PERCS to be exchanged pursuant to the Time Warner Exchange Right on any Redemption Payment Date, the holders of such PERCS shall be entitled to receive an amount in cash equal to the same fraction of the Exchange Valuation Price of the Hasbro Common Stock or such other Exchange Property deliverable upon such exchange, determined as of the Trading Day immediately preceding such date (or, in the case of a mandatory redemption, the Trading Day immediately preceding December 17, 1997).

     To the extent that PERCS are exchanged for Exchange Property and all such Exchange Property cannot be distributed by the Depositary (as defined herein) to its Participants (as defined herein) that hold PERCS without creating fractional interests in the shares or units making up such Exchange Property, the Depositary may, with the Trust's and Time Warner's consent, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such Exchange Property representing in the aggregate such fractional interests at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall be distributed or made available for distribution to such Participants that would otherwise have received such fractional interests. The amount distributed in the foregoing cases will be reduced by any amount required to be withheld by the Depositary on account of withholding taxes or otherwise required pursuant to law, regulation or court process.

EFFECT OF THE LYONS ON THE TIME WARNER EXCHANGE RIGHT

     On December 10, 1992, Time Warner issued the LYONs. The LYONs are exchangeable at any time on or prior to maturity at the option of the holders thereof for 7.301 shares of Hasbro Common Stock per LYON, subject to adjustment upon the occurrence of certain events. Such exchange right is subject to Time Warner's right to pay cash equal to the then market value of the shares of Hasbro Common Stock for which the LYONs are exchangeable in lieu, in whole or in part, of delivering shares of Hasbro Common Stock. In addition, on December 17, 1997, (a) Time Warner has the right to redeem the LYONs for cash at a price of $397.27 per LYON (equal to the accreted value of each LYON as of such date) and
(b) the holders of the LYONs have the option to require Time Warner to purchase the LYONs for a purchase price equal to $397.27 per LYON, in the latter case payable at the option of Time Warner in cash or shares of Hasbro Common Stock at their then current market value (or any combination thereof). The redemption price and the purchase price as of December 17, 1997, are both equivalent to $54.41 per share of underlying Hasbro Common Stock, calculated by dividing the $397.27 accreted value per LYON as of such date by the 7.301 shares of Hasbro Common Stock into which such LYON may be exchanged, which is the maximum price payable per PERCS upon the mandatory redemption of the PERCS.

     If the closing sale price of Hasbro Common Stock on December 17, 1997, is less than $54.41, it is unlikely that holders of the LYONs will elect to exchange their LYONs (even if Time Warner were to call the LYONs for redemption on such date) and it is likely that Time Warner will exercise the Time Warner Exchange Right on the Mandatory Redemption Date in respect of the PERCS. If the closing sale price of Hasbro Common Stock on any day on or prior to December 17, 1997, exceeds the price determined by dividing the accreted value of one LYON as of such date by 7.301 (equal to $54.41 on December 17, 1997), it is possible, and in the event that under such circumstances, Time Warner calls the LYONs for redemption on December 17, 1997, it is likely, that the holders of the LYONs will elect to exchange their LYONs. To the extent that Time Warner elects to deliver Hasbro Common Stock to such exchanging holders in lieu of paying such holders cash, it is likely that Time Warner will not exercise the Time Warner Exchange Right on the Mandatory Redemption Date in respect of the PERCS.

     To the extent that Time Warner elects to pay for any LYONs that are put to Time Warner at the option of the holders thereof on December 17, 1997, by delivering Hasbro Common Stock to such holders instead of cash, it is likely that Time Warner will not exercise the Time Warner Exchange Right on the Mandatory Redemption Date in respect of the PERCS.


     In the Declaration and the Indenture Time Warner has agreed that so long as it is subject to Section 16 of the Exchange Act with respect to Hasbro, it will take such steps as may be necessary in connection with any exchange of LYONs by the holders thereof or any redemption of PERCS or Subordinated Notes so that it will not be in a net short position with respect to its obligations to deliver Hasbro Common Stock (treating the outstanding LYONs and PERCS as 'derivative securities' (as defined under Rule 16a-1(c) under the Exchange Act) and treating the Hasbro Common Stock subject to such securities as subject to only one 'put equivalent position' (as defined under Rule 16a-1(h) under the Exchange Act)). Such steps may include the redemption or purchase of PERCS or Subordinated Notes, the purchase of LYONs, the settlement of exchanges or redemptions in cash (rather than Hasbro Common Stock) and the purchase of additional shares of Hasbro Common Stock.


     It is Time Warner's intention to deliver the Hasbro Common Stock owned by it to satisfy its obligations in respect of either the Subordinated Notes and the PERCS or the LYONs.

ADJUSTMENT OF EXCHANGE RATE AND EXCHANGE PROPERTY

     The Exchange Rate shall be adjusted (and, if applicable, the Exchange Property shall be changed) upon (i) the distribution of a dividend on Exchange Property in the same type of Exchange Property, (ii) the combination of Exchange Property into a smaller number of shares or other units, (iii) the subdivision of outstanding shares or other units of Exchange Property, (iv) the conversion or reclassification of Exchange Property by issuance or exchange of other securities and (v) a consolidation, merger or binding share exchange or a transfer of all or substantially all of the assets of the issuer of such Exchange Property. In such event, the Exchange Rate in effect immediately before such event shall be adjusted (and, if applicable, the Exchange Property shall be changed) to reflect the amount of cash or the kind and amount of property that a holder of Exchange Property would have owned or been entitled to receive upon or by reason of such event. The Exchange Rate will also be adjusted upon a distribution of cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type (excluding (i) cash dividends and other cash distributions paid by the issuer thereof other than Extraordinary Cash Dividends, (ii) interest, if any, paid thereon by the issuer thereof and (iii) dividends payable in Exchange Property for which adjustment is made pursuant to the preceding sentence). Each of the above shall be referred to as an 'Exchange Adjustment Event'. Notwithstanding the foregoing, Time Warner shall be entitled, by notice to the Regular Trustees not later than the close of business on the fifth Business Day following the date of any distribution referred to in this paragraph (or if Time Warner is not aware of such distribution, as soon as practicable after becoming so aware), to elect not to have the foregoing antidilution adjustments apply, in which case the Exchange Rate shall not be adjusted upon the occurrence of the Exchange Adjustment Event as contemplated above. Instead the property distributed in respect of Exchange Property shall constitute additional Exchange Property. As a result, any such additional Exchange Property shall be valued as of the Trading Day immediately preceding December 17, 1997, in the case of a mandatory redemption, or as of the Trading Day immediately preceding the applicable Optional Redemption Date or Special Redemption Date, in the case of an early redemption or special redemption, as the case may be.



     In the case where an issuer of Exchange Property is controlled by Time Warner or an affiliate of Time Warner, the Exchange Rate shall also be adjusted upon the issuance by such issuer of Exchange Property for a consideration per unit of such Exchange Property that is less than the Average Quoted Price of such Exchange Property on the date on which the issue price is fixed, or the issuance by any such issuer of securities convertible into or exchangeable or exercisable for Exchange Property for a consideration per unit of such Exchange Property issuable upon such conversion, exchange or exercise that is less than the Average Quoted Price of the Exchange Property deliverable upon conversion, exchange or exercise at the time such convertible, exchangeable or exercisable securities are issued. This adjustment will not apply, however, in certain circumstances, including (a) the exchange of PERCS or the issuance of any security upon the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Exchange Property, (b) securities issued upon the exercise of rights or warrants issued pro rata to all of the holders of such securities constituting Exchange Property, (c) an issuance of securities in a bona fide public offering pursuant to a firm commitment underwriting, (d) the issuance of securities in connection with a bona fide acquisition to persons not affiliated with Time Warner and (e) certain options issued to such issuer's employees under bona fide employee benefit plans. Hasbro is not an affiliate of Time Warner. So long as Hasbro is not controlled by Time Warner or an affiliate of Time Warner, the issuance by Hasbro of Exchange Property or securities convertible into or exchangeable for Exchange Property, whether or not issued or convertible or exchangeable at a price that is less than the applicable Exchange Valuation Price of such Exchange Property, will not result in an adjustment pursuant to the provisions described in this paragraph. Accordingly, the issuance by Hasbro of Exchange Property or securities convertible into or exchangeable for Exchange Property could result in dilution of the amounts receivable by the holders of the PERCS, in cash upon redemption of the PERCS or in Exchange Property upon the exercise by Time Warner of the Time Warner Exchange Right.


SPECIAL EVENT DISTRIBUTION OR REDEMPTION

     'Tax Event' means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a 'Dissolution Tax Opinion') to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority

(including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus there is more than an insubstantial risk that at such time or within 90 days of the date thereof (i) the Trust is, or would be subject to United States Federal income tax with respect to income accrued or received on the Subordinated Notes, (ii) less than 25% of the interest payable on the Subordinated Notes is, or would be deductible by Time Warner for United States Federal income tax purposes, (iii) the Trust is, or would be subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iv) as a result of the issuance of the PERCS and/or the Subordinated Notes, Time Warner (or an affiliate of Time Warner) is, or would be treated as having disposed, for United States Federal income tax purposes, of the Hasbro Common Stock owned by it.

     'Investment Company Event' means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a 'Change in 1940 Act Law'), there is more than an insubstantial risk that the Trust is or will be considered an 'investment company' that is required to be registered under the Investment Company Act of 1940, as amended (the '1940 Act'), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

     If, at any time, a Tax Event or an Investment Company Event (each a 'Special Event') shall occur and be continuing, the Regular Trustees shall notify Time Warner thereof and Time Warner shall elect to either:


          (a) direct the Regular Trustees to dissolve the Trust and cause Subordinated Notes having an aggregate principal amount equal to the aggregate stated amount of and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date for payment as, the Trust Securities outstanding at such time to be distributed to the holders of the Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of any such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a 'No Recognition Opinion'), which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the PERCS will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution of the Trust and distribution of the Subordinated Notes;



          (b) subject to the exercise of the Time Warner Exchange Right, redeem the Subordinated Notes in whole (and not in part), upon not less than 20 nor more than 45 Business Days' notice, within 90 days following the occurrence of such Special Event (such date of redemption a 'Special Redemption Date'), in which case the Trust shall (unless the Trust shall have been dissolved) redeem in cash on a Pro Rata Basis Trust Securities having an aggregate stated amount equal to the principal amount of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Subordinated Notes so redeemed, at a price per Trust Security (and per Minimum Denomination) equal to (i) the lesser of (A) $54.41 and (B) an amount equal to the Exchange Valuation Price on the Trading Day immediately preceding such Special Redemption Date of the amount of Exchange Property that relates to one PERCS at such time (based on the Exchange Rate in effect as of such Trading Day), plus (ii) an amount initially equal to $
     per  Trust Security, declining by $         on each day following the Issue
     Date (computed on the basis of a 360-day year of twelve 30-day months) to $0 on October 23, 1997, and thereafter (such price, as it relates to the Trust Securities and to the Subordinated Notes, the 'Special Redemption Price'), plus an amount equal to all accrued and unpaid distributions on such Trust Security to but excluding the Special Redemption Date; or


          (c) in the case of a Tax Event, allow the Subordinated Notes and the Trust Securities to remain outstanding and indemnify the Trust for all taxes payable by it as a result of such Tax Event;


provided, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that has no adverse effect on the Trust, Time Warner or the holders of the Trust Securities, the Trust will pursue such measure in lieu of dissolution or redemption; provided further, that Time Warner shall have no right to redeem the Subordinated Notes or to direct the Regular Trustees to dissolve the Trust while the Regular Trustees are pursuing any such ministerial action or reasonable measure unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case Time Warner shall be permitted to so direct the Regular Trustees or to provide notice to the holders of the redemption of the Subordinated Notes; provided further, that if dissolution of the Trust and distribution of the Subordinated Notes to the holders of the Trust Securities would eliminate the condition causing the Tax Event or the Investment Company Event and all other conditions to such dissolution and distribution have been satisfied, Time Warner will not be permitted to redeem Subordinated Notes at the Special Redemption Price; and provided further, that Time Warner shall not be permitted to direct the Regular Trustees to dissolve the Trust and distribute the Subordinated Notes to the holders of the Trust Securities upon the occurrence of the condition described in clause (ii) in the definition of 'Tax Event' above if, after giving effect to such dissolution and distribution, Time Warner would not be permitted to deduct a greater percentage of the interest payable on the Subordinated Notes than it had been permitted to deduct for United States Federal income tax purposes prior to the occurrence of such Tax Event.


     If Subordinated Notes are distributed to the holders of the PERCS, Time Warner will use its reasonable best efforts to have the Subordinated Notes listed on the NYSE or on such other exchange as the PERCS are then listed.


     On the date of any distribution of Subordinated Notes upon dissolution of the Trust, (i) the PERCS will no longer be deemed to be outstanding, (ii) neither the Trust nor Time Warner shall have any further obligation to the holders of the PERCS with respect to the PERCS or under the Guarantee, (iii) the Depositary or its nominee, as the record holder of the PERCS, will receive a registered global certificate or certificates representing the Subordinated Notes to be delivered upon such distribution and (iv) any certificates representing PERCS not held by the Depositary or its nominee will be deemed to represent Subordinated Notes having an aggregate principal amount equal to the aggregate stated amount of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such PERCS, until such certificates are presented to Time Warner or its agent for transfer or reissuance. Holders of Subordinated Notes received as a result of any such dissolution and distribution shall be entitled to receive on the next regularly scheduled Interest Payment Date (as defined herein) interest accrued on the Subordinated Notes from and including the last date as of which distributions were paid in respect of the PERCS formerly held by such holders to but excluding such Interest Payment Date. Any such distribution shall constitute satisfaction of all the Trust's obligations with respect to the PERCS, including any obligation to pay accrued and unpaid distributions thereon.


     Under current United States Federal income tax law, a distribution of Subordinated Notes upon the dissolution of the Trust would not be a taxable event to holders of the PERCS. Upon occurrence of a Special Event, however, a dissolution of the Trust in which holders of the PERCS receive cash would be a taxable event to such holders. See 'Federal Income Tax Considerations'.

     There can be no assurance as to the market prices for the PERCS or the Subordinated Notes that may be distributed in exchange for PERCS if a dissolution or liquidation of the Trust were to occur. Accordingly, the PERCS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Notes that a holder of PERCS may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the PERCS offered hereby. Because holders of PERCS may receive Subordinated Notes upon the occurrence of a Tax Event or an Investment Company Event, prospective purchasers of PERCS are also making an investment decision with regard to the Subordinated Notes and should carefully review all the information regarding the Subordinated Notes contained herein. See 'Description of the Subordinated Notes'.

REDEMPTION/DISTRIBUTION PROCEDURES

     The Trust will provide notice (the 'Redemption/Distribution Notice') of any redemption (excluding the mandatory redemption) of, or any distribution of the Subordinated Notes in exchange for, the PERCS on a date not less than 20 nor more than 45 Business Days prior to such redemption or distribution, as the case may be, to all holders of PERCS to be redeemed or exchanged stating, among other things, (i) the date of such redemption or of such distribution, as the case may be, and (ii) in the case of any early or special redemption, the applicable Call Price or Special Redemption Price, as the case may be. Such notice shall be provided by mail to the holders of record of PERCS to be called or exchanged to the address appearing for such holder in the books and records of the Trust. Each holder of PERCS to be called or exchanged shall surrender the certificates evidencing such PERCS to the Trust at the place designated in such notice and shall be entitled to receive cash in respect of the applicable Redemption Payment Amount or Subordinated Notes, as the case may be, and in the event Time Warner shall have exercised the Time Warner Exchange Right, certificates for shares of Hasbro Common Stock or other Exchange Property and, if so elected by Time Warner, cash deliverable upon such exchange, in each case together with any accrued and unpaid distributions, following such surrender and following the date of such redemption.


     The Common Securities will be redeemed on a Pro Rata Basis with the PERCS in the case of a mandatory redemption, early redemption or special redemption. Subject to the foregoing, if fewer than all outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed on a Pro Rata Basis. PERCS registered in the name of and held by DTC or its nominee will be redeemed pro rata as described under ' -- Book-Entry System' below.



     Payment of the Redemption Payment Amount of each PERCS, together with any accrued and unpaid distributions on such PERCS, is conditioned upon delivery or book-entry transfer of such PERCS (together with necessary endorsements) to the Property Trustee at any time (whether prior to, on or after the relevant Redemption Payment Date) after the Redemption/Distribution Notice is given (to the extent such notice is required). See ' -- Book-Entry System' below. Payment of the Redemption Payment Amount for such PERCS, together with any accrued and unpaid distributions thereon, will be made by the delivery of cash no later than the applicable Redemption Payment Date with respect to such PERCS or, if later, the time of delivery or transfer of such PERCS. If the Property Trustee holds, in accordance with the terms of the Declaration, money sufficient to pay the Redemption Payment Amount of the PERCS, together with any accrued and unpaid distributions thereon to the applicable Redemption Payment Date, on the applicable Redemption Payment Date, then at the close of business on such Redemption Payment Date, the PERCS will cease to be outstanding and distributions with respect to such PERCS will cease to accrue, whether or not such PERCS are delivered to the Property Trustee, and all rights of the holders of such PERCS shall terminate and lapse, other than the right to receive the Redemption Payment Amount and any accrued and unpaid dividends (without any interest thereon) upon delivery of the PERCS.


     Unless Time Warner has exercised the Time Warner Exchange Right, provided that Time Warner has paid to the Property Trustee the required amount of cash due upon any optional redemption or special redemption or at the maturity of the Subordinated Notes, the Trust will irrevocably deposit with the Depositary no later than the close of business on the applicable Redemption Payment Date funds sufficient to pay (a) the Redemption Payment Amount payable with respect to the Trust Securities on such date and (b) an amount equal to any accrued and unpaid distributions on the Trust Securities to be redeemed to and including such Redemption Payment Date and will give the Depositary irrevocable instructions and authority to pay such amount to the holders of the Trust Securities entitled thereto. See ' -- Book-Entry System' below. In the event that any date fixed for redemption of the Trust Securities is not a Business Day, then payment of the Redemption Payment Amount (and any accrued and unpaid dividends) payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Payment Amount and any accrued and unpaid dividends due on any Redemption Payment Date is improperly withheld or refused and not paid by the Property Trustee or by Time Warner pursuant to the Guarantee, distributions on such PERCS will continue to accrue, from the original Redemption Payment Date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Payment Amount due on such date.


     Upon the date of dissolution of the Trust and distribution of Subordinated Notes as a result of the occurrence of a Special Event, certificates representing the PERCS (or book-entry interests) shall be deemed to represent beneficial interests in the Subordinated Notes so distributed, and the PERCS will no longer be deemed outstanding and may be canceled by the Regular Trustees. The Subordinated Notes so distributed shall have an aggregate principal amount equal to the aggregate stated amount of the PERCS in respect of which the Subordinated Notes shall have been so distributed.



     The Trust may not redeem fewer than all of the outstanding PERCS on any Optional Redemption Date unless all accrued and unpaid distributions have been or are concurrently being paid on all PERCS for all quarterly distribution periods terminating on or prior to the applicable Optional Redemption Date. If a partial redemption would result in the delisting of the PERCS by any national securities exchange (or other automated inter-dealer quotation system, including The Nasdaq Stock Market ('Nasdaq')) on which the PERCS are then listed, Time Warner pursuant to the Indenture will only redeem Subordinated Notes in whole and, as a result, the Trust may only redeem the PERCS in whole.


     Subject  to  the  foregoing  and  to  applicable  law  (including,  without limitation, United States Federal securities laws), Time Warner or its affiliates may, at any time and from time to time, purchase outstanding PERCS by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any liquidation, dissolution, winding-up or termination of the Trust (each a 'Liquidation Event'), whether voluntary or involuntary, the holders of the Trust Securities on the date of such Liquidation Event will be entitled to be paid on a Pro Rata Basis out of the assets of the Trust the Liquidation Distribution unless, in connection with such Liquidation Event, Subordinated Notes in an aggregate principal amount equal to the aggregate stated amount of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on, the Trust Securities have been distributed on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) to the holders of the Trust Securities in exchange therefor. The 'Liquidation Distribution' will be equal to (a)(i) if such Liquidation Event occurs at the stated maturity of the Subordinated Notes, the Mandatory Redemption Price, (ii) if such Liquidation Event occurs in connection with the optional redemption of the Subordinated Notes, the Call Price, (iii) if such Liquidation Event occurs in connection with the special redemption of the Subordinated Notes, the Special Redemption Price and (iv) if such Liquidation Event occurs in connection with an acceleration of the Subordinated Notes in any other circumstance, the Note Acceleration Price (as defined herein), in each case plus (b) the amount of accrued and unpaid distributions on the Trust Securities to but excluding the date of payment. In addition, in the event that the assets of the Trust exceed the amount necessary to pay to all holders of the Trust Securities the full amount of the Liquidation Distribution, such excess will be paid to the holders of the Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term).

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture for the Subordinated Notes (an 'Indenture Event of Default') will constitute an event of default under the Declaration with respect to the Trust Securities (a 'Declaration Event of Default'); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the PERCS have been cured, waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the PERCS have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the PERCS, and only the holders of the PERCS will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently the Indenture. In the event that any Declaration Event of Default with respect to the PERCS is waived by the holders of the PERCS as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See ' -- Voting Rights'.

     Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the Subordinated Notes, will have the right under the Indenture to declare the Subordinated Notes to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges of a holder of Subordinated Notes under the Indenture. See 'Description of the Subordinated Notes'.

VOTING RIGHTS

     Except as provided below under ' -- Modification of the Declaration', under the Trust Act and the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the PERCS will have no voting rights.


     If (i) the Trust fails to pay distributions in full on the PERCS and such failure continues unremedied for 30 days or fails to pay the Redemption Payment Amount in respect of any PERCS to be redeemed on the applicable Redemption Payment Date, together with any accrued and unpaid distributions thereon to such date or (ii) a Declaration Event of Default occurs and is continuing (each an 'Appointment Event'), then the holders of the PERCS, acting as a single class, will be entitled by the majority vote of such holders to appoint a Special Regular Trustee. In addition, in the case of a failure to make payments as described in (i) above, to the extent Time Warner has made payments to the Trust in respect of the Subordinated Notes in amounts sufficient to make such payments of distributions or Redemption Payment Amounts, the Guarantee Trustee will be entitled to enforce against Time Warner, for the benefit of the holders of PERCS, its rights as the holder of the Guarantee. In the case of a Declaration Event of Default as described in (ii) above, the Property Trustee will be entitled to enforce against Time Warner, for the benefit of the holders of PERCS, its rights as a holder of the Subordinated Notes. Any holder of PERCS (other than Time Warner or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Regular Trustee. Not later than 30 days after such right to appoint a Special Regular Trustee arises, the Regular Trustees shall convene a meeting of the holders of PERCS for the purpose of appointing a Special Regular Trustee. If the Regular Trustees fail to convene such meeting within such 30-day period, the holders of PERCS representing not less than 10% of the aggregate stated amount of the outstanding PERCS will be entitled to convene such meeting. The record date of such meeting will be the close of business on the Business Day next preceding the day on which the notice of the meeting is sent to the holders of the PERCS. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Regular Trustee so appointed shall cease to be a Special Regular Trustee if the Appointment Event pursuant to which the Special Regular Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any Special Regular Trustee, Time Warner shall retain all its rights under the Indenture.


     In the event the consent of the Property Trustee, as the holder of the Subordinated Notes, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Notes, the Property Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in stated amount of the Trust Securities, voting together as a single class; provided that where a consent under the Indenture would require the consent or vote of a Super-Majority (as defined below) or of each holder of Subordinated Notes affected thereby, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in stated amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Notes outstanding or, if the consent of each holder is required, at the direction of all the holders of the Trust

Securities. The Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Subordinated Notes.

     Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate stated amount of the PERCS have the right to (a) on behalf of all holders of the PERCS, waive any past default that may be waived under the Declaration and (b) direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Subordinated Notes, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Notes,
(ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Notes shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Notes where such consent shall be required; provided that where a consent or the taking of any action under the Indenture would require the consent of more than a majority of the holders of the Subordinated Notes (a 'Super-Majority') affected thereby or of each holder of Subordinated Notes affected thereby, only the holders of at least such Super-Majority of the Trust Securities may direct the Property Trustee to give such consent or, if the consent of each holder is required, at the direction of all the holders of the Trust Securities. If the Property Trustee fails to enforce its rights under the Declaration (including its rights as a holder of the Subordinated Notes), any holder of Trust Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against Time Warner to enforce the Property Trustee's rights under the Declaration, without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all holders of the Trust Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Notes. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee shall be under no obligation to take any action described in clauses (i) through (iv) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Subordinated Notes. If the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Subordinated Notes under the Indenture), any holder of Trust Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against Time Warner to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Trust, the Property Trustee or any other Person. Subject to the award by a court of competent jurisdiction of legal fees in connection with any such legal proceeding, each holder will be required to bear its own costs in connection with instituting a legal proceeding directly against Time Warner, which costs may be significant.

     A waiver of an Indenture Event of Default by the Property Trustee at the direction of the holders of the Trust Securities will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of PERCS may be given at a separate meeting of holders of PERCS convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of PERCS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of PERCS. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of PERCS will be required for (a) the Trust to redeem and cancel PERCS or distribute Subordinated Notes in accordance with the Declaration or (b) Time Warner to exercise the Time Warner Exchange Right.

     Notwithstanding that holders of PERCS are entitled to vote or consent under any of the circumstances described above, any of the PERCS at such time that are owned by Time Warner or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Time Warner shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which holders of PERCS may exercise their voting rights are described below. See ' -- Book-Entry System'.

     Except in the limited circumstances described above in connection with the appointment of a Special Regular Trustee, holders of the PERCS will have no rights to increase or decrease the number of Time Warner Trustees or to appoint, remove or replace the Regular Trustees, who may be appointed, removed or replaced solely by Time Warner, as the holder of all the Common Securities.

LISTING


     The PERCS have been authorized for listing on the NYSE under the symbol 'THA', subject to official notice of issuance. Trading of the PERCS on the NYSE is expected to commence within a 30-day period after the date of this Prospectus.


ACCOUNTING TREATMENT


     The financial statements of the Trust will be consolidated with Time Warner's financial statements, with the PERCS shown on the face of the balance sheet as Company obligated mandatorily redeemable preferred securities of subsidiary. Such presentation will also include on the face of the balance sheet the footnote relating to the PERCS included on the capitalization table included herein. See 'Consolidated Capitalization'.


ADDITIONAL INFORMATION RELATING TO THE TRUST


     Pursuant  to the Declaration, the Trust  shall terminate on the earliest of
(i) December 31, 1998, (ii) when all of the Trust Securities shall have been called for redemption and the applicable Redemption Payment Amount therefor, together with any accrued and unpaid distributions on such Trust Securities to the applicable Redemption Payment Date, shall have been paid to the holders of the Trust Securities in accordance with the terms of the Trust Securities or
(iii) when all of the Subordinated Notes shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities in accordance with the terms of the Trust Securities. In addition, Time Warner will have the right to direct the Trustees to terminate the Trust at any time if Time Warner shall be the holder of all the outstanding PERCS as a result of the exercise of the Time Warner Exchange Right or otherwise.



     Pursuant to the Declaration, the number of Time Warner Trustees will initially be five. Three of the Time Warner Trustees (the 'Regular Trustees') will be persons who are employees or officers of, or affiliated with, Time Warner. The fourth trustee will be a financial institution unaffiliated with Time Warner that will serve as Property Trustee under the Declaration and as indenture trustee with respect to the PERCS for purposes of the Trust Indenture Act. The fifth Time Warner Trustee will be an affiliate of the Property Trustee with its principal place of business in the State of Delaware, meeting the requirements of the Trust Act (the 'Delaware Trustee'). The First National Bank of Chicago will act as the Property Trustee and its affiliate will act as the Delaware Trustee until removed or replaced by the holder of the Common
Securities. The First National Bank of Chicago will also act as indenture trustee with respect to the Guarantee (the 'Guarantee Trustee') for purposes of the Trust Indenture Act. See 'Description of the Guarantee'. In certain circumstances, the holders of a majority of the PERCS will be entitled to appoint one additional Regular Trustee (a 'Special Regular Trustee'), who need not be an officer or employee of, or otherwise affiliated with, Time Warner. See 'Description of the PERCS -- Voting Rights'.

     The Property Trustee will hold title to the Subordinated Notes for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Subordinated Notes. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the 'Property Account') to hold all payments made in respect of the Subordinated Notes for the benefit of the holders of Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the PERCS. Subject to the right of the holders of the PERCS to appoint a Special Regular Trustee, Time Warner, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Time Warner Trustee and to increase or decrease the number of Time Warner Trustees; provided that the number of Time Warner Trustees shall be at least three, a majority of which shall be Regular Trustees. Time Warner will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See 'Description of the Subordinated Notes'.

     The Declaration provides that Time Warner will pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. Time Warner has agreed that any person to whom such debts, obligations, costs and expenses are owed and the Property Trustee will have the right to enforce Time Warner's obligations in respect of such debts, obligations, costs and expenses directly against Time Warner without first proceeding against the Trust.

MODIFICATION OF THE DECLARATION


     The Declaration may be amended or modified if approved by a written instrument executed by a majority of the Regular Trustees; provided that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the liquidation, dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of outstanding Trust Securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least 66 2/3% in stated amount of the Trust Securities affected thereby; provided however, that if any amendment or proposal referred to in clause (i) above would adversely affect only the PERCS or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least 66 2/3% in stated amount of such class of Trust Securities.


     Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (A) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated as owning an undivided beneficial interest in the
Subordinated Notes and (B) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an 'investment company' that is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities, (iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee shall be made without the consent of the Property Trustee, (iv) Article IV of the Declaration relating to the obligation of Time Warner to purchase the Common Securities and to pay certain obligations and expenses of the Trust as described under 'Time Warner Financing Trust' may not be amended without the consent of Time Warner, (v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees (other than a Special Regular Trustee) shall not be amended without the consent of each holder of Common Securities and (vi) the rights of holders of PERCS under the Declaration to appoint or remove a Special Regular Trustee shall not be amended without the consent of each holder of PERCS.


     The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration, (iii) add to the covenants, restrictions or obligations of Time Warner and (iv) conform to changes in, or a change in interpretation or application of, certain 1940 Act requirements by the Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders of the PERCS.


MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust  may not  consolidate,  amalgamate, merge  with  or into,  or  be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity. In addition, so long as any PERCS are outstanding and are not held entirely by Time Warner, the Trust may not voluntarily liquidate, dissolve, wind-up or terminate on or prior to the Mandatory Redemption Date, except as described above under ' -- Special Event Distribution or Redemption' and under ' -- Additional Information Relating to the Trust'.

BOOK-ENTRY SYSTEM

     The Depository Trust Company ('DTC') will act as securities depository (the 'Depositary') for the PERCS. The PERCS will be issued only as fully-registered securities registered in the name of Cede & Co., as DTC's nominee. One or more fully-registered global PERCS certificates will be issued, representing in the aggregate the total number of PERCS issued, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ('Participants') deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ('Direct Participants'). DTC is owned by a number of its Direct Participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ('Indirect Participants'). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of PERCS within the DTC system must be made by or through Direct Participants, which will receive a credit for the PERCS on DTC's records. The ownership interest of each actual purchaser of each PERCS (each a 'Beneficial Owner') is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased PERCS. Transfers of ownership interests in the PERCS are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in PERCS, except in the event that use of the book-entry system for the PERCS is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the PERCS; DTC's records reflect only the identity of the Direct Participants to whose accounts such PERCS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the PERCS are being redeemed, DTC will reduce pro rata (subject to adjustment to eliminate fractional PERCS) the amount of the interest of each Direct Participant in such PERCS to be redeemed.

     In cases where a vote is required with respect to the PERCS, neither DTC nor Cede & Co. will itself consent or vote. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the PERCS are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the PERCS will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Trust, the Time Warner Trustees or Time Warner, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the PERCS at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, PERCS certificates are required to be printed and delivered.
Additionally, the Trust (with the consent of Time Warner) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the PERCS will be printed and delivered. In each of the above circumstances, Time Warner will appoint a paying agent with respect to the PERCS.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust believes to be reliable, but the Trust, the Time Warner Trustees and Time Warner take no responsibility for the accuracy thereof.

REMOVAL OF PERCS FROM BOOK-ENTRY SYSTEM

     In the event that the PERCS do not remain in book-entry only form, payments of distributions and payments on redemption of the PERCS will be payable, the transfer of the PERCS will be registrable and PERCS will be exchangeable for PERCS of other denominations of a like aggregate stated amount, at the principal corporate trust office of the Property Trustee in The City of New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any PERCS will be made only upon surrender of such PERCS to the Property Trustee.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of the terms of the Guarantee that will be issued by Time Warner for the benefit of the holders of PERCS. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the Guarantee Trustee. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the PERCS.

GENERAL

     Pursuant to the Guarantee, Time Warner will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the PERCS, the Guarantee Payments (as defined below), without duplication of amounts paid by the Trust, as and when due, regardless of any defense, right of setoff or counterclaim that the Trust may have or assert. The following payments or distributions with respect to PERCS (the 'Guarantee Payments') to the extent not paid by the Trust will be subject to the Guarantee (without duplication): (i)(A) any accrued and unpaid distributions that are required to be paid on the PERCS and (B) subject to the exercise by Time Warner of the Time Warner Exchange Right, the Redemption Payment Amount with respect to PERCS subject to mandatory redemption or called for redemption by the Trust, but if and only to the extent that, in each case, Time Warner has made a payment to the Property Trustee of interest or principal on the Subordinated Notes, as the case may be, and (ii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the Subordinated Notes to the holders of PERCS or the redemption of all the PERCS upon the maturity or redemption of the Subordinated Notes), the lesser of (A) the Liquidation Distribution, to the extent the Trust has funds available therefor and (B) the amount of assets of the Trust remaining available for distribution to holders of the PERCS in liquidation of the Trust. Time Warner's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Time Warner to the holders of PERCS or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a full and unconditional guarantee with respect to the PERCS from the time of issuance of such PERCS but will not apply to any payment of distributions or other amounts due to the extent the Trust shall lack funds available therefor. To the extent Time Warner were to default on its obligation to pay amounts payable on the Subordinated Notes, the Trust would lack available funds for the payment of distributions on or amounts payable on redemption of the Trust Securities and, in such event, holders of the PERCS would not be able to rely on the Guarantee for payment of such amounts. See 'Description of the Subordinated Notes'.

CERTAIN COVENANTS OF TIME WARNER

     Time Warner has covenanted that, so long as any PERCS remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, Time Warner will not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; provided, however, that the foregoing restriction does not apply to any stock dividends paid by Time Warner where the dividend stock is of the same class as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT


     Except with respect to any changes that do not adversely affect the rights of holders of PERCS (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in stated amount of the outstanding PERCS and only if the Guarantee Trustee shall have obtained either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Subordinated Notes. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives, including any successors permitted in accordance with the Indenture, of Time Warner and shall inure to the benefit of the holders of the PERCS then outstanding. See 'Description of the Subordinated Notes -- Consolidation, Merger and Sale'.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of Time Warner to perform any of its payment or other obligations thereunder. The holders of a majority in stated amount of the PERCS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, any holder of PERCS may, after a period of 30 days has elapsed from such holder's written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against Time Warner to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Subject to the award by a court of competent jurisdiction of legal fees in connection with any such legal proceeding, each holder will be required to bear its own costs in connection with instituting a legal proceeding directly against Time Warner, which costs may be significant.

     Time Warner will be required to provide annually to the Guarantee Trustee a statement as to the performance by Time Warner of certain of its obligations under the Guarantee and as to any default in such performance. Time Warner is required to file annually with the Guarantee Trustee an officer's certificate as to Time Warner's compliance with all conditions under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee, will be obligated to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of PERCS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect (i) as to any PERCS upon the exercise by Time Warner of the Time Warner Exchange Right in connection with any redemption of such PERCS and payment of a combination of the Exchange Property and cash, if any, with respect to such PERCS, together with any accrued and unpaid distributions on such PERCS, (ii) as to any PERCS upon payment by the Trust of the Redemption Payment Amount with respect to such PERCS, together with any accrued and unpaid distributions on such PERCS, (iii) as to all PERCS upon distribution of the Subordinated Notes held by the Trust to the holders of the PERCS or (iv) as to all PERCS upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of PERCS must restore payment of any sums paid under the PERCS or the Guarantee.

STATUS OF THE GUARANTEE


     The Guarantee will constitute an unsecured obligation of Time Warner and will rank (i) subordinate and junior in right of payment to all other liabilities of Time Warner, including the Subordinated Notes, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Time Warner and with any guarantee now or hereafter entered into by Time Warner in respect of any preferred or preference stock of any affiliate of Time Warner, including any guarantee in respect of any Preferred Securities, and (iii) senior to Time Warner's common stock. The terms of the PERCS provide that each holder of PERCS by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.


     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                     DESCRIPTION OF THE SUBORDINATED NOTES

     Set forth below is a summary of the terms of the Subordinated Notes in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated
Notes Indenture, dated  as of           , 1995 (the  'Indenture'), between  Time
Warner and Chemical Bank, as Trustee (the 'Indenture Trustee'), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and to the Trust Indenture Act. The terms of the Subordinated Notes include those set forth in the Trust Indenture Act. Certain capitalized terms are used herein as defined in the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Subordinated Notes may be distributed to the holders of the Trust Securities in liquidation of the Trust. See 'Description of the PERCS -- Special Event Distribution or Redemption'. If the Subordinated Notes are distributed to the holders of the PERCS, Time Warner will use its best efforts to have the Subordinated Notes listed on the NYSE or on such other national securities exchange or similar organization on which the PERCS are then listed or quoted.

GENERAL

     The Subordinated Notes will be issued as unsecured, subordinated obligations of Time Warner, limited in aggregate principal amount to
approximately $        , such amount being the sum of (i) the aggregate Price to
Public shown on the cover page hereof for the PERCS and (ii) the proceeds received by the Trust upon issuance of the Common Securities to Time Warner. The Subordinated Notes will be issued in denominations equal to the per PERCS Price to Public shown on the cover page hereof (the 'Minimum Denomination').

     The Subordinated Notes are not subject to a sinking fund provision. The entire principal amount of the Subordinated Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on December 23, 1997 (the 'Maturity Date').

     Subject to the exercise by Time Warner of the Time Warner Exchange Right following the distribution of the Subordinated Notes to the holders of the PERCS as described below under ' -- Time Warner Exchange Right', the amount payable upon maturity for each Minimum Denomination of the Subordinated Notes will be equal to (a) the lesser of (i) $54.41 and (ii) the Exchange Valuation Price on the Trading Day immediately preceding December 17, 1997, of such amount of Exchange Property as relates to each Minimum Denomination of Subordinated Notes at such time (the 'Maturity Payment Amount') plus (b) an amount equal to all accrued and unpaid interest on such Minimum Denomination to but excluding the Maturity Date. The amount of cash, if any, payable at maturity of the Subordinated Notes will be subject to fluctuation based on the Exchange Valuation Price of the Exchange Property.

     If Subordinated Notes are distributed to holders of the PERCS in liquidation of such holders' interests in the Trust, such Subordinated Notes will initially be issued as one or more Global Securities (as defined herein). As described herein, under certain limited circumstances, Subordinated Notes may be issued in certificated form in exchange for a Global Note. See
' -- Book-Entry and Settlement' and ' -- Discontinuance of the Depositary's Services' below. In the event that Subordinated Notes are issued in certificated form, such Subordinated Notes will be in denominations equal to the Minimum Denomination and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Notes issued as a Global Note will be made to DTC, a successor depository or, in the event that no depositary is used, to a paying agent for the Subordinated Notes. In the event Subordinated Notes are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Notes will be registrable and Subordinated Notes will be exchangeable for Subordinated Notes of other authorized denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of Time Warner by check mailed to the address of the persons entitled thereto.

INTEREST


     Each Minimum Denomination of Subordinated Notes shall bear interest at the rate of % on the principal amount thereof per annum (or $ per annum, which is equivalent to the annual distribution payments that are due with respect to each PERCS) from and including the original date of issuance, payable quarterly in arrears on the 30th day of March, June, September and December of each year (each an 'Interest Payment Date'), commencing September 30, 1995, to the person in whose name such Subordinated Note is registered, subject to certain exceptions, at the close of business on the March 15, June 15, September 15 and December 15, as the case may be, next preceding such Interest Payment Date (each a 'record date'). The amount of interest payable on each Minimum Denomination of Subordinated Notes on a periodic basis will be equal to the amount of distributions payable on each PERCS for the same period. Interest payable on any Subordinated Note that is not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the person in whose name such Subordinated Note is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Subordinated Note is registered on the special record date or other specified date determined in accordance with the Indenture.


     The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. Interest (or amounts equal to accrued and unpaid interest) payable on the Subordinated Notes for any period shorter than a full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months on the basis of the actual number of days elapsed in such 30-day month. In the event that any date on which interest is payable on the Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTIONAL REDEMPTION


     Time Warner shall have the right to redeem the Subordinated Notes, in whole or in part, from time to time, upon not less than 20 nor more than 45 Business Days' notice, at a redemption price initially equal to (a) $54.41 per Minimum Denomination of Subordinated Notes plus (b) an amount initially equal to $ per Minimum Denomination, declining by $ for each day that shall have elapsed from the date of issue of the Subordinated Notes to but excluding the date of redemption (the number of days in such period being computed on the basis of a 360-day year of twelve 30-day months) to $0 on October 23, 1997, and thereafter (the 'Note Call Price'), plus cash in an amount equal to all accrued and unpaid interest on each Minimum Denomination of the Subordinated Notes so called to but excluding the redemption date. If a partial redemption of the PERCS resulting from a partial redemption of the Subordinated Notes would result in the delisting of the PERCS, Time Warner may only redeem the Subordinated Notes in whole.

TIME WARNER EXCHANGE RIGHT


     In the event that the Subordinated Notes have been distributed to the holders of the PERCS, Time Warner will have the right to require the holders of outstanding Subordinated Notes on the Maturity Date or any redemption date to exchange such Subordinated Notes for a combination of shares of Hasbro Common Stock or other Exchange Property and cash as described below. Such right shall be exercisable only with respect to the Subordinated Notes held by former holders of PERCS, or transferees of such holders or their transferees, and shall not be exercisable with respect to Subordinated Notes held by Time Warner or transferees of Time Warner or their transferees. If Time Warner shall exercise the Time Warner Exchange Right in respect of the Maturity Date, each Minimum Denomination of Subordinated Notes that shall have been distributed shall be exchanged for (a) Exchange Property in respect of the portion of such Minimum Denomination to be exchanged for Exchange Property based on the Exchange Rate in effect on the Trading Day immediately preceding December 17, 1997, (b) cash in respect of the portion, if any, of such Minimum Denomination that is not to be exchanged for Exchange Property, calculated by subtracting from the Maturity Payment Amount the value of the Exchange Property to be delivered (based on the Exchange Valuation Price of such Exchange Property as of the Trading Day immediately preceding December 17, 1997) and (c) cash in an amount equal to all accrued and unpaid interest on such Minimum Denomination to but excluding the Maturity Date; provided that if the Exchange Valuation Price as of the Trading Day immediately preceding December 17, 1997, of the amount of Exchange Property that relates to the Minimum Denomination is greater than $54.41 (based on the Exchange Rate in effect as of such Trading Day), Time Warner shall deliver in exchange for each Minimum Denomination of Subordinated Notes in respect of which Time Warner exercised the Exchange Right, (a)(i) Exchange Property (valued on the basis of its Exchange Valuation Price as of such Trading Day) and (ii) at the option of Time Warner, cash, having an aggregate value equal to $54.41 per Minimum Denomination of Subordinated Notes and (b) cash in an amount equal to all accrued and unpaid interest on such Subordinated Notes to but excluding the Maturity Date.


     If Time Warner shall exercise the Time Warner Exchange Right in respect of any optional redemption or special redemption of the Subordinated Notes, each Minimum Denomination of Subordinated Notes to be redeemed on any such date shall be exchanged for (a)(i) Exchange Property (valued on the basis of its Exchange Valuation Price as of the Trading Day immediately preceding the applicable date of redemption) and (ii) at the option of Time Warner, cash, having an aggregate value equal to the Note Call Price or the Special Redemption Price in effect for each Minimum Denomination on such date of redemption, and (b) cash in an amount equal to all accrued and unpaid interest on such Subordinated Notes to but excluding such date of redemption.

     In accordance with the foregoing procedures, in the event that Time Warner shall exercise the Time Warner Exchange Right and elect to deliver Exchange Property with respect to only a portion of each Minimum Denomination of Subordinated Notes, each holder of Subordinated Notes shall be entitled to receive from Time Warner for each Minimum Denomination of Subordinated Notes held by such holder, the same types, amounts and relative proportions of Exchange Property and cash as every other holder of Subordinated Notes.

     The Exchange Rate and Exchange Property will be subject to adjustment upon the occurrence of an Exchange Adjustment Event. See 'Description of the PERCS -- Time Warner Exchange Right' and ' -- Adjustment of Exchange Rate and Exchange Property'.

SPECIAL EVENT DISTRIBUTION OR REDEMPTION


     Upon the occurrence of a Tax Event or an Investment Company Event, Time Warner will have the right to elect to, under certain circumstances (a) dissolve the Trust (if it has not previously been terminated) and cause the Subordinated Notes to be distributed on a Pro Rata Basis (determined without regard to the proviso in the definition of such term), to the holders of the Trust Securities, (b) redeem the Subordinated Notes at the Special Redemption Price plus accrued and unpaid interest thereon or (c) in the case of a Tax Event, allow the Subordinated Notes to remain outstanding and indemnify the Trust (if it has not previously been terminated) for any taxes payable by it as a result of such Tax Event. See 'Description of the PERCS -- Special Event Distribution or Redemption'. Any redemption in accordance with the foregoing provisions will be subject to the Time Warner Exchange Right.


SUBORDINATION


     The payment of the principal of and interest on the Subordinated Notes will be subordinated in right of payment to the extent set forth in the Indenture to the prior payment in full in cash or cash equivalents of all of Time Warner's present and future Senior Indebtedness (including Time Warner's outstanding 8 3/4% Convertible Subordinated Debentures due 2015), which aggregated approximately $10.1 billion at March 31, 1995. In addition to such Senior Indebtedness, Time Warner's obligations under the Guarantee and the Subordinated Notes are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries, which aggregated approximately $13.9 billion at March 31, 1995. The indebtedness of Time Warner's consolidated and unconsolidated subsidiaries is expected to increase by approximately $2.5 billion as a result of the Transactions referred to under 'Recent Developments -- Certain Transactions'. The Indenture does not limit the amount of Senior Indebtedness which Time Warner may incur. Moreover, Time Warner's subsidiaries may incur indebtedness and other liabilities and have obligations to third parties. Generally, the claims of such third parties to the assets of Time Warner's subsidiaries will be superior to those of Time Warner as a stockholder, and, therefore, the Subordinated Notes may be deemed to be effectively subordinated to the claims of such third parties. The payment of principal of and interest on the Subordinated Notes will be pari passu with the payment of principal of and interest on any subordinated debt securities issued by Time Warner to any of the Capital Trusts in connection with any issuance of Preferred Securities.


     Upon any payment or distribution of all or substantially all of the assets of Time Warner or in the event of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceeding whether voluntary or involuntary relative to Time Warner or its creditors, the holders of all Senior Indebtedness will first be entitled to receive payment in full in cash or cash equivalents before the holders of the Subordinated Notes will be entitled to receive any distribution on account thereof. In the event any default in the payment of principal of, premium, if any, or interest on or other monetary obligation with respect to, any Senior Indebtedness shall have occurred and be continuing, then, unless and until such event of default or default shall have been cured or waived or shall have ceased to exist, no payment on account of the Subordinated Notes (including by way of any Claim (as defined below)) will be made by Time Warner. Time Warner is obligated, upon the occurrence of any such default or event of default, to provide written notice to the Indenture Trustee of such default or event of default. By reason of such subordination, in the event of insolvency, under certain circumstances the holders of Subordinated Notes may receive less, ratably, than Time Warner's general creditors. As used herein, 'Claim' means any claim against Time Warner or any of its subsidiaries for rescission of the Subordinated Notes or for monetary damages from the purchase or receipt of the Subordinated Notes.

     As used in the Indenture, the term 'Senior Indebtedness' means all indebtedness or obligations, whether outstanding at the date of execution of the Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which Time Warner incurred, assumed, guaranteed or otherwise created any such indebtedness or obligation expressly provide that such indebtedness or obligation is subordinate to all other indebtedness of Time Warner or that such indebtedness or obligation is not superior in right of payment to the Subordinated Notes with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein): (i) any indebtedness incurred by Time Warner or assumed or guaranteed, directly or indirectly, by Time Warner (a) for money borrowed (including Time Warner's outstanding 8 3/4% Convertible Subordinated Debentures due 2015), (b) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business) or (c) for advances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (ii) any obligation of Time Warner (or of a subsidiary which is guaranteed by Time Warner) as lessee under a lease of real or personal property; (iii) any obligation of Time Warner to purchase property at a future date in connection with a financing by Time Warner or a subsidiary of Time Warner; (iv) letters of credit; (v) currency swaps and interest rate hedges; and (vi) any deferral, renewal, extension or refunding of any of the foregoing.

INDENTURE EVENTS OF DEFAULT


     If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Notes, will have the right to declare the principal of and the interest on the Subordinated Notes and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Notes. An 'Indenture Event of Default' is defined as: (i) default for 30 days in the payment of interest on the Subordinated Notes; (ii) default in payment of the Maturity Payment Amount or any amount payable upon optional or special redemption of the Subordinated Notes; (iii) failure by Time Warner for 90 days after receipt of notice to it by the Trustee (or the holders of at least 25% in aggregate principal amount of the Notes then outstanding) to comply with any of its covenants or agreements contained in the Indenture; and (iv) certain events of bankruptcy, insolvency, receivership or reorganization involving Time Warner. If any Indenture Event of Default described in clause (i), (ii) or (iii) above occurs and is continuing, the Indenture Trustee by notice to Time Warner, or the holders of not less than 25% in aggregate principal amount of the Subordinated Notes outstanding by notice to the Indenture Trustee and Time Warner, may declare the Subordinated Notes to be due and payable and, upon any such declaration, the Subordinated Notes shall become due and payable immediately in an amount per Minimum Denomination equal to (a) the lesser of (i) $54.41 and
(ii) the Exchange Valuation Price on the Trading Day immediately preceding such Indenture Event of Default of such amount of Exchange Property as relates to each Minimum Denomination of Subordinated Notes on such Trading Day; provided, however, that if such Event of Default is in payment of the Note Call Price or the Special Redemption Price, the amount due and payable shall equal the Note Call Price or the Special Redemption Price, as the case may be (the 'Note Acceleration Price'). If any Indenture Event of Default described in clause (iv) above occurs and is continuing, the Note Acceleration Price of and any accrued interest on the Subordinated Notes then outstanding shall become immediately due and payable. Under certain conditions the holders of a majority in principal amount of Subordinated Notes then outstanding may waive certain past defaults and their consequences, other than a default in the payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration has been deposited with the Indenture Trustee.


     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of PERCS in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Notes. See 'Description of the PERCS -- Declaration Events of Default' and ' -- Voting Rights'.

     Holders of the Subordinated Notes may not enforce the Indenture except as provided therein and except that nothing will prevent the Subordinated Note holders from enforcing payment of principal of or interest on their Subordinated Notes. The Indenture Trustee may refuse to enforce the Indenture unless it receives reasonable security or indemnity. Subject to certain limitations, holders of a majority in principal amount of Subordinated Notes then outstanding may direct the Indenture Trustee in its exercise of any trust or power under the Indenture.

MODIFICATION OF THE INDENTURE


     The Indenture contains provisions permitting Time Warner and the Indenture Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Subordinated Notes, to modify the Indenture; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Note affected thereby, (i) reduce the amount of Subordinated

Notes the holders of which must consent to any amendment, supplement or waiver of the Indenture; (ii) reduce the rate of or extend the time for the payment of interest on any Subordinated Note; (iii) alter the method of calculation of, or reduce, the Maturity Payment Amount or extend the fixed maturity of any Subordinated Note; (iv) reduce the premium payable, or alter the method of calculation of the Note Call Price, upon any redemption of any Subordinated Note; (v) make any Subordinated Note payable in money or property other than that stated in the Subordinated Note; (vi) make any change to the subordination terms that adversely affects the rights of any holder of the Subordinated Notes; or (vii) make any change to the provisions relating to waivers of past defaults or the rights of holders of the Subordinated Notes to receive payments or reduce the percentage of Subordinated Notes the holders of which are required to consent to any such modification. The Declaration provides that in the event that the consent of the Property Trustee, as holder of the Subordinated Notes, is required in connection with any modification of the Indenture or the Subordinated Notes, the Property Trustee will request the written direction of the holders of not less than 66 2/3% in stated amount (or to the extent that the vote of a greater percentage or of all the holders of the Subordinated Notes shall be required, such greater percentage in stated amount or all) of the Trust Securities with respect to any such modification.


CONSOLIDATION, MERGER AND SALE

     The Indenture provides that Time Warner may, without the consent of the holders of the Subordinated Notes, consolidate with or merge into, or transfer its properties as an entirety or substantially as an entirety to any corporation, person or other entity; provided that in any such case (i) the successor person (if other than Time Warner) (a) is an entity organized and existing under the laws of the United States of America or any political subdivision thereof and (b) assumes by a supplemental indenture Time Warner's obligations under the Indenture, (ii) immediately after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing and (iii) Time Warner shall have delivered to the Indenture Trustee an officer's certificate and opinion of counsel each stating that such consolidation, merger or transfer and such supplemental indenture comply with the Indenture.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of PERCS in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Subordinated Notes will be issued in the form of one or more global certificates (each a 'Global Note') registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Notes represented by a Global Note will not be exchangeable for, and will not otherwise be issuable as, Subordinated Notes in definitive form. The Global Notes described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Note.

     Except as provided below under ' -- Discontinuance of the Depositary's Services' owners of beneficial interests in such a Global Note will not be entitled to receive physical delivery of Subordinated Notes in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Note representing Subordinated Notes shall be exchangeable, except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Subordinated Notes are distributed to holders of PERCS in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Subordinated Notes. For a description of DTC and the specific terms of the depositary arrangements, see 'Description of the PERCS -- Book-Entry System.' As of the date of this Prospectus, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the PERCS apply in all material respects to any debt obligations represented by one or more Global Notes held by the Depositary. Time Warner may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depository for the Global Notes.

     None of Time Warner, the Trust, the Indenture Trustee, any paying agent and any other agent of Time Warner or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Notes for such Subordinated Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Note shall be exchangeable for Subordinated Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Time Warner that it is unwilling or unable to continue as a depositary for such Global Note and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such Depositary and no successor depositary shall have been appointed, or (iii) Time Warner, in its sole discretion, determines that such Global Note shall be so exchangeable. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Notes registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Note.

GOVERNING LAW

     The Indenture and the Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Notes, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Indenture Trustee is one of a number of banks with which Time Warner and its subsidiaries maintain ordinary banking and trust relationships.

MISCELLANEOUS


     The Indenture provides that Time Warner will pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.


     Time Warner will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Time Warner; provided that, in the event of any such assignment, Time Warner will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                      SUBORDINATED NOTES AND THE GUARANTEE

     As set forth in the Declaration, the exclusive purposes of the Trust are to issue the Trust Securities evidencing undivided beneficial interests in the Trust's assets, to invest the proceeds from such issuance and sale in the Subordinated Notes and to engage in only those other activities necessary and incidental thereto.

     As long as payments of interest and other payments are made when due on the Subordinated Notes, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Notes will match the distribution payments and distribution and other payment dates for the Trust Securities; (iii) the amount payable at maturity of the Subordinated Notes will equal the Mandatory Redemption Price of the Trust Securities; (iv) the amount payable upon optional redemption of the Subordinated Notes will equal the Call Price payable upon the early redemption of the Trust Securities; (v) the amount payable upon special redemption of the Subordinated Notes will equal the amount payable upon special redemption of the Trust Securities; (vi) Time Warner shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs and expenses of the Trust; and (vii) the Declaration further provides that the Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the PERCS (to the extent funds therefor are available) are guaranteed by Time Warner on a subordinated basis as and to the extent set forth under 'Description of the Guarantee'. If Time Warner does not make interest payments on the Subordinated Notes purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the PERCS. The Guarantee is a full and unconditional guarantee but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     If Time Warner fails to make interest or other payments on the Subordinated Notes when due, the Declaration provides a mechanism whereby the holders of the PERCS, using the procedures described in 'Description of the PERCS -- Book-Entry System' and ' -- Voting Rights', may (i) appoint a Special Regular Trustee and
(ii) direct the Property Trustee to enforce its rights under the Subordinated Notes. If the Property Trustee fails to enforce its rights under the Subordinated Notes, a holder of PERCS may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against Time Warner to enforce the Property Trustee's rights under the Subordinated Notes without first instituting any legal proceeding against the Trust, the Property Trustee or any other person or entity. Time Warner, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the PERCS. If Time Warner fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the PERCS may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of PERCS may, after a period of 30 Business Days has elapsed from such holder's written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against Time Warner to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     Time   Warner  and  the  Trust  believe   that  the  above  mechanisms  and
obligations, taken together, are equivalent to a full and unconditional guarantee by Time Warner of payments due on the PERCS. See 'Description of the Guarantee' and 'Description of the Subordinated Notes'.

     If a Special Event shall occur and be continuing, the Trust shall be dissolved unless the Subordinated Notes are redeemed or left outstanding in the limited circumstances described herein, with the result that Subordinated Notes held by the Trust having an aggregate principal amount equal to the aggregate stated amount of the Trust Securities will be distributed on a Pro Rata Basis in exchange for the outstanding Trust Securities, subject in the case of a Tax Event to Time Warner's right to allow the Subordinated Notes to remain outstanding and indemnify the Trust for any taxes payable by it as a result of such Tax Event. See 'Description of the PERCS -- Special Event Distribution or Redemption'.

     Upon any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, the holders of Trust Securities will be entitled to receive Subordinated Notes or, on a Pro Rata Basis, the Liquidation
Distribution. Holders of the PERCS will be entitled to the benefits of the Guarantee with respect to the Liquidation Distribution. See 'Description of the PERCS -- Liquidation Distribution Upon Dissolution'. Upon any voluntary or involuntary liquidation or bankruptcy of Time Warner, the holders of Subordinated Notes would be subordinated creditors of Time Warner, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Time Warner receive payments or distributions.

     A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Subordinated Notes. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Subordinated Notes provide that no payments may be made in respect of the Subordinated Notes. Failure to make required payments on the Subordinated Notes would constitute an Indenture Event of Default.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL


     The following is a summary of the material U.S. Federal income tax consequences of acquiring, holding and disposing of the PERCS by a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to U.S. Federal income taxation regardless of its source (any of the foregoing, a 'U.S. person') who is the beneficial owner of a PERCS (a 'U.S. Holder'). All references to 'holders' (including U.S. Holders) are to beneficial owners of the PERCS. This summary is based on current U.S. Federal income tax law and is for general information only. In the opinion of Cravath, Swaine & Moore, tax counsel for Time Warner and the Trust ('Tax Counsel'), the statements contained in the following summary, to the extent they constitute matters of law, accurately describe the material U.S. Federal income tax consequences to holders of the acquisition, holding and disposition of PERCS.


     This summary deals only with holders who are initial holders of the PERCS and who will hold the PERCS as capital assets. It does not address tax considerations applicable to investors that may be subject to special U.S. Federal income tax treatment, such as dealers in securities or persons holding the PERCS as a position in a 'straddle' for U.S. Federal income tax purposes (within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended (the 'Code')), or as part of a 'conversion transaction' (within the meaning of Section 1258 of the Code) or 'synthetic security' or other integrated investment comprised of a PERCS and one or more other investments, and does not address the tax consequences under state, local or foreign law. Accordingly, a prospective investor should consult its own tax advisor to determine whether it is subject to such special U.S. Federal income tax treatment and, if so, to determine the tax consequences of an investment in the PERCS.


     No statutory, judicial or administrative authority directly addresses the treatment of the Subordinated Notes or instruments similar to the Subordinated Notes for U.S. Federal income tax purposes. Furthermore, no ruling is being requested from the Internal Revenue Service (the 'IRS') with respect to the PERCS or the Subordinated Notes. Therefore, no assurance can be given that the IRS will agree with the conclusions expressed herein. Accordingly, a prospective investor (including a tax-exempt investor) in the PERCS should consult its own tax advisor in determining the tax consequences of an investment in the PERCS including the application of state, local, foreign or other tax laws and the possible effects of changes in Federal or other tax laws.


CLASSIFICATION OF THE TRUST

     In connection with the issuance of the PERCS, Tax Counsel will render its opinion to the effect that, under current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for U.S. Federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a partnership. Accordingly, each holder of the PERCS will be considered to be the beneficial owner of an allocable pro rata portion of the Subordinated Notes held by the Trust and each U.S. Holder will be required to include in gross income its allocable pro rata share of the interest, gain and loss arising with respect to the Subordinated Notes held by the Trust.

DISTRIBUTION OF SUBORDINATED NOTES TO HOLDERS OF PERCS

     Under current law, a distribution by the Trust of Subordinated Notes as described under the captions 'Description of the PERCS -- Special Event Distribution or Redemption' and ' -- Liquidation Distribution Upon Dissolution', will not be taxable and will result in a U.S. Holder receiving directly its pro rata share of Subordinated Notes previously held indirectly through the Trust, with holding period and tax basis equal to the holding period and adjusted tax basis such U.S. Holder was considered to have had in his pro rata share of the underlying Subordinated Notes prior to such distribution.


TREATMENT OF THE SUBORDINATED NOTES



     Pursuant to the terms of the Declaration, Time Warner, the Trust and the holders of the PERCS will agree to treat the Subordinated Notes as debt instruments for U.S. Federal, state and local income and franchise tax purposes, with interest accruing thereon at the stated rate, and not to take any contrary position before any taxing authority or on any tax return. In the opinion of Tax Counsel, the Subordinated Notes are more likely than not to be treated as debt for U.S. Federal income tax purposes. However, as noted above, there is no direct legal authority concerning how a holder will account for income, gain or loss with respect to the Subordinated Notes. Accordingly, Tax Counsel is unable to opine as to this matter. See 'Description of the Subordinated Notes -- Interest'.



     Assuming that the Subordinated Notes are treated as debt for tax purposes, under one approach:



          (1) a U.S. Holder of PERCS would be required to include such U.S. Holder's allocable pro rata share of interest on the Subordinated Notes in taxable income for U.S. Federal income tax purposes as such interest is paid to the Trust or accrued, in accordance with the U.S. Holder's method of accounting for U.S. Federal income tax purposes; and



          (2) upon the sale, redemption or other disposition of the PERCS (including a redemption of the PERCS on the Mandatory Redemption Date or Optional Redemption Dates or an exchange of PERCS for Hasbro Common Stock and/or cash upon exercise of the Time Warner Exchange Right), a U.S. Holder would recognize gain or loss for U.S. Federal income tax purposes equal to the difference, if any, between the amount realized by the U.S. Holder upon such sale, redemption or other disposition and the U.S. Holder's tax basis in the PERCS. Such U.S. Holder's amount realized would be equal to the amount of cash and the fair market value of any other property (including Hasbro Common Stock) received by such U.S. Holder upon the sale, redemption or other disposition. However, the amount realized would not include the amount attributable to the Holder's allocable pro rata share of accrued but unpaid interest on the Subordinated Notes, which would be treated as interest. A U.S. Holder's tax basis in the PERCS would generally be equal to its purchase price for the PERCS. It is believed that any such gain or loss would be capital gain or loss, and would be long-term capital gain or loss if the U.S. Holder held the PERCS for more than one year at the time of the sale, redemption or other disposition, although the IRS might require that any such gain be treated as ordinary (interest) income. If a U.S. Holder received Hasbro Common Stock or other property upon the sale, redemption or other disposition, such U.S. Holder's tax basis in the Hasbro Common Stock or other property received would be equal to its fair market value at the time of such sale, redemption or other disposition.



     In the absence of pertinent legal authority concerning the proper tax treatment of PERCS, however, no assurance can be provided that the above-discussed tax treatment will be accepted by the IRS or upheld by a court. As a result, different tax consequences might apply. For example, (i) gain on the sale, redemption or other disposition of the PERCS might be ordinary income rather than capital gain, (ii) a Holder might be required to include interest on the Subordinated Notes in taxable income on an accrual basis (regardless of such U.S. Holder's normal method of tax accounting) and/or at a rate greater than the stated rate of interest on the Subordinated Notes, and (correlatively) have less gain or income (or a greater loss) upon the sale, redemption or other disposition of the PERCS, or (iii) all or part of the stated interest on the Subordinated Notes might be treated as a nontaxable return of capital, increasing the amount of income or gain (or decreasing the loss) upon the subsequent sale, redemption or other disposition of the PERCS.

     In connection with clause (ii) of the preceding paragraph, recently proposed Treasury Regulations would require the accrual of interest income on the Subordinated Notes based on their projected yield to maturity. The projected yield would take into account a projected Redemption Payment Amount (based upon forward pricing for the Hasbro Common Stock). This method might result in a U.S. Holder's being required to recognize interest income each year at a rate in excess of the stated rate of distributions on the PERCS. An adjustment would be made at the time the PERCS are redeemed to reflect the actual Redemption Payment Amount as compared to the projected amount. Moreover, any gain on the sale, redemption or other disposition of the PERCS would be treated as ordinary income. These proposed regulations by their terms only apply to debt instruments issued at least 60 days after publication of final regulations, and therefore would not apply to the Subordinated Notes. However, no assurance can be given that the IRS or the courts would not apply the principles of the regulations to the Subordinated Notes.

     Even if U.S. Holders would generally recognize capital gain upon sale, redemption or other disposition of the PERCS, under Section 1258 of the Internal Revenue Code, such gain would be treated as ordinary income to a U.S. Holder that had entered into certain offsetting positions or hedging transactions with respect to the PERCS.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A holder of PERCS may be subject to information reporting and to backup withholding at a rate of 31 percent of certain amounts paid to the holder unless such holder provides proof of an applicable exemption or correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

                              ERISA CONSIDERATIONS


     Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ('ERISA'), or Section 4975 of the Code ('Plans') may purchase PERCS, subject to the investing fiduciary's determination that the investment in PERCS satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.


     In any case, each of Time Warner, Hasbro and/or any of their respective affiliates may be considered a 'party in interest' (within the meaning of ERISA) or a 'disqualified person' (within the meaning of Section 4975 of the Code) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to, by any such persons). The acquisition and ownership of PERCS by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(i) of the Code) with respect to which Time Warner, Hasbro or any of their affiliates is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such PERCS are acquired pursuant to and in accordance with an applicable exemption.

     As a result, Plans with respect to which Time Warner, Hasbro or any of their affiliates is a party in interest or a disqualified person should not acquire PERCS. Any other Plans or other entities whose assets include Plan assets subject to ERISA proposing to acquire PERCS should consult with their own ERISA counsel.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the 'Underwriting Agreement'), the Underwriters named below have severally and not jointly agreed to purchase, and the Trust has agreed to sell to the Underwriters, severally and not jointly, the respective number of PERCS set forth opposite their names below:

                                                                                               NUMBER
               NAME                                                                           OF PERCS
                                                                                             ----------
Morgan Stanley & Co. Incorporated.........................................................

                                                                                             ----------
               Total......................................................................   12,057,561
                                                                                             ----------
                                                                                             ----------


     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the PERCS are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are committed to take and pay for all the PERCS offered hereby, if any are taken.



     The Underwriters initially propose to offer part of the PERCS directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price which represents a concession not in excess of $ per PERCS. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per PERCS to other Underwriters or to certain other dealers.


     Subject to certain exceptions, Time Warner has agreed with the Underwriters that without the prior written consent of Morgan Stanley & Co. Incorporated, for a period of 45 days following the sale by the Trust of the PERCS offered hereby, it will not, directly or indirectly, sell, offer to sell, grant options for the sale of, or otherwise dispose of or transfer, any Hasbro Common Stock or any security convertible into or exchangeable for any Hasbro Common Stock.

     Because the proceeds of the sale of the PERCS will be invested in the Subordinated Notes, Time Warner has agreed to pay to the Underwriters as a commission the amount per PERCS set forth on the cover page of this Prospectus.

     Prior to this offering, there has been no public market for the PERCS. Application has been made to list the PERCS on the NYSE.

     Time Warner and the Trust, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities under the Securities Act.


     Certain of the Underwriters have from time to time performed various investment banking services for Time Warner and its subsidiaries, for which customary compensation has been received.


     The Underwriters have informed Time Warner and the Trust that they, and any agents or dealers utilized in the sale of PERCS, will not confirm sales of PERCS to accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS


     The validity of the PERCS under Delaware law will be passed upon for the Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to Time Warner and the Trust. The validity of the Guarantee and the Subordinated Notes and certain Federal income tax matters will be passed upon for Time Warner and the Trust by Cravath, Swaine & Moore, New York, New York. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York, and by Shearman & Sterling, New York, New York.


                                    EXPERTS


     The consolidated financial statements of Time Warner and TWE appearing in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995, and the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon set forth therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


     The financial statements of Summit Communications Group, Inc. as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries as of July 31, 1993 and 1994, and for the three years ended July 31, 1994, incorporated by reference in this Prospectus, have been audited by Paul Scherer & Company LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Vision Cable Division of Vision Cable Communications, Inc. and subsidiaries as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Paul Scherer & Company LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Cablevision Industries Corporation as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Cablevision Industries Limited Partnership as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of KBLCOM Incorporated as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Paragon Communications as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     Time Warner is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Reports, proxy statements and other information filed by Time Warner can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained upon written request addressed to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Time Warner may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Stock Exchange Incorporated, 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 94104, on which one or more of Time Warner's securities are listed.

     This Prospectus constitutes part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') filed by Time Warner and the Trust with the Commission under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to Time Warner, the Trust, the PERCS, the Guarantee, the Subordinated Notes and the Time Warner Exchange Right. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     No separate financial statements of the Trust have been included herein. Time Warner does not consider that such financial statements would be material to holders of the PERCS because (i) the Trust is a direct wholly-owned subsidiary of Time Warner, a reporting company under the Exchange Act; (ii) the Trust does not have any independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Subordinated Notes; and
(iii) the obligations of the Trust under the PERCS are fully and unconditionally guaranteed by Time Warner, to the extent Time Warner has made payments of interest and principal on the Subordinated Notes. See 'Description of the Guarantee' and 'Description of the Subordinated Notes'.

                      DOCUMENTS INCORPORATED BY REFERENCE


     The following documents filed by Time Warner with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8637) are incorporated herein by reference: (i) Time Warner's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995; (ii) Time Warner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; (iii) Time Warner's Current Report on Form 8-K dated January 26, 1995; (iv) Time Warner's Current Report on Form 8-K dated February 6, 1995; (v) Time Warner's Current Report on Form 8-K dated April 1, 1995; (vi) Time Warner's Current Report on Form 8-K dated May 30, 1995; (vii) Time Warner's Current Report on Form 8-K dated June 15, 1995; and (viii) Time Warner's Current Report on Form 8-K dated July 6, 1995.


     All documents and reports subsequently filed by Time Warner pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the PERCS shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Time Warner will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents, and any other documents specifically identified herein as incorporated by reference into the Registration Statement to which this Prospectus relates or into such other documents. Requests should be directed to Shareholder Relations, Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019; telephone number
(212) 484-6971.

                               GLOSSARY OF TERMS

     The following is an abbreviated definition of certain capitalized terms used in this Prospectus. The Declaration, the Guarantee and the Indenture may contain a more complete definition of certain of the terms defined herein and reference should be made to the Declaration, the Guarantee or the Indenture, as applicable, for a more complete definition of all such terms.


AMEX...............................................  the American Stock Exchange.
AVERAGE QUOTED PRICE...............................  the  average of the  Quoted Prices of  Exchange Property for the shortest of (i) the  30 consecutive Trading Days  ending
                                                     on   the  last  full  Trading  Day  prior  to  the  time  of
                                                     determination with respect to the distribution in respect of which the Average Quoted Price is being calculated; (ii) the period (x) commencing on the date next succeeding the  first public  announcement of the distribution in respect of which the  Average  Quoted  Price  is  being  calculated  and  (y)
                                                     proceeding  through the last  full Trading Day  prior to the time of determination  with respect to  the distribution  in
                                                     respect   of  which  the  Average   Quoted  Price  is  being
                                                     calculated (excluding the days  within such period, if  any, which  are not Trading Days); and  (iii) the period, if any,
                                                     (x)  commencing  on  the  date  next  succeeding  the   time
                                                     immediately  prior  to  the  commencement  of  'ex-dividend'
                                                     trading for such Exchange Property with respect to the  next preceding  distribution for which  an adjustment is required and (y) proceeding through the  last full Trading Day  prior
                                                     to   the  time   of  determination   with  respect   to  the
                                                     distribution in respect of which the Average Quoted Price is being calculated (excluding the days within such period,  if any, which are not Trading Days).
BENEFICIAL OWNER...................................  each actual purchaser of a PERCS with an ownership interest.
BUSINESS DAY.......................................  any  day other than a Saturday or Sunday or any other day on which banking  institutions  in  New  York,  New  York,  are authorized or required by law to close.
CALL PRICE.........................................  with  respect to each Trust Security  on any date, an amount equal to (a) $54.41  per Trust Security  plus (b) an  amount
                                                     initially  equal to $       per Trust Security, declining by
                                                     $       for  each day that shall have elapsed in the  period
                                                     from the Issue Date to but excluding the applicable Optional
                                                     Redemption  Date (the  number of  days in  such period being computed on the  basis of  a 360-day year  of twelve  30-day months) to $0 on October 23, 1997, and thereafter.
CODE...............................................  the Internal Revenue Code of 1986, as amended.
COMMISSION.........................................  the Securities and Exchange Commission.
COMMON SECURITIES..................................  the  common securities  of the  Trust representing undivided beneficial interests in the assets of the Trust, directly or indirectly owned initially by Time Warner.
DECLARATION........................................  the Amended and Restated Declaration  of Trust, dated as  of
                                                               , 1995 by the trustees, Time

                                                     Warner,  as sponsor, and the holders of undivided beneficial interests in the assets of the Trust.
DECLARATION EVENT OF DEFAULT.......................  in respect of  the Trust Securities,  an Indenture Event  of
                                                     Default  that has occurred  and is continuing  in respect of the Subordinated Notes.
DISTRIBUTIONS......................................  cumulative cash distributions payable to holders of PERCS in
                                                     an amount equal  to $              per PERCS  per annum,  or
                                                     $              per quarter, accruing  from and including the
                                                     Issue Date and payable quarterly in arrears on the 30th  day of  March,  June,  September  and  December  of  each  year, commencing September 30, 1995, except as described herein.
DTC................................................  the Depository Trust Company.
ERISA..............................................  the Employee Retirement Income Security Act of 1974.
EXCHANGE ACT.......................................  the Securities Exchange Act of 1934, as amended.
EXCHANGE ADJUSTMENT EVENT..........................  (i) the distribution of a  dividend on Exchange Property  in the  same type of Exchange Property, (ii) the combination of
                                                     Exchange Property into a smaller  number of shares or  other units,  (iii) the subdivision of outstanding shares or other
                                                     units  of  Exchange   Property,  (iv)   the  conversion   or
                                                     reclassification   of  Exchange  Property   by  issuance  or
                                                     exchange of other securities, (v) a distribution of cash  or
                                                     other   property  (including   rights,  warrants   or  other
                                                     securities)  on  Exchange  Property  of  a  particular  type
                                                     (excluding  (A) cash dividends  and other cash distributions paid thereon by the issuer thereof other than  Extraordinary
                                                     Cash  Dividends, (B) interest,  if any, paid  thereon by the
                                                     issuer  thereof  and  (C)  dividends  payable  in   Exchange
                                                     Property  for  which  adjustment  is  made  pursuant  to (i)
                                                     through (iv) above).
EXCHANGE PROPERTY..................................  with respect to each PERCS on  any date, (i) as of the  date of  this Prospectus, one share  of Hasbro Common Stock, (ii)
                                                     any cash or  property (other than  cash dividends and  other cash  distributions paid by  the issuer thereof  that do not constitute  Extraordinary  Cash  Dividends  and  other  than interest,  if any,  paid in respect  thereof) distributed in respect of the  Initial Shares or  other Exchange  Property,
                                                     (iii)  any property issued or  distributed upon the exchange or conversion  of  Exchange  Property,  including  upon  any reorganization,  consolidation  or  merger  or  any  sale or transfer or lease of all or substantially all the assets  of the  issuer of such  Exchange Property and  (iv) any cash or property paid by an offeror  in connection with a tender  or exchange  offer for Exchange Property  of a particular type;
                                                     provided  that  Exchange  Property  does  not  include   any
                                                     property  distributed in respect  of other Exchange Property for which an antidilution adjustment has been made  pursuant to the Declaration.
EXCHANGE RATE......................................  initially,   with  respect  to  the   PERCS,  one  share  of

                                                     Hasbro Common  Stock  per PERCS,  and  with respect  to  the
                                                     Subordinated  Notes, one  share of  Hasbro Common  Stock per
                                                     Minimum  Denomination  of  Subordinated  Notes,  subject  to certain  antidilution adjustments; with respect to any other
                                                     Exchange Property the  Exchange Rate will  be determined  on the  basis of  the portion of  Hasbro Common  Stock or other
                                                     Exchange Property in respect of which such Exchange Property is issued, distributed or exchanged.

EXCHANGE VALUATION PRICE...........................  on any  date  with respect  to  any Exchange  Property,  the average  of  the  Purchase  Sale  Prices  of  the applicable
                                                     Exchange Property for the five Trading Day period ending  on and  including such date, adjusted  to take into account the occurrence, during such period,  of any Exchange  Adjustment
                                                     Events with respect to such Exchange Property.

EXTRAORDINARY CASH DIVIDEND........................  any  cash  dividend with  respect  to Exchange  Property the amount of which, together with the aggregate amount of  such cash  dividends on  the Exchange  Property to  be aggregated with such cash dividend in accordance with the terms of  the
                                                     Indenture,  equals or exceeds  certain threshold percentages set forth in the Indenture.

GLOBAL NOTE........................................  issued in  the  form  of one  or  more  global  certificates distributed  to  holders  of PERCS  in  connection  with the
                                                     involuntary  or   voluntary   dissolution,   winding-up   or
                                                     liquidation  of the Trust as a result of the occurrence of a
                                                     Special Event.

GUARANTEE..........................................  the Guarantee Agreement dated as of        , 1995,  executed
                                                     by Time Warner on behalf of the holders of the PERCS.
GUARANTEE PAYMENTS.................................  (i)(A)   any  accrued  and  unpaid  distributions  that  are
                                                     required to be  paid on  the PERCS  and (B)  subject to  the exercise  by Time Warner of  the Time Warner Exchange Right, the Redemption  Payment Amount  with  respect to  the  PERCS subject  to mandatory redemption or called for redemption by the Trust, but if  and only to the  extent that, in each  of cases  (A) and  (B), Time Warner  has made a  payment to the
                                                     Property  Trustee   of   interest  or   principal   on   the
                                                     Subordinated Notes, and (ii) upon a Liquidation Event (other than  in connection with the distribution of the Subordinat-
                                                     ed Notes to the  holders of PERCS or  the redemption of  all
                                                     the   PERCS  upon   the  maturity   or  redemption   of  the
                                                     Subordinated Notes),  the  lesser  of  (x)  the  Liquidation
                                                     Distribution,  to the  extent the Trust  has funds available therefor,  and  (y)  the  amount  of  assets  of  the  Trust remaining available for distribution to holders of the PERCS in liquidation of the Trust.
GUARANTEE TRUSTEE..................................  The First National Bank of Chicago.
HASBRO.............................................  Hasbro, Inc., a Rhode Island corporation.
HASBRO COMMON STOCK................................  common stock, par value $.50 per share, of Hasbro.

INDENTURE..........................................  the Indenture dated as of        , 1995, between Time Warner
                                                     and the Indenture Trustee.
INDENTURE EVENT OF DEFAULT.........................  (i)  default for 30  days in the payment  of interest on the
                                                     Subordinated Notes; (ii) default in payment of the  Maturity
                                                     Payment  Amount  or  any  amount  payable  upon  optional or special redemption of the Subordinated Notes; (iii)  failure by  Time Warner for 90 days after receipt of notice to it to comply with any of its covenants or agreements contained  in the  Indenture; (iv) failure by  the Property Trustee or any
                                                     Regular Trustee to comply with the terms of the Declaration;
                                                     and  (v)   certain   events   of   bankruptcy,   insolvency,
                                                     receivership or reorganization involving Time Warner.
INDENTURE TRUSTEE..................................  Chemical Bank.
INITIAL SHARES.....................................  the  12,057,561  shares  of  Hasbro  Common  Stock initially constituting Exchange Property.
INTEREST PAYMENT DATE..............................  with respect  to the  Subordinated Notes,  the 30th  day  of
                                                     March, June, September and December of each year.
INVESTMENT COMPANY EVENT...........................  the  receipt  by the  Regular Trustees  of  an opinion  of a nationally recognized  independent  counsel  experienced  in such  matters  to  the  effect  that,  as  a  result  of the occurrence of a  change in  law or regulation  or a  written change in interpretation or application of law or regulation by  any  legislative  body,  court,  governmental  agency or regulatory authority (a 'Change in 1940 Act Law'), there  is more than an insubstantial risk that the Trust is or will be considered  an 'investment  company' that is  required to be registered under the 1940 Act, which Change in 1940 Act  Law becomes effective on or after the date of this Prospectus.
IRS................................................  Internal Revenue Service

ISSUE DATE.........................................  , 1995

LIQUIDATION DISTRIBUTION...........................  in   respect  of  any  Liquidation  Event,  (a)(i)  if  such
                                                     Liquidation Event  occurs  at  the stated  maturity  of  the
                                                     Subordinated  Notes, the Mandatory Redemption Price, (ii) if
                                                     such  Liquidation  Event  occurs  in  connection  with   the
                                                     optional  redemption  of  the Subordinated  Notes,  the Call
                                                     Price, (iii) if such Liquidation Event occurs in  connection with  the special redemption of  the Subordinated Notes, the
                                                     Special Redemption Price and (iv) if such Liquidation  Event
                                                     occurs   in   connection   with  an   acceleration   of  the
                                                     Subordinated Notes  in  any  other  circumstance,  the  Note
                                                     Acceleration  Price,  in each  case plus  (b) the  amount of accrued and unpaid distributions on the Trust Securities  to but excluding the date of payment.

LIQUIDATION EVENT..................................  any  liquidation, dissolution, winding-up  or termination of the Trust, whether voluntary or involuntary.

LYONS..............................................  Time   Warner's   $1,651,494,000    principal   amount    at

                                                     maturity  Liquid Yield  Option Notes  due 2012, exchangeable for shares of Hasbro Common Stock.
MANDATORY REDEMPTION DATE..........................  December 23, 1997.
MANDATORY REDEMPTION PRICE.........................  with respect to any Trust  Security, an amount equal to  the lesser of (a) $54.41 and (b) the Exchange Valuation Price on the  Trading Day immediately preceding December 17, 1997, of such amount of Exchange  Property (which initially  consists of  one  share of  Hasbro Common  Stock  for each  PERCS) as relates to one PERCS on the Mandatory Redemption Date.
MATURITY DATE......................................  December 23, 1997.
MATURITY PAYMENT AMOUNT............................  the  amount   payable  upon   maturity  for   each   Minimum
                                                     Denomination  of  the Subordinated  Notes  equal to  (a) the lesser of (i) $54.41 and  (ii) the Exchange Valuation  Price on  the Trading Day immediately preceding December 17, 1997, of such  amount  of Exchange  Property  as relates  to  each
                                                     Minimum Denomination of Subordinated Notes at such time.
MINIMUM DENOMINATION...............................  with respect to the Subordinated Notes, $          .
NASDAQ.............................................  The Nasdaq Stock Market.
1940 ACT...........................................  the Investment Company Act of 1940, as amended.
NO RECOGNITION OPINION.............................  opinion of nationally recognized independent tax counsel, to the  effect that the holders of the PERCS will not recognize any gain  or  loss  for United  States  Federal  income  tax purposes  as a  result of the  dissolution of  the Trust and distribution of the Subordinated Notes.
NOTE ACCELERATION PRICE............................  with respect to any Subordinated Note, an amount per Minimum
                                                     Denomination equal to the lesser  of (a) $54.41 and (b)  the
                                                     Exchange  Valuation  Price  on the  Trading  Day immediately preceding the  Indenture Event  of Default  resulting in  an acceleration  of the  Subordinated Notes  of such  amount of
                                                     Exchange Property as relates to each Minimum Denomination of
                                                     Subordinated Notes on such Trading Day.
NOTE CALL PRICE....................................  with respect to  each Minimum  Denomination of  Subordinated
                                                     Notes,   an  amount   equal  to   (a)  $54.41   per  Minimum
                                                     Denomination  of  Subordinated  Notes  plus  (b)  an  amount
                                                     initially  equal to $              per Minimum Denomination,
                                                     declining by $          for each day that shall have elapsed
                                                     in the period from the Issue Date to but excluding the  date of  redemption  (the number  of  days in  such  period being computed on the  basis of  a 360-day year  of twelve  30-day months) to $0 on October 23, 1997, and thereafter.
NYSE...............................................  the New York Stock Exchange, Inc.
OPTIONAL REDEMPTION DATE...........................  any  date in respect of which,  upon the call for redemption prior to maturity by Time Warner of the Subordinated  Notes, the Trust shall have called for redemption at the Call Price outstanding Trust Securi-


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

                                                     ties   having  an  aggregate  stated  amount  equal  to  the
                                                     aggregate principal amount of  the Subordinated Notes to  be so redeemed.
PERCS..............................................  the  Trust's 12,057,561 $             Preferred Exchangeable
                                                     Redemption Cumulative Securities.
PRINCIPAL AMOUNT...................................  with  respect  to  each   Subordinated  Note,  the   Minimum
                                                     Denomination thereof.
PRO RATA BASIS.....................................  with  respect to  any payment,  pro rata  to each  holder of
                                                     Trust Securities according to the aggregate stated amount of the Trust Securities held by such holder in relation to  the aggregate stated amount of all Trust Securities outstanding;
                                                     provided,  however,  that if  the  assets of  the  Trust are insufficient to make such payment in  full as a result of  a default  with respect  to the Subordinated  Notes, any funds available to make such  payment shall be  paid (i) first  to each  holder of  PERCS pro  rata according  to the aggregate stated  amount  of  all  the  PERCS  outstanding  up  to  an aggregate  amount  equal  to  the amount  then  owed  to the holders of the PERCS and (ii) only after satisfaction of all amounts owed to the holders of the PERCS, to each holder  of
                                                     Common Securities pro rata according to the aggregate stated
                                                     amount  of  the Common  Securities  held by  such  holder in relation to the  aggregate stated amount  of all the  Common
                                                     Securities outstanding.
PROPERTY TRUSTEE...................................  The First National Bank of Chicago.
PURCHASE SALE PRICE................................  on  any  date with  respect  to any  Exchange  Property, the closing per  share sale  price for  the applicable  Exchange
                                                     Property  (or,  if no  closing sale  price is  reported, the average of the bid  and ask prices or,  if more than one  in either  case, the average of the average bid and average ask
                                                     prices)  on  such   date  as  reported   in  the   composite
                                                     transactions  for  the  principal  United  States securities exchange on which  such Exchange Property  is traded or,  if such  Exchange  Property is  not listed  on a  United States national or  regional securities  exchange, as  reported  by
                                                     Nasdaq,  or, if  such Exchange  Property is  not reported by
                                                     Nasdaq, the  high  per share  bid  price for  such  Exchange
                                                     Property  in the over-the-counter market  as reported by the
                                                     National Quotation Bureau  or similar  organization, or,  if such  bid price is not available,  the per unit market value of such Exchange Property  on such date  as determined by  a nationally  recognized investment banking  firm retained for such purpose by Time Warner.
QUOTED PRICE.......................................  for any given day,  the last reported  per share sale  price
                                                     (or,  if no sale  price is reported, the  average of the bid and ask prices  or, if  more than  one in  either case,  the average  of the average bid and  average ask prices) on such day for the  applicable Exchange Property  in the  composite transactions for the principal United States


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
                                                     securities  exchange on which such shares are traded, or, if such Exchange  Property is  not listed  on a  United  States national  or  regional securities  exchange, as  reported by
                                                     Nasdaq, or, if  such Exchange  Property is  not reported  by
                                                     Nasdaq,  the  high per  share  bid price  for  such Exchange
                                                     Property in the over-the-counter  market as reported by  the
                                                     National  Quotation  Bureau or  similar organization  or, if such bid price is not available, the Quoted Price shall  not be determinable.
REDEMPTION/DISTRIBUTION NOTICE.....................  notice  provided by the Trust  of any redemption (other than
                                                     mandatory  redemption)  of,  or  any  distribution  of   the
                                                     Subordinated Notes in exchange for, the PERCS to all holders of  PERCS to be  redeemed or exchanged  stating, among other
                                                     things,  (i)  the  date  of  such  redemption  or  of   such
                                                     distribution,  as the case  may be, and (ii)  in the case of any early or special  redemption, the applicable Call  Price or Special Redemption Price, as the case may be.
REDEMPTION PAYMENT AMOUNT..........................  any of the Mandatory Redemption Price, the Call Price or the
                                                     Special Redemption Price.
REDEMPTION PAYMENT DATE............................  any of a Mandatory Redemption Date, Optional Redemption Date
                                                     or Special Redemption Date.
REGULAR TRUSTEES...................................  the three Time Warner Trustees who are employees or officers of, or affiliated with, Time Warner.
SECURITIES ACT.....................................  the Securities Act of 1933.
SENIOR INDEBTEDNESS................................  with  respect  to  Time Warner,  all  indebtedness  or obli-
                                                     gations, whether outstanding at the date of execution of the
                                                     Indenture or  thereafter  incurred, assumed,  guaranteed  or otherwise  created, unless  the terms  of the  instrument or
                                                     instruments  by   which  Time   Warner  incurred,   assumed,
                                                     guaranteed  or  otherwise created  any such  indebtedness or obligation  expressly  provide  that  such  indebtedness  or obligation  is subordinate to all other indebtedness of Time
                                                     Warner or  that  such  indebtedness  or  obligation  is  not superior  in right of payment to the Subordinated Notes with
                                                     respect  to  any  of   the  following  (including,   without
                                                     limitation,  interest accruing  on or after  a bankruptcy or other  similar  event,  whether  or  not  an  allowed  claim therein):  (i) any  indebtedness incurred by  Time Warner or assumed or  guaranteed,  directly  or  indirectly,  by  Time
                                                     Warner  (a) for money borrowed (including Time Warner's out-
                                                     standing 8  3/4%  Convertible  Subordinated  Debentures  due
                                                     2015),  (b)  in  connection  with  the  acquisition  of  any
                                                     business,  property  or  other  assets  (other  than   trade
                                                     payables incurred in the ordinary course of business) or (c)
                                                     for  advances or  progress payments  in connection  with the construction or acquisition of any building, motion picture, television production or  other entertainment  of any  kind;
                                                     (ii) any obligation of Time Warner (or of a subsidiary which is  guaranteed by  Time Warner) as  lessee under  a lease of real or  personal property;  (iii)  any obligation  of  Time
                                                     Warner to


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
                                                     purchase  property  at a  future date  in connection  with a financing by Time  Warner or  a subsidiary  of Time  Warner;
                                                     (iv) letters of credit; (v) currency swaps and interest rate
                                                     hedges;   and  (vi)  any  deferral,  renewal,  extension  or
                                                     refunding of any of the foregoing.
7.75% NOTES........................................  Time Warner's $500,000,000 7.75% Notes due 2005.
SPECIAL EVENT......................................  either a Tax Event or an Investment Company Event.
SPECIAL REDEMPTION DATE............................  any date  in  respect  of  which  upon  the  occurrence  and continuation  of a Tax Event or an Investment Company Event,
                                                     Time Warner shall  have called for  redemption in whole  the
                                                     Subordinated  Notes,  and the  Trust  shall have  called for redemption the PERCS, at the Special Redemption Price.
SPECIAL REDEMPTION PRICE...........................  with respect to any  Trust Security or Minimum  Denomination of  Subordinated Notes on  any date, an  amount equal to (i)
                                                     the lesser of  (A) $54.41  and (B)  an amount  equal to  the
                                                     Exchange  Valuation  Price  on the  Trading  Day immediately preceding such  Special Redemption  Date  of the  amount  of
                                                     Exchange  Property that relates to one PERCS or such Minimum
                                                     Denomination of Subordinated  Notes at such  time (based  on the  Exchange Rate in  effect as of  such Trading Day), plus
                                                     (ii) an amount  initially equal to  $             per  Trust
                                                     Security or such Minimum Denomination of Subordinated Notes,
                                                     declining by $          on each day following the Issue Date
                                                     (computed  on the basis  of a 360-day  year of twelve 30-day months) to $0 on October 23, 1997 and thereafter.
SPECIAL REGULAR TRUSTEE............................  a special  trustee appointed  by the  majority vote  of  the holders  of the PERCS if (i)  the Trust shall have failed to pay distributions  in full  on the  PERCS and  such  failure shall  have continued unremedied  for 30 days  or shall have failed to pay  the Redemption Payment  Amount in respect  of any  PERCS  to  be  redeemed  on  the  applicable Redemption
                                                     Payment  Date,  together   with  any   accrued  and   unpaid
                                                     distributions  thereon to  such date  or (ii)  a Declaration
                                                     Event  of  Default   shall  have  occurred   and  shall   be
                                                     continuing.
STATED AMOUNT......................................  with  respect to each Trust Security, the per PERCS Price to
                                                     Public shown on the cover page hereof.
SUBORDINATED NOTES.................................  Time Warner's         % Subordinated Notes due December  23,
                                                     1997.
TAX EVENT..........................................  the  receipt  by  the  Regular  Trustees  of  an  opinion of nationally recognized independent tax counsel experienced in such matters  (a 'Dissolution  Tax Opinion')  to the  effect that,  as  a  result  of (a)  any  amendment  to,  or change
                                                     (including any announced  prospective change)  in, the  laws
                                                     (or  any regulations thereunder) of the United States or any
                                                     political  subdivision  or   taxing  authority  thereof   or
                                                     therein,   (b)   any  amendment   to,   or  change   in,  an
                                                     interpretation or application of  such laws or  regulations, by  any  legislative  body,  court,  governmental  agency or
                                                     regulatory  authority  (including   the  enactment  of   any
                                                     legislation and the publication of

                                                     any  judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws  or regulations that differs  from the  theretofore  generally  accepted  position  or  (d) any action  taken  by  any  governmental  agency  or  regulatory
                                                     authority,   which   amendment   or   change   is   enacted,
                                                     promulgated, issued or announced or which interpretation  or pronouncement  is  issued or  announced  or which  action is taken, in each case on or after the date of this Prospectus, that there is more than  an insubstantial risk that at  such time  or within  90 days of  the date thereof  (i) the Trust would be subject  to United States  Federal income tax  with respect  to income  accrued or received  on the Subordinated
                                                     Notes, (ii) less  than 25%  of the interest  payable on  the
                                                     Subordinated  Notes would  be deductible by  Time Warner for
                                                     United States Federal income  tax purposes, (iii) the  Trust would  be subject to more than  a de minimis amount of other taxes, duties or  other governmental  charges or  (iv) as  a result  of the issuance of the PERCS and/or the Subordinated
                                                     Notes, Time Warner (or an affiliate of Time Warner) would be treated as having disposed, for United States Federal income tax purposes, of the Hasbro Common Stock owned by it.
TIME WARNER........................................  Time Warner Inc., a Delaware corporation.
TIME WARNER EXCHANGE RIGHT.........................  Time Warner's right to require  the holders of the PERCS  to exchange  on any Redemption  Payment Date PERCS  (or, if the
                                                     Subordinated  Notes  shall  have  been  distributed  to  the holders  of the PERCS, Subordinated Notes) for a combination of Hasbro Common Stock and cash.
TIME WARNER TRUSTEES...............................  the Trustees that conduct  the Trust's business and  affairs as  appointed by Time Warner,  the direct or indirect holder of all the Common Securities.
TRADING DAY........................................  a day on which  the AMEX (or any  successor thereto) or,  to the  extent  that neither  the Hasbro  Common Stock  nor any other Exchange Property  is listed on  the AMEX, such  other national securities exchanges on which the Exchange Property is listed or, if none, the NYSE, is open for the transaction of business.
TRUST..............................................  Time  Warner  Financing  Trust, a  statutory  business trust formed under the laws of the State of Delaware.
TRUST ACT..........................................  the Delaware Business Trust Act.
TRUST INDENTURE ACT................................  the Trust Indenture Act of 1939, as amended.
TRUST SECURITIES...................................  the Common Securities and the PERCS.
TWE................................................  Time Warner Entertainment Company, L.P., a Delaware  limited partnership.
UNDERWRITING AGREEMENT.............................  the  underwriting agreement dated                    , 1995,
                                                     among Time  Warner,  the  Trust and  Morgan  Stanley  &  Co.
                                                     Incorporated,  as representative of the several underwriters named therein,  with respect  to,  among other  things,  the
                                                     PERCS.


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                                     [Logo]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses in connection with the issuance and
distribution   of  the  securities  being  registered.  All  amounts  shown  are estimated, except the SEC Filing Fee and the Stock Exchange Listing Fees.


Securities and Exchange Commission Filing Fee...................................   $  138,766
Trustees' Fees..................................................................       25,000
Rating Agency Fees..............................................................      250,000
Accounting Fees and Expenses....................................................      125,000
Legal Fees and Expenses.........................................................      300,000
Blue Sky Fees and Expenses......................................................       23,500
Printing and Engraving Fees.....................................................      200,000
Stock Exchange Listing Fee......................................................       36,251
NASD Filing Fee.................................................................       30,500
Miscellaneous...................................................................       45,983
                                                                                   ----------
     Total......................................................................   $1,175,000
                                                                                   ----------
                                                                                   ----------


- ------------

* To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the 'DGCL') provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a 'derivative action'), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can by any in indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article VI of Time Warner's By-Laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of Time Warner who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of Time Warner or was serving at the request of Time Warner as a director, officer or employee of any other enterprise.

     Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Time Warner, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Certificate of Incorporation of Time Warner eliminates the liability of directors to the extent permitted by Section 102(b)(7).

     The foregoing statements are subject to the detailed provisions of Section 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Certificate of Incorporation, as applicable.

     Time Warner's Directors' and Officers' Liability and Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.

     The Declaration provides that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its affiliates (each, an 'Indemnified Person') shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of Time Warner or its affiliates or to any holders of Trust Securities of the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence, as more specifically described in Section 3.10 of the Declaration) or willful misconduct with respect to such acts or omission. The Declaration also provides that, to the fullest extent permitted by applicable law, Time Warner shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence, as more specifically described in Section 3.10 of the Declaration) or willful misconduct with respect to such acts or omissions. The Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Time Warner prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Time Warner of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the Declaration.


ITEM 16. EXHIBITS.


      1.1   -- Form of Underwriting Agreement
      4.1   -- Certificate of Trust of the Trust*
      4.2   -- Declaration of Trust of the Trust*
      4.3   -- Form of Amended and Restated Declaration of Trust of the Trust
      4.4   -- Form of Subordinated Notes Indenture between Time Warner Inc. and Chemical Bank, as Trustee
      4.5   -- Form of PERCS (included in Exhibit 4.3)
      4.6   -- Form of Guarantee with respect to PERCS
      4.7   -- Form of Subordinated Note (included in Exhibit 4.4)
      5.1   -- Opinion of Cravath, Swaine & Moore
      5.2   -- Opinion of Richards, Layton & Finger
      8.1   -- Opinion of Cravath, Swaine & Moore
     12.1   -- Computation of Ratio of Earnings to Fixed Charges of Time Warner Inc.*
     12.2   -- Computation of Ratio of Earnings to Combined  Fixed Charges and Preferred Stock Dividends of Time  Warner
              Inc.*
     12.3   -- Computation of Ratio of Earnings to Fixed Charges of Time Warner Entertainment Company, L.P.*
     23.1   -- Consent of Ernst & Young LLP, Independent Auditors
     23.2   -- Consent of Cravath, Swaine & Moore (included in Exhibits 5.1 and 8)
     23.3   -- Consent of Deloitte & Touche LLP, Independent Auditors
     23.4   -- Consent of Paul Scherer & Company LLP, Independent Auditors
     23.5   -- Consent of Arthur Andersen LLP, Independent Public Accountants
     23.6   -- Consent of Deloitte & Touche LLP, Independent Auditors
     23.7   -- Consent of Price Waterhouse LLP, Independent Accountants
     23.8   -- Consent of Richards, Layton & Finger (included in Exhibit 5.2)
     24.1   -- Powers of Attorney for Time Warner Inc.*
     24.2   -- Powers of Attorney for Time Warner Inc., as sponsor, to sign this Registration Statement on behalf of the
              Trust (included in Exhibit 4.2)*
     25.1   --  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chemical Bank, as Trustee under the Subordinated Notes Indenture*
     25.2   -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of
              Chicago, as Property Trustee under the Declaration of Trust of the Trust*
     25.3   -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of
              Chicago, as Guarantee Trustee under the  Guarantee of Time Warner Inc. for  the benefit of the holders  of
              PERCS*


- ---------------

 * Previously filed.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (a) That, for purposes of determining any liability under the Securities Act of 1933 (the 'Securities Act'), each filing of Time Warner's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrants will, unless in the opinion of counsel to the Registrants the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Time Warner Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 3rd day of August, 1995.



                                          TIME WARNER INC.
                                          By          /s/ PETER R. HAJE
                                             ...................................
                                                       PETER R. HAJE
                                                  EXECUTIVE VICE PRESIDENT
                                               GENERAL COUNSEL AND SECRETARY


     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
                    *                       Director, Chairman  of the  Board and  Chief     August 3, 1995
 .........................................    Executive   Officer  (principal  executive
            (GERALD M. LEVIN)                 officer)

                    *                       Director, President                              August 3, 1995
 .........................................
           (RICHARD D. PARSONS)

                    *                       Senior Vice President and Chief Financial        August 3, 1995
 .........................................    Officer (principal financial officer)
          (RICHARD J. BRESSLER)

                    *                       Vice President and Controller (principal         August 3, 1995
 .........................................    accounting officer)
            (JOHN A. LABARCA)

                    *                       Director                                         August 3, 1995
 .........................................
              (MERV ADELSON)

                    *                       Director                                         August 3, 1995
 .........................................
        (LAWRENCE B. BUTTENWIESER)

                    *                       Director                                         August 3, 1995
 .........................................
         (EDWARD S. FINKELSTEIN)

                    *                       Director                                         August 3, 1995
 .........................................
        (BEVERLY SILLS GREENOUGH)

                    *                       Director                                         August 3, 1995
 .........................................
             (CARLA A. HILLS)

                    *                       Director                                         August 3, 1995
 .........................................
            (DAVID T. KEARNS)

                    *                       Director                                         August 3, 1995
 .........................................
             (HENRY LUCE III)

                    *                       Director                                         August 3, 1995
 .........................................
              (REUBEN MARK)

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
                    *                       Director                                         August 3, 1995
 .........................................
            (MICHAEL A. MILES)

                    *                       Director                                         August 3, 1995
 .........................................
            (J. RICHARD MUNRO)

                    *                       Director                                         August 3, 1995
 .........................................
           (DONALD S. PERKINS)

                    *                       Director                                         August 3, 1995
 .........................................
           (RAYMOND S. TROUBH)

                    *                       Director                                         August 3, 1995
 .........................................
        (FRANCIS T. VINCENT, JR.)

       *By:       /s/ PETER R. HAJE
 .........................................
             ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Time Warner Financing Trust hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 3rd day of August, 1995.


                                          TIME WARNER FINANCING TRUST


                                          By: TIME WARNER INC., as Sponsor
                                          By          /s/ PETER R. HAJE
                                             ...................................
                                                       PETER R. HAJE
                                                  EXECUTIVE VICE PRESIDENT
                                               GENERAL COUNSEL AND SECRETARY

              STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as 'r'

The section symbol shall be expressed as 'ss'

The trade mark symbol shall be expressed as 'tm'

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                 SEQUENTIAL PAGE
 NUMBER                                            DESCRIPTION                                               NUMBER
- ---------   ------------------------------------------------------------------------------------------   ---------------

      1.1   -- Form of Underwriting Agreement.........................................................
      4.1   -- Certificate of Trust of the Trust*.....................................................
      4.2   -- Declaration of Trust of the Trust*.....................................................
      4.3   -- Form of Amended and Restated Declaration of Trust of the Trust.........................
      4.4   --  Form of Subordinated  Notes Indenture between  Time Warner Inc.  and Chemical Bank, as
              Trustee.................................................................................
      4.5   -- Form of PERCS (included in Exhibit 4.3)................................................
      4.6   -- Form of Guarantee with respect to PERCS................................................
      4.7   -- Form of Subordinated Note (included in Exhibit 4.4)....................................
      5.1   -- Opinion of Cravath, Swaine & Moore.....................................................
      5.2   -- Opinion of Richards, Layton & Finger...................................................
      8.1   -- Opinion of Cravath, Swaine & Moore.....................................................
     12.1   -- Computation of Ratio of Earnings to Fixed Charges of Time Warner Inc.*.................
     12.2   -- Computation  of  Ratio  of Earnings  to  Combined  Fixed Charges  and  Preferred  Stock
              Dividends of Time Warner Inc.*..........................................................
     12.3   -- Computation of Ratio of Earnings to Fixed Charges of Time Warner Entertainment Company,
              L.P.*...................................................................................
     23.1   -- Consent of Ernst & Young LLP, Independent Auditors.....................................
     23.2   -- Consent of Cravath, Swaine & Moore (included in Exhibits 5.1 and 8)....................
     23.3   -- Consent of Deloitte & Touche LLP, Independent Auditors.................................
     23.4   -- Consent of Paul Scherer & Company LLP, Independent Auditors............................
     23.5   -- Consent of Arthur Andersen LLP, Independent Public Accountants.........................
     23.6   -- Consent of Deloitte & Touche LLP, Independent Auditors.................................
     23.7   -- Consent of Price Waterhouse LLP, Independent Accountants...............................
     23.8   -- Consent of Richards, Layton & Finger (included in Exhibit 23.8)
     24.1   -- Powers of Attorney for Time Warner Inc.*...............................................
     24.2   --  Powers  of  Attorney for  Time  Warner Inc.,  as  sponsor, to  sign  this Registration
              Statement on behalf of the Trust (included in Exhibit 4.2)*.............................
     25.1   -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chemical
              Bank, as Trustee under the Subordinated Notes Indenture*................................
     25.2   -- Statement of  Eligibility under the  Trust Indenture Act  of 1939, as  amended, of  The
              First  National Bank of Chicago,  as Property Trustee under  the Declaration of Trust of the Trust*..............................................................................
     25.3   -- Statement of  Eligibility under the  Trust Indenture Act  of 1939, as  amended, of  The
              First  National Bank of Chicago, as Guarantee Trustee under the Guarantee of Time Warner
              Inc. for the benefit of the holders of PERCS*...........................................


- ------------

*  Previously filed.